As filed with the Securities and Exchange Commission on April 15, 2024

Registration No. 333-272291

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Guardian Insurance & Annuity Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	6311	13-2656036
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

10 Hudson Yards

New York, New York 10001

212-598-8714

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Patrick D. Ivkovich, Senior Counsel

The Guardian Insurance & Annuity Company, Inc.

10 Hudson Yards

New York, New York 10001

212-598-8714

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to: Dodie C. Kent, Esq. Eversheds Sutherland (US) LLP 1114 Avenue of the Americas, 40th Floor New York, NY 10036-7703

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Guardian MarketPerformTM

This Prospectus describes the Guardian MarketPerformTM (the “Contract”), an individual single premium deferred registered index-linked annuity contract issued by The Guardian Insurance & Annuity Company, Inc. (the “Company,” “GIAC,” “we,” or “us”). The Contract is designed to help you invest your money on a tax-deferred basis for retirement or other long-term financial purposes. The Contract is available for use in connection with traditional, Roth and custodial individual retirement accounts (“IRAs”) and for purchase as a Contract that is not tax-qualified. The Contract is not available in New York. This Prospectus describes all material rights and obligations of annuity purchasers under the Contract.

You may purchase the Contract with a single premium payment of at least $25,000. Additional premium payments are not permitted. You can invest your money in a fixed interest option (the “Fixed Rate Strategy” or “FRS”) or in one or more investment options whose returns are generally linked to a market index (an “Index”), subject to certain downside protection and upside crediting methods (the “Index Protection and Crediting Strategies” or “IPCS”). Earnings and losses for the IPCS options are calculated over the course of fixed periods, each referred to as a “Strategy Term.” The value of your investment in an IPCS at the end of a Strategy Term is calculated based on (i) the performance of the Index, adjusted for the downside protection or upside crediting method, as applicable, and (ii) the “Strategy Value Base,” which is the initial amount invested in the IPCS, reduced to reflect the effect of any withdrawals (including any applicable surrender charges) you have taken from the IPCS during the Strategy Term.

We reserve the right to limit the number of IPCS options offered to one. We always intend to offer the 1-Year / -10% Buffer / S&P 500 Index / Cap with Par IPCS option, subject to our right to substitute the Index with one that is substantially similar, which means we will always offer a strategy with a -10% Buffer. If we exercise our right to offer only this IPCS option and you are not satisfied, you may invest in the Fixed Rate Strategy or surrender the Contract, but the surrender may incur surrender charges and may be subject to taxes (including a 10% additional tax before age 591/2).

Investment in the Contract involves investment risks, including the loss of principal and previously credited earnings, and this loss could be greater if you take a partial withdrawal or surrender your Contract due to the imposition of surrender charges during the first six years you own the Contract. In addition, the value of an IPCS before the end of a Strategy Term is based on the value of hypothetical investments designed to replicate the value of the IPCS if you held it to maturity, and such value could be less than your investment in the IPCS even if the Index is performing positively. Any partial withdrawal or surrender prior to the end of the Strategy Term could result in a greater loss or lower gain than the IPCS would provide on the Term End Date. Partial withdrawals (including free withdrawal amounts, required minimum distributions (“RMDs”) and systematic withdrawals) from an IPCS before the end of a Strategy Term could also significantly reduce any amount credited at the end of the Strategy Term. You may only change your allocations among the Investment Strategies at the end of the Strategy Term. For more information about the risks associated with owning the Contract, see the “Risk Factors” section on page 15.

This Contract is not an index fund or an investment in any underlying fund. Index-linked annuity contracts are complex insurance and investment vehicles. You should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for you based on your financial situation and objectives. You could lose money under the Contract. The Company’s obligations under the Contract are subject to the creditworthiness and claims-paying ability of the Company.

If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states or in certain circumstances, this cancellation period may be longer. Upon cancellation, you will receive the greater of your premium paid or your Contract Value. You should review this Prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply to you. See the “Right to Cancel” section for more information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Contracts are not bank deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Contracts are not obligations of or guaranteed by any banking or financial institution. All obligations and guarantees under the Contract are subject to the creditworthiness and claims-paying ability of the Company.

This Prospectus is not an offer to sell securities, and is not soliciting an offer to buy securities, in any state where the offer or sale is not permitted.

Park Avenue Securities LLC is the principal underwriter of the Contracts. The offering of the Contracts is intended to be continuous.

Prospectus Date: May 1, 2024

i

GLOSSARY

Annuitant(s): The person named in the Contract or named as the Annuitant in any later change shown in our records, on whose life annuity payments are based in the payout phase of the Contract.

Annuity Commencement Date: The date on which annuity payments under the Contract begin.

Beneficiary: The person(s) you designate to receive any benefits under the Contract upon the death of the Owner (or upon the death of the Annuitant if the Owner is not a natural person). Upon such death, a Beneficiary may make elections on how distributions will be made.

Buffer / Buffer Rate: A Buffer is a Protection Strategy that absorbs negative Index Performance by protecting against losses up to the Buffer Rate on the Term End Date. The Buffer Rate is the maximum negative Index Performance we will protect you from at the end of the Strategy Term. If the Index Performance on the Term End Date is negative, you will only incur a loss if the Index Performance has declined more than the Buffer Rate. The Buffer will only be applied on the Term End Date, and the Buffer Rate is not an annual rate.

Business Day: Any day on which the New York Stock Exchange (“NYSE”) is open for business. The Business Day ends when the NYSE closes for the day (typically 4:00 p.m., Eastern Time). If any transaction or event is scheduled to occur on a day that is not a Business Day, or if a transaction request is received after close of business, such transaction or event will be processed on the next following Business Day unless otherwise specified.

Cap Rate: The Cap Rate is the maximum IPCS Credit Rate that may apply to calculate the Maturity Value if the Index Performance is zero or positive. We may declare a new Cap Rate for each new Strategy Term, subject to the stated minimum guaranteed rate for that IPCS option. If we do not declare a Cap Rate for a particular Strategy Term, there is no maximum IPCS Credit Rate for that Strategy Term, and if the Index Performance on the Term End Date is zero or positive, the IPCS Credit Rate will, at a minimum, equal the Index Performance. The Cap Rate is not an annual rate.

Cap Rate with Participation Rate (“Cap with Par”): Cap with Par is a Crediting Strategy composed of a Cap Rate and a Participation Rate. The Cap Rate is the maximum credit that may apply to your investment on the Term End Date. The Participation Rate is the percentage of Index Performance your investment may be credited with on the Term End Date (subject to the Cap Rate, if applicable). If the Index Performance on the Term End Date is zero or positive, the IPCS Credit Rate will be the lesser of: (i) the declared Cap Rate; and (ii) the Index Performance multiplied by the Participation Rate. If we do not declare a Cap Rate for the Strategy Term, there is no maximum credit, and if the Index Performance on the Term End Date is zero or positive, the IPCS Credit Rate will be the Index Performance multiplied by the Participation Rate. The Cap with Par will only be applied on the Term End Date, and the Cap Rate and Participation Rate are not annual rates. We may declare a new Cap Rate and Participation Rate for each new Strategy Term, subject to the stated minimum guaranteed rates for that IPCS option for the life of the contract.

Contract Anniversary: The date that occurs on the same day and month as the Contract Date for each Contract Year. The first Contract Anniversary is one year after the Contract Date on the same day and month of the following Contract Year.

Contract Date: The date the Contract is issued. It is the date from which Contract Years and Contract Anniversaries are measured.

Contract Value: The sum of the Index Strategy Values for all IPCS options a Contract is invested in and the Fixed Rate Strategy Value on any given day during the accumulation phase of the Contract.

Contract Year: The one year period starting from the Contract Date in one calendar year and ending on the date preceding the Contract Anniversary in the following calendar year, and every year thereafter.

Crediting Strategy: The component of an IPCS that determines the Strategy Credit Rate that will be used to calculate the Maturity Value on the Term End Date if the Index Performance from the Term Start Date to the Term End Date is zero or positive.

Customer Service Office: The office to which notices and transaction requests must be sent.

The Guardian Insurance & Annuity Company, Inc.

Individual Markets, Annuities

P. O. Box 981592

El Paso, TX 79998-1592

Fixed Rate Strategy (“FRS”): A fixed rate investment option available under the Contract. Amounts held in the FRS earn interest at a rate that is guaranteed for one Contract Year (subject to the minimum guaranteed rate for the life of the contract).

Fixed Rate Strategy Value: The amount of Contract Value allocated to the FRS. The Fixed Rate Strategy Value is increased by the daily interest credit and decreased by any withdrawals (including any applicable surrender charges).

Good Order: Notice from any party authorized to initiate a transaction under the Contract is considered to be in Good Order if it is received at the Customer Service Office in a format satisfactory to us that includes all information we require to process a requested transaction. A request or transaction may be rejected or delayed if it is not in Good Order. We may determine whether a particular request or transaction is in Good Order in our sole discretion, and we reserve the right to change or waive any Good Order requirement at any time.

Index/Indices: The reference index to which an IPCS option is linked.

Index Performance: The percentage change in the Index Value over the Strategy Term, measured from the Term Start Date to the Term End Date. Index Performance can be positive, negative, or zero.

Index Protection and Crediting Strategies (“IPCS”): The unique index-linked investment options that are available under the Contract. You may elect as many IPCS options as you wish, provided each allocation is at least 1% of the amount reallocated. All allocations must be in whole percentages. Each IPCS is composed of a Strategy Term, Index, Protection Strategy and Crediting Strategy, and may also include the Performance Lock feature. The Protection Strategy provides a level of protection from loss on the Term End Date if the Index Performance from the Term Start Date to the Term End Date is negative. The Crediting Strategy determines the credit on the Term End Date if the Index Performance from the Term Start Date to the Term End Date is zero or positive.

Index Strategy Value: Each IPCS option has its own Index Strategy Value. On the Term Start Date, your Index Strategy Value equals your allocation to the IPCS. On the Term End Date, your Index Strategy Value is the Maturity Value, which reflects the Index Performance, the effect of any withdrawals taken and charges deducted from the IPCS over the Strategy Term, and the application of the Crediting Strategy or Protection Strategy, as applicable. On any other day during each Strategy Term, your Index Strategy Value is the Interim Value, which is based on the value of a hypothetical portfolio of financial instruments designed to replicate the Maturity Value on the Term End Date. If you exercise the Performance Lock feature (if available), your Index Strategy Value is the locked-in Interim Value less subsequent withdrawals (including any applicable surrender charges). See “Contract Value” for more information.

Index Value: The value of the Index that is published by the Index provider at the close of each day when the Index Value is calculated. On any day that is not a Business Day, it is the closing value as of the prior Business Day.

Interim Value: The Index Strategy Value on any day during the Strategy Term other than the Term Start Date or Term End Date. The Interim Value is the amount that is available for annuitization, payment of the Standard Death Benefit, exercise of the Performance Lock feature (if available) or your right to return the Contract (unless the return of premium is greater), withdrawals and surrenders from an IPCS. We calculate the Interim Value based on the value of a hypothetical portfolio of financial instruments designed to replicate the Maturity Value on the Term End Date. The Interim Value calculation could result in a loss that is greater than the level of protection the Protection Strategy would provide on the Term End Date, or a gain that is lower than the return the Crediting Strategy would provide on the Term End Date. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See “Contract Value” and Appendix C for more information.

Investment Strategy: An investment option available under the Contract, which includes the Fixed Rate Strategy and the Index Protection and Crediting Strategies.

IPCS Credit Rate: The Index Performance after the Protection Strategy or Crediting Strategy is applied. The IPCS Credit Rate is used to calculate the Maturity Value on the Term End Date.

Maturity Value: The Index Strategy Value on the Term End Date, which reflects the Index Performance, the effect of any withdrawals taken and charges deducted from the IPCS over the Strategy Term, and the application of the Crediting Strategy or Protection Strategy, as applicable. See “Contract Value” for more information.

Owner (“you,” “your”): The natural person or entity named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract. Owner means both joint owners, if applicable.

Participation Rate: The Participation Rate is the percentage of Index Performance your investment may be credited with on the Term End Date (subject to the Cap Rate, if applicable). We may declare a new Participation Rate for each new Strategy Term, subject to the stated minimum guaranteed rate for that IPCS option for the life of the contract. The Participation Rate is not an annual rate.

Performance Lock: The IPCS available to you may include a Performance Lock feature. The Performance Lock feature allows you to lock in your Interim Value at any time prior to the Term End Date. The Performance Lock feature can only be exercised once during the Strategy Term. Locked-in value will not participate in future Index Performance (positive or negative) until the next Contract Anniversary. If the Performance Lock feature is exercised, the Protection Strategy and Crediting Strategy will not be applied to the locked-in IPCS at any time, including at the time you exercise the Performance Lock feature, on the next Contract Anniversary when the locked-in value will be reallocated, or on the Term End Date. The Performance Lock feature, when available, is available for the duration of the Strategy Term. The Performance Lock feature may not be available in the future on certain or any IPCS options. See “Performance Lock” for more information.

Protection Strategy: The component of an IPCS that provides a level of protection from loss on the Term End Date if the Index Performance from the Term Start Date to the Term End Date is negative.

Qualified Contract: A Contract issued in connection with an IRA (traditional, Roth, or custodial) that receives favorable tax treatment under the Internal Revenue Code of 1986, as amended. Any Contract that is not a Qualified Contract is referred to as a “Non-Qualified Contract.”

Strategy Term: The component of an IPCS that is the period of time used to determine the Index Performance from the Term Start Date to the Term End Date.

Strategy Value Base: For each IPCS option, the base amount used to determine the Index Strategy Value. The Strategy Value Base is equal to the amount allocated to the IPCS on the Term Start Date, reduced thereafter on a pro-rata basis for withdrawals (including systematic withdrawals, RMDs, and any applicable surrender charges) taken prior to the Term End Date. This means that the Strategy Value Base will be reduced by the same percentage that the withdrawal reduces the Index Strategy Value for the IPCS. Such reduction may be more, even significantly more, than the dollar amount withdrawn.

Term End Date: The Contract Anniversary on the last day of the Strategy Term applicable to each IPCS. The Term End Date is when the Maturity Value is calculated and the Crediting Strategy or Protection Strategy is applied, depending on Index Performance. The Index Value on the Term End Date will be used to determine the Index Performance over the Strategy Term. If the Term End Date is not a Business Day, then the Index Value on the prior Business Day will be used.

Term Start Date: The first day of the Strategy Term applicable to each IPCS, which may be the Contract Date or a subsequent Contract Anniversary (as applicable). The Term Start Date is when a premium payment is allocated or Contract Value is reallocated to an IPCS. The Index Value on the Term Start Date will be used to determine the Index Performance over the Strategy Term. If the Term Start Date is not a Business Day, then the Index Value on the prior Business Day will be used.

SUMMARY

The Guardian MarketPerformTM is an individual single premium deferred registered index-linked annuity contract issued by us that is designed to help you invest your money on a tax-deferred basis for retirement or other long-term financial purposes. The Contract may not be appropriate if you have a short time horizon and intend to take early or frequent withdrawals.

The Contract has two phases: the accumulation phase and the payout phase.

•

During the accumulation phase, subject to certain restrictions, you may allocate your Contract Value among the available Investment Strategies, which include a fixed interest option (the “Fixed Rate Strategy” or “FRS”) and one or more investment options whose returns are generally linked to an Index (the “Index Protection and Crediting Strategies” or “IPCS”). If you die before the payout phase, the Contract also provides a death benefit to your designated Beneficiaries at no additional charge.

•

During the payout phase, you may receive a stream of income payments by applying your Contract Value to one of the available annuity payout options. When you annuitize your Contract, you will no longer be able to make withdrawals from the Contract and all of the Contract’s other benefits, including the death benefit, will terminate.

Important Information You Should Consider About the Contract

Key Features

Premium Payment

The minimum premium payment is $25,000. We require prior approval for a premium payment of less than $25,000 or more than $1,500,000 for ages 75 and younger and $1,000,000 for ages 76 and older at the time of application (which includes the single premium payment under the Contract together with any premium payments under other contracts with the same Owner or Annuitant issued by us). Additional premium payments are not permitted under the Contract. See Appendix A for state variations that may apply.

For more information, see “Purchasing the Contract.”

Application Rate Lock

We declare new crediting rates (including Cap Rates, Participation Rates, and the FRS interest rate) from time to time. This means that our current effective crediting rates may be higher or lower than the crediting rates that were in effect when you signed your application. When we issue the Contract, we will apply the crediting rates that were in effect on the date you signed your application to your initial allocations, provided the Contract is issued within 45 calendar days of the date you signed it (for applications received with transfer or exchange forms) or within 21 calendar days of the date you signed it (for applications received with only cash premiums).

If the Contract is issued in the time frame stated above, we will apply the crediting rates that were in effect on the date you signed your application to your initial allocations regardless of whether our current effective crediting rates have increased or decreased since you signed your application. If the Contract is not issued in the time frame stated above for any reason and our current effective crediting rates are lower than the crediting rates that were in effect on the date you signed your application, we will not issue the

Contract unless you confirm that you accept the current effective crediting rates for your initial allocations, even though they are lower than the crediting rates that were in effect on the date you signed your application. If the Contract is not issued in the time frame stated above for any reason and our current effective crediting rates are the same or higher than the crediting rates that were in effect on the date you signed your application, we will issue the Contract and apply the current crediting rates to your initial allocations.

All crediting rates are subject to guaranteed minimum rates for the life of the Contract. For more information, see “Purchasing the Contract.”

Investment Strategies

You can invest in one or more of the IPCS options and the FRS.

•  Each IPCS provides a return based on the performance, positive, negative or zero, of a reference Index for a specified period of time (a “Strategy Term”). Negative returns are subject to a certain level of downside protection called a “Protection Strategy” that will limit loss on the Term End Date. Positive returns are credited based on a “Crediting Strategy” that may limit or enhance your returns. An IPCS may also include the Performance Lock feature that allows you to lock in the value of the IPCS before the end of the Strategy Term.

•  The FRS provides a fixed return at a rate that is guaranteed for one year periods. We guarantee that the interest rate for any one-year term will never be lower than 0.15% for the life of your Contract.

For more information, see “Investment Strategies.”

IPCS Options	We currently offer the following IPCS investment options:

Strategy Term	Protection Strategy	Crediting Strategy	Index
One-Year	-10% Buffer	Cap with Par	S&P 500® Nasdaq-100® MSCI EAFE SG Smart Climate
	-20% Buffer	Cap with Par	S&P 500® Nasdaq-100® MSCI EAFE SG Smart Climate
Three-Year	-10% Buffer	Cap with Par	S&P 500® SG Smart Climate
	-20% Buffer	Cap with Par	S&P 500® SG Smart Climate
Six-Year	-10% Buffer	Cap with Par	S&P 500® SG Smart Climate
	-20% Buffer	Cap with Par	S&P 500® SG Smart Climate
	-30% Buffer	Cap with Par	S&P 500® SG Smart Climate

We reserve the right to:

•  Add or remove IPCS options.

•  Limit the availability of certain IPCS options to new Contract purchases.

•  Not include a Performance Lock feature in the future on certain or any IPCS options.

•  Stop offering or replace a reference Index if it is discontinued, if the Index is substantially changed, if the Index Values become unavailable, if we no longer have a license agreement with the publishers of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If we replace an Index, we will attempt to select a new Index that has a similar investment objective and risk profile to the original Index. The replacement Index we select may not be satisfactory to you. If we replace an Index during a Strategy Term, the Index Performance used to determine the Strategy Credit Rate on the Term End Date will reflect the change in the Index Value of the original Index from the Term Start Date to the substitution date and the change in the Index Value of the new Index from the substitution date to the Term End Date. For more information, see “Discontinuation or Substitution of an Index.”

Indices	We currently offer the following reference Indices: • S&P 500® • Nasdaq-100® • MSCI EAFE • SG Smart Climate For more information, see “Indices.”

Strategy Terms	We currently offer Strategy Terms of 1 year, 3 years, and 6 years. For more information, see “Strategy Terms.”
Protection Strategies

The Protection Strategy is the component of an IPCS that determines the IPCS Credit Rate (which is the Index Performance after the Protection Strategy or Crediting Strategy is applied) that will be applied on the Term End Date if the Index Performance is negative. It provides a level of protection from loss.

The Buffer Rate is the maximum negative Index Performance we will protect you from at the end of the Strategy Term. If the Index Performance on the Term End Date is negative, you will be subject to any loss that exceeds the Buffer Rate. This means that if you invest in an IPCS with the highest level of protection (the -30% Buffer), you could experience losses up to 70% at the end of the Strategy Term, depending on the Index Performance. If you invest in an IPCS with the lowest level of protection currently offered (the -10% Buffer), you could experience losses up to 90% at the end of the Strategy Term due to negative Index Performance. The Buffer will only be applied on the Term End Date, and the Buffer Rate is not an annual rate.

We currently offer a -10% Buffer, -20% Buffer, and -30% Buffer. We will continue to offer these Buffer Rates for each subsequent Strategy Term of the same IPCS. In the future, we may offer new IPCS options with different Protection Strategies or different Buffer Rates, and we may no longer offer the current IPCS options. We will provide you with advance notice if the same IPCS (subject to the same Buffer Rate) is no longer offered. At the end of the Strategy Term, you may reinvest your money in the same IPCS (if available), which will be subject to the same Buffer Rate as the previous Strategy Term, or you may choose to reallocate your money to one of the other available IPCS options or the FRS. If the same IPCS is not available and you do not instruct us to reallocate your money to a different IPCS or the FRS, we will automatically reallocate the amount to an IPCS with the same Strategy Term, Index, Protection Strategy (subject to the same Buffer Rate), and Crediting Strategy, if available (i.e., only the availability of the Performance Lock feature is different). If such an IPCS is not available, the amount will be automatically reallocated to the 1-Year Strategy Term / -10% Buffer / S&P 500 Index / Cap with Par / with or without Performance Lock (depending on availability). This reallocation may not be satisfactory to you.

For more information, see “Protection Strategies.”

Crediting Strategies

The Crediting Strategy is the component of an IPCS that determines the IPCS Credit Rate that will be applied on the Term End Date if the Index Performance is zero or positive. It may limit or enhance positive returns.

We currently offer a Cap Rate with Participation Rate (“Cap with Par”) Crediting Strategy, which is composed of a Cap Rate and a Participation Rate.

•  The Cap Rate is the maximum IPCS Credit Rate that may be applied on the Term End Date. We may declare a new Cap Rate for each new Strategy Term, subject to the following minimum guaranteed rates: 1.50% for any IPCS with a 1 year Strategy Term, 5.00% for any IPCS with a 3 year Strategy Term, and 10.00% for any IPCS with a 6 year Strategy Term. We guarantee that the Cap Rate will never be less than these guaranteed minimum rates for the life of your Contract. If we do not declare a Cap Rate for a particular Strategy Term, there is no maximum IPCS Credit Rate for that Strategy Term and the IPCS Credit Rate will, at a minimum, equal the Index Performance if the Index Performance is zero or positive. The Cap Rate is not an annual rate.

•  The Participation Rate is the percentage of Index Performance your investment may be credited with on the Term End Date

(subject to the Cap Rate, if applicable). We may declare a new Participation Rate for each new Strategy Term, but the Participation Rate will never be less than 100% under any Cap with Par IPCS for the life of your Contract. If we declare a Cap Rate for the Strategy Term, the Participation Rate will never be greater than 100%. The Participation Rate is not an annual rate.

The IPCS Credit Rate for the Cap with Par Crediting Strategy will equal the lesser of (i) the declared Cap Rate; and (ii) the Index Performance multiplied by the Participation Rate. If we do not declare a Cap Rate for the Strategy Term, the IPCS Credit Rate will equal the Index Performance multiplied by the Participation Rate. This means:

•  If we declare a Cap Rate for the Strategy Term, the Participation Rate will always be 100% and the IPCS Credit Rate will be the Index Performance up to the Cap Rate. The Cap Rate is the maximum IPCS Credit Rate that may apply. For example, if we declare a 20% Cap Rate for the Strategy Term, the Participation Rate will be 100% and the IPCS Credit Rate will equal the Index Performance up to a maximum of 20%.

•  If we do not declare a Cap Rate for the Strategy Term, the Participation Rate will always be at least 100% and the IPCS Credit Rate will be the Index Performance multiplied by the Participation Rate. Because there is no Cap Rate declared, the IPCS Credit Rate will not be subject to a maximum. For example, if we do not declare a Cap Rate for the Strategy Term and the Participation Rate is 100%, the IPCS Credit Rate will, at a minimum, equal the Index Performance, regardless of how high the Index Performance is.

•  If we do not declare a Cap Rate for the Strategy Term, we may boost the Participation Rate to above 100%. If we declare a boosted Participation Rate and the Index Performance is positive, the IPCS Credit Rate will be greater than the Index Performance and equal to the Index Performance multiplied by the Participation Rate. For example, if we do not declare a Cap Rate for the Strategy Term and we declare a boosted Participation Rate of 125%, the IPCS Credit Rate will equal 125% of the Index Performance, which is greater than the Index Performance.

The Buffer Rate under an IPCS option will remain the same regardless of the crediting rates we declare for new Strategy Terms.

For more information, see “Crediting Strategies.”

Performance Lock	If available, Performance Lock allows you to lock in your Interim Value (less any withdrawals and applicable charges) on any day during the Strategy Term except the Term Start Date or the Term End Date. The locked in value can then be reallocated among the available Investment Strategies on the next Contract Anniversary. No Crediting or Protection Strategy is applied to a locked-in IPCS at any time, including at the time you exercise the Performance Lock feature, on the next Contract Anniversary when the locked-in value will be reallocated, or on its Term End Date. You may exercise the Performance Lock feature manually or have it triggered automatically if your Index Strategy Value has increased since the Term Start Date by a target percentage you provide to us by submitting instructions to our Customer Service Office at any time before the Term End Date. You may change your instructions at any time before an automatic trigger occurs. You may send instructions by mail to our Customer Service Office, by telephone at 1-888-GUARDIAN (1-888-482-7342), by emailing giac_cru@glic.com, or through our online portal at www.GuardianLife.com. The Performance Lock feature can only be exercised once during the Strategy Term.

The Performance Lock feature, when available, is available for the duration of the Strategy Term. The Performance Lock feature may not be available in the future on certain or any IPCS options. We will send you a notice 30 calendar days in advance of your Contract Anniversary that explains the investment options available to you, including the availability of the Performance Lock feature. You may also contact us by telephone at 1-888-GUARDIAN (1-888-482-7342) for information about the investment options available to you.

For more information, see “Performance Lock” and “Interim Value.”

Contract Value

Your Contract Value is the sum of the value of all your investments in the IPCS options (which is the total of the “Index Strategy Value(s)” for each IPCS you invest in) and the FRS (the “Fixed Rate Strategy Value”).

The Index Strategy Value:

•  On the Term Start Date: Is your allocation to the IPCS.

•  On the Term End Date: Is the Maturity Value, which reflects the Index Performance, the effect of any withdrawals taken and charges deducted from the IPCS over the Strategy Term, and the application of the Crediting Strategy or Protection Strategy, as applicable.

•  On any other day during the Strategy Term: Is the Interim Value. We calculate the Interim Value based on the value of a hypothetical portfolio of financial instruments designed to replicate the Maturity Value on the Term End Date. This hypothetical portfolio is composed of a “Fixed Income Asset Proxy” and a “Derivative Asset Proxy” less the reasonably expected or actual trading costs related to closing the Derivative Asset Proxy option package at the time of determination (“Trading Cost Provision”). The Trading Cost Provision tends to be higher in volatile markets and especially during a financial crisis. The Interim Value calculation could result in a loss that is greater than the level of protection the Protection Strategy would provide on the Term End Date, or a gain that is lower than the return the Crediting Strategy would provide on the Term End Date. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See Appendix C for more information about the calculation of the Interim Value.

The Fixed Rate Strategy Value is the value of the FRS after daily interest has been credited and any withdrawals taken and charges deducted have been processed.

You may call 1-888-GUARDIAN (1-888-482-7342) to request a quote of the impact an early distribution would have on your Contract Value. Values are calculated at the end of each Business Day and may be more or less than the values quoted at the time of your call.

For more information, see “Contract Value.”

Death Benefit

If you die before the payout phase, your Contract provides a death benefit to your designated Beneficiaries at no additional charge. The death benefit is calculated as of the Business Day on which we have received due proof of death and any other required documentation in Good Order.

In general:

•  If you are 76 years old or older on the date you signed your application, your death benefit will be the Standard Death Benefit, which generally equals the Contract Value less any premium taxes.

•  If you are younger than 76 years old on the date you signed your application, your death benefit is the greater of (i) the Standard Death Benefit described above or (ii) the Return of Premium Death Benefit, which equals the premium payment, subject to withdrawal adjustments (including any applicable surrender charges), which may be more, even significantly more, than the dollar amount withdrawn.

For more information, see “Death Benefit.”

Charges, Fees, and Adjustments

Charges for Early Withdrawals

If you withdraw money from your Contract within 6 years following Contract issuance, you may be assessed a surrender charge of up to 8% of the amount withdrawn in excess of the free withdrawal amount. The free withdrawal amount is the greater of (i) 10% of your Contract Value as of the most recent Contract Anniversary (or, in the first Contract Year, 10% of your premium payment) or (ii) your RMD under our automatic RMD program.

For example, if you take an early withdrawal, you could pay a surrender charge of up to $7,200 on a $100,000 investment, assuming your Contract Value is $100,000 at the time of the withdrawal.

For more information, see “Reallocations and Withdrawals.”

Interim Value Calculation

The Interim Value is the amount available for annuitization, payment of the Standard Death Benefit, exercise of the Performance Lock feature (if available) or your right to return the Contract (unless the return of premium is greater), withdrawals and surrenders from an IPCS prior to the Term End Date. We calculate the Interim Value based on the value of a hypothetical portfolio of financial instruments designed to replicate the Maturity Value on the Term End Date. The Interim Value calculation could result in a loss that is greater than the level of protection the Protection Strategy would provide on the Term End Date, or a gain that is lower than the return the Crediting Strategy would provide on the Term End Date. This is because the Interim Value is an estimate of the current value of the hypothetical portfolio, not a point to point calculation, and the Protection Strategy and Crediting Strategy do not apply. Partial withdrawals (including systematic withdrawals, RMDs, and any associated charges deducted) from an IPCS that has not been locked in pursuant to exercise of the Performance Lock option on any day during the Strategy Term other than the Term Start Date and the Term End Date will reduce the base amount used to calculate the Index Strategy Value for the IPCS, called the “Strategy Value Base,” by the same percentage that the withdrawal reduced the Index Strategy Value for that IPCS, which may be more, even significantly more, than the dollar amount withdrawn. This means that if you take a withdrawal at a time when the Interim Value is less than the Strategy Value Base, the Strategy Value Base will be reduced by more than the amount withdrawn. The calculation of the Interim Value in connection with a withdrawal could result in the loss of principal and previously credited earnings, even if the Index is performing positively, and such losses could be substantial.

For more information, see “Reallocations and Withdrawals,” “Interim Value,” and Appendix C.

Premium Tax Deduction	Some states impose premium taxes at rates currently ranging up to 3.5%. If premium taxes apply to your Contract, we will deduct them when a death benefit is paid, when the Contract Value is annuitized, or when you surrender the Contract.

For more information, see “Reallocations and Withdrawals,” “Annuitization,” and “Death Benefit.”

Restrictions

Investments

Contract Value that is allocated to an IPCS may only be reallocated on the Term End Date (which is also a Contract Anniversary), unless you exercise the Performance Lock feature (if available). Contract Value that is allocated to the FRS and any locked-in Index Strategy Value pursuant to the exercise of the Performance Lock feature may be reallocated on the next Contract Anniversary. If we do not receive your reallocation instructions at our Customer Service Office by the close of business on the date the reallocation will be effected, your Contract Value will be automatically reinvested in the same Investment Strategies, if available (i.e., the Fixed Rate Strategy Value will be reinvested in the FRS, the Index Strategy Value will be reinvested in the same IPCS), subject to the new crediting rates. If the same IPCS is not available, the amount will be automatically reallocated to an IPCS with the same Strategy Term, Index, Protection Strategy, and Crediting Strategy, if available (i.e., only the availability of the Performance Lock feature is different). If such an IPCS is not available, the amount will be automatically reallocated to the 1-Year Strategy Term / -10% Buffer / S&P 500 Index / Cap with Par / with or without Performance Lock (depending on availability). Any reallocation absent your instruction may not be satisfactory to you.

If you do not want to remain invested in the FRS or a locked-in IPCS until the next Contract Anniversary, you may take a withdrawal or surrender the Contract. Withdrawals will always be taken first from the FRS, then proportionally from locked-in IPCS options, then proportionally from IPCS options that are at the Term End Date, and finally proportionally from IPCS options that are not at the Term End Date. If you want to remove your entire investment from an IPCS that is not locked in pursuant to the exercise of the Performance Lock feature prior to the Term End Date, your only option is to surrender the Contract. Withdrawals and surrenders may incur surrender charges, may be subject to taxes (including a 10% additional tax before age 59 1⁄2), and, with respect to any amounts withdrawn or surrendered from an IPCS that has not been locked in prior to the Term End Date, will be based on the Interim Value. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See Appendix C for more information about the calculation of the Interim Value.

Certain IPCS options may not be available through your financial professional. You may obtain information about the IPCS options that are available to you by contacting your financial professional or our Customer Service Office.

You may not allocate Contract Value to an IPCS if the Term End Date would occur after the latest Annuity Commencement Date (i.e., the Contract Anniversary immediately following the Annuitant’s 100th birthday).

For more information, see “Risk Factors,” “Indices,” and “Reallocations and Withdrawals.”

Taxes

Tax Implications

You should consult with a tax professional to determine the tax implications of an investment in, withdrawals from, and payments received under the Contract. There is no additional tax benefit if you purchase the Contract through a Traditional IRA or Roth IRA. Withdrawals are subject to ordinary income tax, and you may be subject to a 10% additional tax if you withdraw money before age 59 1⁄2.

For more information, see “Tax Considerations.”

Conflicts of Interest

Financial Professional Compensation

Your financial professional may receive compensation for selling the Contract to you in the form of commissions and non-cash compensation. This compensation may influence your financial professional to recommend the Contract over another investment.

For more information about financial professional compensation, see “Distribution.”

Exchanges

Some financial professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.

For more information, see “Tax-Free Section 1035 Exchanges.”

RISK FACTORS

An investment in the Contract involves certain risks that you should consider prior to purchasing the Contract or making investment decisions.

Risk of Loss

There is a risk of loss of principal and previously-credited earnings due to poor investment performance, and such losses may be substantial. In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment. Financial markets have been impacted by several interrelating factors, including (but not limited to) pandemics, geopolitical turmoil, rising inflation, economic recessions, interest rate fluctuations, and actions by governmental authorities. Depending on the Investment Strategies you select and the timing of transactions you request (e.g., reallocations, withdrawals, exercise of the Performance Lock feature), you may experience significant negative returns under the Contract.

Protection Strategies

The Protection Strategies provide downside protection from negative Index performance only on the Term End Date, so your risk of loss is greater on any other date during the Strategy Term. For multi-year Strategy Terms, the Protection Strategies are not applied on an annual basis; any negative Index Performance is measured from the Term Start Date to the Term End Date. In other words, the limits on downside loss provided by the Protection Strategy are applied to the Index Performance at the end of the Strategy Term, not during the Strategy Term or over the life of the Contract. If you invest in an IPCS, you will bear the portion of loss that exceeds your Buffer Rate. If you invest in an IPCS with the lowest level of protection currently offered (the -10% Buffer), you could experience losses up to 90% at the end of the Strategy Term due to negative Index Performance. If you reinvest your money in the same IPCS over the course of multiple Strategy Terms, you may incur greater losses than the protection level provided by that IPCS over the course of a single Strategy Term.

Liquidity and Withdrawal Risk

The Contract is not designed to be a short-term investment, and it is not appropriate for an investor who intends to take early or frequent withdrawals.

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Surrender Charge. If you take withdrawals or surrender your Contract during the first six Contract Years, a surrender charge will apply to amounts that exceed the free withdrawal amount, unless an exception applies.

•	Interim Value. If you withdraw money from an IPCS prior to the Term End Date, the amount available for withdrawal from that IPCS is the Interim Value.

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We calculate the Interim Value based on the value of a hypothetical portfolio of financial instruments designed to replicate the Maturity Value on the Term End Date. The Interim Value could be less than your investment even if the Index is performing positively.

•	If you take a withdrawal, the calculation of the Interim Value could result in the loss of principal and previously-credited earnings, and such losses could be substantial.

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Partial withdrawals (including systematic withdrawals, RMDs, and any associated charges deducted) from an IPCS that has not been locked in pursuant to exercise of the Performance Lock option on any day during the Strategy Term other than the Term Start Date and the Term End Date will reduce the Strategy Value Base for the IPCS (which is the base amount that is used to calculate the Interim Value prior to the Term End Date and the Maturity Value on the Term End Date) by the same percentage that the withdrawal reduced the Index Strategy Value for that IPCS, which may be more, even significantly more, than the dollar amount withdrawn. This means that if you take a withdrawal at a time when the Interim Value is less than the Strategy Value Base, the Strategy Value Base will be reduced by more than the amount withdrawn.

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Because surrender charges are imposed when withdrawals are taken during the surrender charge period and adjustments associated with the Interim Value calculation are applied when withdrawals are taken prior to the Term End Date, these withdrawals can result in a loss of principal and previously-credited earnings even if the Index has been performing positively.

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In addition, the Interim Value calculation could result in a loss that is greater than the level of protection the Protection Strategy would provide on the Term End Date, or a gain that is lower than the return the Crediting Strategy would provide on the Term End Date.

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The Interim Value is also the amount available from an IPCS if you surrender or annuitize the Contract, exercise of the Performance Lock feature (if available) or your right to return the Contract (unless the return of premium is greater), or if a Standard Death Benefit is paid prior to the Term End Date.

•	Strategy Value Base.

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Partial withdrawals (including systematic withdrawals, RMDs, and any associated charges deducted) from an IPCS that has not been locked in pursuant to exercise of the Performance Lock feature on any day during the Strategy Term other than the Term Start Date and the Term End Date will reduce the Strategy Value Base for the IPCS by the same percentage that the withdrawal reduced the Index Strategy Value for that IPCS. Such a reduction could be more, even significantly more, than the dollar amount withdrawn.

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The proportional reduction in your Strategy Value Base could be greater than the dollar amount of the withdrawal depending on whether the Interim Value of the IPCS is higher or lower than the Strategy Value Base of that IPCS at the time of the withdrawal. When the Interim Value is less than the Strategy Value Base at the time of the withdrawal, the proportional reduction will always be greater than the dollar amount withdrawn.

•	Withdrawals may have more of an adverse impact on the remaining Interim Value the earlier in the Strategy Term a withdrawal is taken.

•	A lower Strategy Value Base will reduce any credit amount that may be applied on the Term End Date.

•	You cannot reallocate Contract Value into the IPCS to increase your Strategy Value Base during the Strategy Term.

•	Death Benefit.

•	Withdrawals will reduce the Standard Death Benefit on a dollar-for-dollar basis.

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The Return of Premium Payment Death Benefit is subject to withdrawal adjustments (including any applicable surrender charges), which may be more, even significantly more, than the dollar amount withdrawn. (See “Death Benefit.”)

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Withdrawal Limitation. Amounts are withdrawn from the Investment Strategies in the order described in the “Reallocations and Withdrawals” section. You may not request a partial withdrawal be withdrawn from a particular Investment Strategy. This means that if you wish to withdraw money from a specific IPCS without the Performance Lock feature before the Term End Date, your only option will be to surrender the Contract, which may incur surrender charges, may be subject to taxes (including a 10% additional tax before age 59 1⁄2), and, with respect to any amounts surrendered from an IPCS prior to the Term End Date, will be based on the Interim Value. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See Appendix C for more information about the calculation of the Interim Value.

•	Taxes. Withdrawals and surrenders may result in adverse tax consequences, including a 10% additional tax before age 59 1⁄2.

•	Minimum Account Value. If you take a withdrawal that would cause your Contract Value to fall below $2,000, we may terminate your Contract.

Reallocation Restrictions

Contract Value that is allocated to an IPCS may only be reallocated on the Term End Date, unless (1) you exercise the Performance Lock feature (if available) or (2) the IPCS is matured early and its value reallocated to the FRS due to discontinuation of an Index. Contract Value that is allocated to the FRS and any locked-in Index Strategy Value pursuant to the exercise of the Performance Lock feature may only be reallocated on the next Contract Anniversary. Because of these restrictions, you may not be able to change your investment selections in response to changes in market conditions during the investment term. If you do not want to remain invested in your current allocations until these dates, you may surrender the Contract, which may incur surrender charges, may be subject to taxes (including a 10% additional tax before age 59 1⁄2), and, with respect to any amounts surrendered from an IPCS prior to the Term End Date, will be based on the Interim Value. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See Appendix C for more information about the calculation of the Interim Value.

If we do not receive reallocation instructions in Good Order by the close of business on the Term End Date, your current allocations will be reinvested for a new term (in the same IPCS, if available) using the new crediting rates. If the Term End Date is a non-Business Day, reallocation instructions must be received in Good Order no later than the close of business on the Business Day prior to the Term End Date. If the same IPCS is not available, the amount will be automatically reallocated to an IPCS with the same Strategy Term, Index, Protection Strategy, and Crediting Strategy, if available (i.e., only the availability of the Performance Lock feature will differ). If such an IPCS is not available, the amount will be automatically reallocated to the 1-Year Strategy Term / -10% Buffer / S&P 500 Index / Cap with Par / with or without the Performance Lock feature (depending on availability). This reallocation may not be satisfactory to you.

Availability of IPCS Options

We reserve the right to add or remove IPCS investment options. We also reserve the right to limit the availability of certain IPCS to new Contract purchases. An IPCS that is currently available may not be available for reallocations or reinvestment at the end of the Strategy Term (or the next Contract Anniversary after you exercise the Performance Lock feature, if applicable). Certain IPCS may not be available through your financial professional. You may obtain information about the IPCS options that are available to you by contacting your financial professional or our Customer Service Office.

We may limit the number of IPCS options offered to one. We intend always to offer the 1-Year / -10% Buffer / S&P 500 Index / Cap with Par / with or without the Performance Lock feature (depending on availability), subject to our right to substitute the Index, which means we will always offer a strategy with a -10% Buffer. This means that it is possible that we may not offer IPCS options in the future that are attractive to you based on your personal preferences, risk tolerances, or time horizon. If there are no investment options you wish to select, you may surrender the Contract, but the surrender may incur surrender charges, may be subject to taxes (including a 10% additional tax before age 59 1⁄2), and, with respect to any amounts surrendered from an IPCS prior to the Term End Date, will be based on the Interim Value. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See Appendix C for more information about the calculation of the Interim Value.

Crediting Rates

We set crediting rates (including Cap Rates, Participation Rates, and the FRS interest rate) at our discretion. The crediting rates for new Strategy Terms may be lower than your initial crediting rates, subject to guaranteed minimums. You assume the risk that the crediting rates we set will be less favorable than you find acceptable. Crediting rates for new Contract purchases may be more favorable than the crediting rates for reallocations. We may declare different crediting rates for reallocations based on your Contract Date.

Performance Lock Risk

You may only exercise the Performance Lock feature once during a Strategy Term for each IPCS. After you exercise the Performance Lock feature, your locked-in Index Strategy Value will not increase under any circumstances (even if the Index Performance is positive), and your decision to exercise the Performance Lock feature cannot be revoked. Withdrawals and charges deducted from a locked-in IPCS will reduce the locked-in Index Strategy Value by the amount withdrawn or charge assessed, including any applicable surrender charge. You will not know the Interim Value used to lock in your Index Strategy Value in advance. We use the Interim Value calculated at the end of the Business Day on which we receive your request. You assume the risk that the Interim Value that gets locked in will be lower than the Interim Value you last obtained. Reallocations are only permitted on Contract Date Anniversaries. Depending on when you exercised the Performance Lock feature, your investment might not participate in Index Performance for as long as one year. There may not be an optimal time to exercise the Performance Lock feature. Your Maturity Value may be higher if you do not exercise the Performance Lock feature. If the Performance Lock feature is exercised for an IPCS, no Crediting or Protection Strategy is applied to the IPCS at any time, including at the time you exercise the Performance Lock feature, on the next Contract Anniversary when the locked-in value will be reallocated or on its Term End Date.

The Performance Lock feature may not be available in the future on certain or any IPCS options. There is a risk that the Performance Lock feature will not be available for a new Strategy Term of the same IPCS option when your current Strategy Term ends and your money is eligible for reinvestment or reallocation. We will send you a notice 30 calendar days in advance of your Contract Anniversary that explains the investment options available to you, including the availability of the Performance Lock feature. You may also contact us at 1-888-GUARDIAN (1-888-482-7342) for information about the investment options available to you. If we do not receive your reallocation instructions at our Customer Service Office by the close of business on the date the reallocation will be effected, the amount will be automatically reinvested for a new Strategy Term in the same IPCS, if available, subject to new crediting rates that we declare for the applicable Crediting Strategy. If the Term End Date is a non-Business Day, reallocation instructions must be received in Good Order no later than the close of business on the prior Business Day. If the same IPCS is not available, the amount will be automatically reallocated to an IPCS with the same Strategy Term, Index, Protection Strategy, and Crediting Strategy, if available (i.e., only the availability of the Performance Lock feature will differ). This means that if you do not provide reallocation instructions, your money could be reinvested into a new Strategy Term (up to 6 years, depending on your investment selections) without the Performance Lock feature. Amounts are withdrawn from the Investment Strategies in the order described in the “Reallocations and Withdrawals” section. You may not request a partial withdrawal be withdrawn from a particular Investment Strategy. This means that if you wish to withdraw money from a specific IPCS without the Performance Lock feature before the Term End Date, your only option will be to surrender the Contract, which may incur surrender charges, may be subject to taxes (including a 10% additional tax before age 59 1⁄2), and, with respect to any amounts surrendered from an IPCS prior to the Term End Date, will be based on the Strategy Interim Value.

Risks Related to the Indices

An investment in the Contract is subject to risks related to the reference Indices, such as:

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Discontinuation or Substitution. An Index may not be available the entire time you own your Contract. If an Index is discontinued or substantially changed, or if the Index Values become unavailable, or if we no longer have a license agreement with the publishers of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive, we may substitute the Index with a new Index. If we replace an Index, we will attempt to select a new Index that has a similar investment objective and risk profile to the original Index. Such replacement Index may not be satisfactory to you. An Index substitution will not affect the Protection Strategy or Crediting Strategy for the IPCS. However, the performance of the new Index may differ from the original Index. This may negatively affect the amount credited to the IPCS at the end of the Strategy Term or the Interim Value available for Performance Lock. Because reallocations are only permitted at the end of the Strategy

Term, if you do not want to remain invested in the IPCS for the remainder of the Strategy Term or exercise the Performance Lock feature (if available) after we substitute the Index, you may surrender the Contract, which may incur surrender charges, may be subject to taxes (including a 10% additional tax before age 59 1⁄2), and, with respect to any amounts surrendered from an IPCS prior to the Term End Date, will be based on the Interim Value. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See Appendix C for more information about the calculation of the Interim Value.

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Index Performance. The value of each IPCS depends, in part, on the performance of a reference Index. The performance of each Index is based on the value of its component securities, which are subject to a variety of complex and interrelated investment risks that you are indirectly exposed to. These risks may impact financial markets generally, specific market segments, or specific issuers. The historical performance of an Index does not guarantee future results. Because we measure Index Performance from the Term Start Date to the Term End Date, there is a risk that the Index Performance may be negative or zero even if the Index performed positively at times during the Strategy Term.

•	S&P 500®.

This Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, it is more difficult for large-capitalization companies to change their strategies quickly in response to changes in their industries. Large-capitalization companies are typically more well-established and have lower growth rates than small-capitalization companies.

•	Nasdaq-100®.

This Index is comprised of equity securities issued by large-capitalization U.S. and non-U.S. companies, excluding financial companies. In general, it is more difficult for large-capitalization companies to change their strategies quickly in response to changes in their industries. Large-capitalization companies are typically more well-established and have lower growth rates than small-capitalization companies. Political, social and economic developments abroad and differences between the regulations and reporting standards and practices to which foreign issuers are subject as compared to U.S. issuers may affect the Index Performance. In addition, to the extent the component securities are denominated in foreign currencies, their values may be subject to risks related to changes in currency exchange rates. Finally, companies in a particular sector may not perform as well as companies in other sectors or the market as a whole.

•	MSCI EAFE.

This Index is designed to follow the performance of large- and mid-capitalization companies across 21 developed markets around the world but excluding the U.S. and Canada. Political, social and economic developments abroad and differences between the regulations and reporting standards and practices to which foreign issuers are subject as compared to U.S. issuers may affect the Index Performance. In addition, to the extent the component securities are denominated in foreign currencies, their values may be subject to risks related to changes in currency exchange rates. Risks of investing in foreign securities are generally increased by investing in emerging market countries.

•	SG Smart Climate.

This Index provides investment exposure to the performance of large-capitalization U.S. stocks through its underlying index, the SG Climate Transition Risk Index (the “Underlying SG Index”). These stocks are selected based on proprietary climate risk preparedness scores and certain environmental, social, and governance (“ESG”) filters. In general, it is more difficult for large-capitalization companies to change their strategies quickly in response to changes in their industries. Large-capitalization companies are typically more well-established and have lower growth rates than small-capitalization companies. This Index is also subject to several unique risks, including:

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ESG Methodology. The Underlying SG Index is composed of stocks that are selected based on an ESG methodology that includes climate risk scores and ESG exclusion filters. Investors’ views about ESG matters vary, and the Underlying SG Index’s ESG methodology may not reflect your beliefs or values. There is no guarantee that the ESG methodology will ultimately enhance the performance of the Index. Companies with lower ESG ratings may perform better than companies with higher ESG ratings over the short or long term. Due to the inherent difficulty of forecasting within complex systems and the general unpredictability of future events, there is no guarantee that the predictive climate risk models used by the Underlying SG Index will identify stocks that will perform well if climate events occur.

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Performance Drag. The performance of the Index will always be worse than the performance of the Underlying SG Index. The Index reflects deductions that reduce performance, including a negative performance adjustment and fixed replication costs, each as an annualized percentage of Index Value. In addition, the performance of the Index is reduced by assumed costs of borrowing equal to the U.S. Federal Funds Rate. Without these deductions, the performance of the Index over any one year period would be higher. While these deductions are not charges under the Contract, they result in lower Index Values and may therefore negatively impact the performance of your investment.

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Index Disruption. Disruptive and extraordinary events could impair the operation of the Index or the Underlying SG Index. For example, these events could relate to the unavailability of necessary data to apply the ESG methodology, an insufficient number of eligible stocks, or the termination or breach of a third-party licensing agreement. Should a disruptive or extraordinary event occur, the Index publisher may take any actions permitted by the Index rules, such as postponing calculations or rebalances, adjusting the terms of the Index to preserve its economic characteristics, restating Index Values, or discontinuing the Index.

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New Index. The Index and the Underlying SG Index have limited performance histories. Generally, there is less publicly available information about the Index and the Underlying SG Index compared to more established market indices.

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In addition, although the SG Smart Climate seeks to track the performance of companies with ESG characteristics, amounts invested in an IPCS linked to this Index are not an investment in the Index, the Underlying SG Index, or the component companies of the Underlying SG Index. Amounts you invest in the Contract become assets of the Company. The Company’s assets that support its payment obligations under the Contract are not invested based on ESG considerations.

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No Dividends. The Index Value generally does not include income from dividends or other distributions paid by the Index’s component companies, and therefore the Index Value does not fully reflect the performance of the securities that compose the Index. If dividends and other distributions were included, the Index Value would be higher. As a result, the Index will underperform similar portfolios from which dividends are reinvested. The SG Smart Climate Index Value reflects a negative performance adjustment, in the form of a “synthetic dividend,” intended to replicate the impact that an annual dividend would have on the Index Value. If this “synthetic dividend” was not applied, the Index Value would be higher.

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Rights in the Index. An investment in an IPCS is not an investment in the Index or any of its component companies. You have no voting, dividend, liquidation, or other rights with respect to the Index, its publisher, or any of the component companies.

For more information about the Indices, see Appendix B.

Risks Related to the Company

An investment in the Contract is subject to risks related to the Company, such as:

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Financial Strength and Claims-Paying Ability. Any obligations (including under the FRS), guarantees or benefits of the Contract are subject to our financial strength and claims-paying ability. Our obligations under the Contract are supported by the assets of our general account and the separate account, both of which are subject to the claims of our creditors. You may obtain information about our financial condition by reviewing our financial statements included in this prospectus.

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Cybersecurity and Business Continuity. Our business is highly dependent on the effective operation of our computer systems and those of our service providers and intermediaries. We are vulnerable to disruptions from utility outages, systems failures (e.g., hardware and software malfunctions) and cyberattacks (including ransomware and malware attacks). Cyberattacks may be systemic (e.g., affecting the internet, cloud services, or other infrastructure) or targeted (e.g., failures in or breach of our systems or those of third parties on whom we rely). The risk of cyberattacks may be higher during periods of geopolitical turmoil, and the continuing use of remote or flexible work arrangements, remote access tools, and mobile technology have expanded potential cyberattack surfaces. Due to the increasing sophistication of cyberattacks, such cybersecurity incidents could occur and persist for an extended period of time without detection.

Cybersecurity incidents may result in the loss, theft, misuse, release, corruption, and destruction of data (including confidential customer or business information), interference with or denial of service, interfere with our ability to process Contract-related transactions (including our ability to calculate Contract Values), and may subject us to regulatory fines, litigation, and financial losses or cause reputational damage. We have established robust and tested plans, procedures and controls to identify potential threats and protect our operations. However, there can be no assurance that we or our service providers and intermediaries will be able to prevent cybersecurity risks from affecting your Contract.

We are also exposed to the risk of natural or man-made disasters, including (but not limited to) storms, fires, floods, earthquakes, public health crises, pandemics (e.g., COVID-19), malicious acts, and terrorist acts, any of which could disrupt our operations and interfere with our ability to administer the Contract.

For more information about the Company and risks related to our business operations and industry, see “The Guardian Insurance & Annuity Company, Inc.”

PURCHASING THE CONTRACT

The Guardian MarketPerformTM is an individual single premium deferred registered index-linked annuity contract issued by us that is designed to help you invest your money on a tax-deferred basis for retirement or other long-term financial purposes. The Contract is available for purchase through Traditional IRAs, Roth IRAs, and custodial IRAs (“Qualified Contracts”) or as a Non-Qualified Contract.

The minimum issue age for a Contract Owner is 18 years old. If the Annuitant is under the age of 18, the Owner must be a trust. The maximum issue age is 85 years old.

We will not issue a Contract on February 29 in leap years. We reserve the right to reject any application.

Premium Payment

You may purchase the Contract by completing an application and submitting a premium payment. The minimum premium payment is $25,000. We require prior approval for a premium payment of less than $25,000 or more than $1,000,000 (which includes the single premium payment under the Contract together with any premium payments under other contracts with the same Owner or Annuitant issued by us). The premium payment may be submitted by check, wire transfer or exchange forms or any other form acceptable to us. Additional premium payments are not permitted under the Contract.

We are not responsible for lost investment opportunities while we complete our application review process. Any premium payment we receive before we issue the Contract will be held in our general account until we credit the premium payment to your Contract upon issuance, and it will not earn interest during this time. We do not accept any additional premiums after the Contract has been issued.

You may allocate your premium payment to one or more available IPCS options or the FRS. When we issue the Contract, your premium payment is allocated according to your instructions.

Application Rate Lock

We declare new crediting rates (including Cap Rates, Participation Rates, and the FRS interest rate) from time to time. This means that our current effective crediting rates may be higher or lower than the crediting rates that were in effect when you signed your application. When we issue the Contract, we will apply the crediting rates that were in effect on the date you signed your application to your initial allocations, provided the Contract is issued within 45 calendar days of the date you signed it (for applications received with transfer or exchange forms) or within 21 calendar days of the date you signed it (for applications received with only cash premiums).

If the Contract is issued in the time frame stated above, we will apply the crediting rates that were in effect on the date you signed your application to your initial allocations regardless of whether our current effective crediting rates have increased or decreased since you signed your application. If the Contract is not issued in the time frame stated above for any reason and our current effective crediting rates are lower than the crediting rates that were in effect on the date you signed your application, we will not issue the Contract unless you confirm that you accept the current effective crediting rates for your initial allocations, even though they are lower than the crediting rates that were in effect on the date you signed your application. If the Contract is not issued in the time frame stated above for any reason and our current effective crediting rates are the same or higher than the crediting rates that were in effect on the date you signed your application, we will issue the Contract and apply the current effective crediting rates to your initial allocations.

New crediting rates are declared for new Strategy Terms after your initial allocations and may be higher or lower than the crediting rates that applied to your initial allocations, subject to the minimum guaranteed crediting rates for the particular Investment Strategy. We will send you a notice 30 calendar days in advance explaining the investment options available to you, including the availability of the Performance Lock feature, and how you can obtain the crediting rates that will apply upon reinvestment or reallocation. New crediting rates will be declared at least five (5) Business Days before they go into effect. Any reallocation instructions must be received in Good Order no later than the close of business on the Contract Anniversary on which they will be effected. If the Contract Anniversary is a non-Business Day, reallocation instructions must be received in Good Order no later than the close of business on the Business Day prior to the Contract Anniversary. You may send reallocation instructions by mail to our Customer Service Office, by telephone at 1-888-GUARDIAN (1-888-482-7342), by emailing giac_cru@glic.com, or through our online portal at www.GuardianLife.com. For more information, see “Reallocations and Withdrawals.”

Right to Cancel

If you are not satisfied with your Contract, you can cancel it within a certain time period after receiving it by submitting a written request for cancellation. This right to cancel period is generally 10 days (30 days if your Contract is a replacement), but may differ in certain states. If you exercise your right to cancel, we will not assess a surrender charge. You will receive a full refund of your premium payment or your Contract Value as of the date we receive your cancellation request, whichever is greater.

Tax-Free Section 1035 Exchanges

You can generally exchange one non-qualified annuity contract for another in a tax-free exchange under Section 1035 of the Internal Revenue Code of 1986, as amended. Before making an exchange, you should compare both contracts carefully. If you exchange another annuity contract for the Contract described in this prospectus, you may have to pay a surrender charge on your old contract, and there will be a new surrender charge schedule on this Contract, and other charges and benefits may be different. In addition, an exchange may delay our receipt of the premium payment from your existing insurance company and, therefore, the issuance of the Contract may be delayed. You should not exchange another annuity contract for this Contract unless you determine, after comparing all the features, benefits and charges, that the exchange is in your best interest. You should consult with your financial professional before making an exchange.

INVESTMENT STRATEGIES

You can allocate your premium payment and Contract Value to one or more of the Index Protection and Crediting Strategies (“IPCS”) and the Fixed Rate Strategy (“FRS”).

Fixed Rate Strategy

The FRS credits a fixed interest rate daily based on crediting rates that are set and guaranteed by us for a one-year term. Each one-year term ends and a subsequent one-year term begins on the next Contract Anniversary. The interest rate for the first Contract Year is set forth in your Contract. We guarantee that the interest rate for any one-year term will never be lower than 0.15% for the life of your Contract. You assume the risk that the interest rate we declare will not exceed this minimum guaranteed rate.

We will send you a notice 30 calendar days in advance of the Contract Anniversary. This notice will explain the investment options available to you, including the availability of the Performance Lock feature, and how you can obtain the new crediting rates that will apply upon reinvestment or reallocation. New crediting rates will be declared at least five (5) Business Days before they go into effect. Any reallocation instructions must be received in Good Order no later than the close of business on the Contract Anniversary (but no more than 60 calendar days prior to the Contract Anniversary) on which they will be effected. If the Contract Anniversary is a non-Business Day, reallocation instructions must be received in Good Order no later than the close of business on the Business Day prior to the Contract Anniversary. You may send reallocation instructions by mail to our Customer Service Office, by telephone at 1-888-GUARDIAN (1-888-482-7342), by emailing giac_cru@glic.com, or through our online portal at www.GuardianLife.com. On the Contract Anniversary, the Fixed Rate Strategy Value will be automatically reinvested into the FRS subject to the new interest rate, unless you instruct us to reallocate such amount to one or more of the available IPCS options. For more information, see “Reallocations and Withdrawals.”

Index Protection and Crediting Strategies (“IPCS”)

Each IPCS consists of the following components:

•	A reference Index;

•	A Strategy Term;

•	A Protection Strategy;

•	A Crediting Strategy; and

•	The Performance Lock feature, if applicable.

Each of these components is described in more detail below. We currently offer the following IPCS investment options:

Strategy Term	Protection Strategy	Crediting Strategy	Index
One-Year	-10% Buffer	Cap with Par	S&P 500®
Nasdaq-100®
MSCI EAFE
SG Smart Climate
	-20% Buffer	Cap with Par	S&P 500®
Nasdaq-100®
MSCI EAFE
SG Smart Climate
Three-Year	-10% Buffer	Cap with Par	S&P 500®
SG Smart Climate
	-20% Buffer	Cap with Par	S&P 500®
SG Smart Climate
Six-Year	-10% Buffer	Cap with Par	S&P 500®
SG Smart Climate
	-20% Buffer	Cap with Par	S&P 500®
SG Smart Climate
	-30% Buffer	Cap with Par	S&P 500®
SG Smart Climate

You may elect to allocate to as many of the available IPCS options as you wish, provided each allocation is at least 1% of the amount reallocated. All allocations must be in whole percentages. Certain IPCS may not be available through your financial professional. You may obtain information about the IPCS options that are available to you by contacting your financial professional or our Customer Service Office.

We reserve the right to add or remove IPCS options. The Performance Lock feature may not be available in the future on certain or any IPCS options. We also reserve the right to limit the availability of certain IPCS options to new Contract purchasers. An IPCS that is currently available may not be available for reallocations or reinvestment at the end of the Strategy Term (or the next Contract Anniversary after you exercise the Performance Lock feature, if applicable). We may limit the number of IPCS options offered to one. However, we intend always to offer the 1-Year / -10% Buffer / S&P 500 Index / Cap with Par / with or without the Performance Lock feature, subject to our right of Index substitution, which means we will always offer a strategy with a -10% buffer. If you are not satisfied with the Investment Strategies that are available in the future, you may surrender the Contract, but the surrender may incur surrender charges and may be subject to taxes (including a 10% additional tax before age 59 1⁄2).

Strategy Terms

We measure the Index Performance on a point-to-point basis, which means that we compare the Index Value on the Term Start Date to the Index Value on the Term End Date. The Strategy Term is the investment duration of an IPCS. A Strategy Term ends and a subsequent Strategy Term begins on the Contract Anniversary coinciding with the Strategy Term duration for the IPCS. We currently offer Strategy Terms of 1 year, 3 years, and 6 years. You may allocate to all available IPCS options in multiple Strategy Terms. You may not allocate Contract Value to an IPCS if the Term End Date would occur after the latest Annuity Commencement Date (i.e., the Contract Anniversary immediately following the Annuitant’s 100th birthday).

Term Start Date. Each IPCS will have a Term Start Date. The Term Start Date is the date when Contract values are allocated to an IPCS. We use the Index Value on the Term Start Date to determine the Index Performance at the end of the Strategy Term. If the Term Start Date is not a Business Day, then we use the Index Value on the prior Business Day. The initial Term Start Date is the Contract Date. Future Term Start Dates will be the Contract Anniversaries on which you reallocate or reinvest Contract Value into a new Strategy Term.

Term End Date. Each IPCS will have a Term End Date. The Term End Date is the date when the credit or loss, as applicable, of an IPCS is calculated by comparing the Index Value on the Term Start Date to the Index Value on the Term End Date and subsequently applying the applicable Crediting Strategy or Protection Strategy. If the Term End Date is not a Business Day, then we use the Index Value on the prior Business Day. The resulting credit or loss is used to determine the Maturity Value.

We will send you a notice 30 calendar days in advance of the Term End Date of an IPCS in which you are currently invested. This notice will explain the investment options available to you for reallocation, including the availability of the Performance Lock feature, and how you can obtain the new crediting rates. New crediting rates will be declared at least five (5) Business Days before they go into effect. Any reallocation instructions must be received in Good Order no later than the close of business on the Term End Date (but no more than 60 calendar days prior to the Term End Date) on which they will be effected. If the Term End Date is a non-Business Day, reallocation instructions must be received in Good Order no later than the close of business on the Business Day prior to the Term End Date. You may send reallocation instructions by mail to our Customer Service Office, by telephone at 1-888-GUARDIAN (1-888-482-7342), by emailing giac_cru@glic.com, or through our online portal at www.GuardianLife.com.

On the Term End Date, the Index Strategy Value will be automatically reinvested into the same IPCS, if available, unless you instruct us to reallocate such amount to a different IPCS or the FRS. Reinvestment into the same IPCS will be subject to new crediting rates that we declare for the applicable Crediting Strategy. If the same IPCS is not available, the amount will be automatically reallocated to an IPCS with the same Strategy Term, Index, Protection Strategy, and Crediting Strategy, if available (i.e., only the availability of the Performance Lock feature will differ). If such an IPCS is not available, the amount will be automatically reallocated to the 1-Year Strategy Term / -10% Buffer / S&P 500 Index / Cap with Par / with or without the Performance Lock feature (depending on availability).

Indices

The return of an IPCS is linked to the performance of the reference Index. We may add or remove Indices for new Contracts.

The following Indices are currently available:

•	S&P 500®.

The S&P 500 includes 500 large-capitalization stocks from leading companies in leading industries of the U.S. economy. This Index does not include dividends declared by any of the component companies.

•	Nasdaq-100®.

The Nasdaq-100 Index® is designed to measure the performance of 100 of the largest Nasdaq-listed non-financial companies and is home to many companies from sectors like technology, healthcare, consumer goods & services, and industrials. This Index does not include dividends declared by any of the component companies.

•	MSCI EAFE.

The MSCI EAFE includes large- and mid-capitalization companies across 21 developed markets around the world, including countries in Europe, Australia, and the Far East, but excluding the U.S. and Canada. This Index does not include dividends declared by any of the component companies.

•	SG Smart Climate.

The SG Smart Climate provides investment exposure to the performance of large-capitalization U.S. stocks through the Underlying SG Index. These stocks are selected based on proprietary climate risk preparedness scores and certain ESG filters. Climate risk generally refers to the risk of negative impacts on a company’s business or financial condition due to climate-related conditions around the globe or the transition to a lower carbon economy. The climate risk models used in connection with the Index seek to identify large U.S. companies that are more likely to perform well in future climate scenarios. This Index is an “excess return” Index. Its returns reflect the total return on an investment in the underlying component companies (including reinvestment of all dividends, interest, and other income) less certain negative adjustments and deductions that reduce the performance of the Index.

The sponsor of the SG Smart Climate and the Underlying SG Index is Société Générale. The index calculator is S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC). The climate risk models used in connection with the Index are produced by Entelligent, Inc. On January 12, 2022, Société Générale, through an indirect wholly owned subsidiary, acquired a passive ownership interest and a board seat in Entelligent, Inc. Sustainalytics provides the data used to support the ESG exclusion filters. None of these companies are affiliated with the Company.

There are risks associated with each of the Indices. See “Risks Related to the Indices” for more information about these risks. See Appendix B for additional information about the Indices.

Index Value. The Index Value of a reference Index on any Business Day is the published closing value of the Index on that date. The Index Value on any day that is not a Business Day (including on the Term Start Date and/or Term End Date, if such date is not a Business Day) is the closing value of the Index on the prior Business Day.

Index Performance. The credit or loss, as applicable, of an IPCS is based on the performance of the reference Index. The Index Performance is the percentage change in the Index Value measured from the Term Start Date to the Term End Date. The Index Performance can be positive, negative, or zero.

Discontinuation or Substitution of an Index. We reserve the right to stop offering or replace a reference Index if it is discontinued, if the Index is substantially changed, if the Index Values become unavailable, if we no longer have a license agreement with the publishers of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If we replace an Index, we will attempt to select a new Index that has a similar investment objective and risk profile to the original Index. Such replacement Index may not be satisfactory to you. The performance of the new Index may differ from the original Index. We will seek to notify you at least 30 calendar days prior to the discontinuation or substitution of an Index for any IPCS in which you are invested. If we are unable to do so, we will provide notice as soon as reasonably practical.

If we replace an Index during a Strategy Term, the Index Performance used to determine the IPCS Credit Rate on the Term End Date will reflect the change in the Index Value of the original Index from the Term Start Date to the substitution date and the change in the Index Value of the new Index from the substitution date to the Term End Date. An Index substitution will not change the Protection Strategy or Crediting Strategy rates for the IPCS. The Index Values used to determine the Index Performance on the Term End Date would be:

•	The Index Value of the original Index on the Term Start Date; compared to

•

The sum of the Index Value of the original Index on the last date the original Index was available plus the result of (a) multiplied by (b); where (a) is the percentage change in the Index Value of the new Index from the date the original Index was no longer available to the Term End Date, and (b) is the Index Value of the original Index on the last date the original Index was available.

For example, assume:

Time	Original Index Value	New Index Value
Term Start Date	$1,000	—
At Substitution	$800	$700
Term End Date	—	$900

The percentage change in the Index Value of the new Index from the date the original Index was no longer available ($700) to the Term End Date ($900) = 28.57%. We multiply this by the Index Value of the original Index on the last date the original Index was available ($800) = $228.56. We then add this to the Index Value of the original Index on the last date the original Index was available ($800) = $1,028.56.

The Index Performance used to determine the IPCS Credit Rate on the Term End Date is the percentage change between the Index Value of the original Index on the Term Start Date ($1,000) and the amount calculated above ($1,028.56) = 2.86%. The IPCS Credit Rate and Maturity Value of the affected IPCS on the Term End Date will then be calculated as described in the “Contract Value” section.

If we are unable to find a suitable new Index, we will mature the IPCS on the date the original Index is discontinued. The Index Performance will be determined using the Index Value from the Term Start Date up until the discontinuation date. We will calculate the Maturity Value as if the discontinuation date was the Term End Date. If the Index Performance is negative, the applicable Protection Strategy will apply. If the Index Performance is zero or positive, the applicable Crediting Strategy will apply. See “Contract Value” for more information about how we calculate the Maturity Value on the Term End Date.

The Maturity Value from the affected IPCS will then be transferred to the FRS at the interest rate we declared for your Contract on the prior Contract Anniversary, where it will remain until the next Contract Anniversary. On the next Contract Anniversary, you may reallocate the amounts held in the FRS to any available IPCS. If you do not provide instructions, the amount will remain in the FRS until you provide us with alternative allocation instructions. You may send instructions by mail to our Customer Service Office, by telephone at 1-888-GUARDIAN (1-888-482-7342), by emailing giac_cru@glic.com, or through our online portal at www.GuardianLife.com. Amounts held in the FRS can only be reallocated on a Contract Anniversary. Withdrawals from the FRS may incur surrender charges and may be subject to taxes (including a 10% additional tax before age 59 1⁄2).

Protection Strategies

The Protection Strategy of your IPCS will determine how any negative Index Performance is applied to determine your Maturity Value on the Term End Date.

Buffers. The Buffer Rate is the maximum loss we will protect you from at the end of the Strategy Term. If the Index Performance on the Term End Date is negative, we protect you from any loss up to the Buffer Rate. This means that you will only incur a loss if the Index Performance has declined more than your Buffer Rate from the Term Start Date to the Term End Date. The Buffer will only be applied on the Term End Date, and the Buffer Rate is not an annual rate. We currently offer a -10% Buffer, -20% Buffer, and -30% Buffer. If you invest in an IPCS with the highest level of protection (the -30% Buffer), you could experience losses up to 70% at the end of the Strategy Term, depending on the Index Performance. If you invest in an IPCS with the lowest level of protection currently offered (the -10% Buffer), you could experience losses up to 90% at the end of the Strategy Term due to negative Index Performance.

For example:

If the Index Performance is:	Then the IPCS Credit Rate will be:
	-10% Buffer	-20% Buffer	-30% Buffer
-5%	0%	0%	0%
-10%	0%	0%	0%
-20%	-10%	0%	0%
-30%	-20%	-10%	0%
-35%	-25%	-15%	-5%
-100%	-90%	-80%	-70%

We will continue to offer these Buffer Rates for each subsequent Strategy Term of the same IPCS. In the future, we may offer new IPCS options with different Protection Strategies or different Buffer Rates, and we may no longer offer the current IPCS options. We will provide you with advance notice if the same IPCS (subject to the same Buffer Rate) is no longer offered. At the end of the Strategy Term, you may reinvest your money in the same IPCS (if available), which will be subject to the same Buffer Rate as the previous Strategy Term, or you may choose to reallocate your money to one of the other available IPCS options or the FRS. If the same IPCS is not available and you do not instruct us to reallocate your money to a different IPCS or the FRS, we will automatically reallocate the amount to an IPCS with the same Strategy Term, Index, Protection Strategy (subject to the same Buffer Rate), and Crediting Strategy, if available (i.e., only the availability of the Performance Lock feature is different). If such an IPCS is not available, the amount will be automatically reallocated to the 1-Year Strategy Term / -10% Buffer / S&P 500 Index / Cap with Par / with or without Performance Lock (depending on availability). This reallocation may not be satisfactory to you. See “Reallocations and Withdrawals” for more information.

Crediting Strategies

If the Index Performance is zero or positive on the Term End Date, the Crediting Strategy will use the Index Performance to determine your Maturity Value on the Term End Date.

New crediting rates (including Cap Rates and Participation Rates) are declared for new Strategy Terms and may be higher or lower than the current crediting rates, subject to the stated minimum guaranteed crediting rates for that IPCS option. We will send you a notice in advance of the Term End Date of an IPCS in which you are currently invested. This notice will explain the IPCS available to you and how you can obtain the new crediting rates that will apply upon reinvestment or reallocation. New crediting rates will be declared at least five (5) Business Days before they go into effect. Any reallocation instructions must be received in Good Order no later than the close of business on the Term End Date (but no more than 60 calendar days prior to the Term End Date) on which they will be effected. If the Term End Date is a non-Business Day, reallocation instructions must be received in Good Order no later than the close of business on the Business Day prior to the Term End Date. You may send reallocation instructions by mail to our Customer Service Office, by telephone at 1-888-GUARDIAN (1-888-482-7342), by emailing giac_cru@glic.com, or through our online portal at www.GuardianLife.com. See “Reallocations and Withdrawals.”

Cap Rate with Participation Rate (“Cap with Par”). This Crediting Strategy utilizes two components to determine the IPCS Credit Rate: a Cap Rate and a Participation Rate.

•

The Cap Rate is the maximum IPCS Credit Rate that may be applied on the Term End Date. We may declare a new Cap Rate for each new Strategy Term, subject to the following minimum guaranteed rates: 1.50% for any IPCS with a 1 year Strategy Term, 5.00% for any IPCS with a 3 year Strategy Term, and 10.00% for any IPCS with a 6 year Strategy Term. We guarantee that the Cap Rate will never be less than these guaranteed minimum rates for the life of your Contract. If we do not declare a Cap Rate for a particular Strategy Term, there is no maximum IPCS Credit Rate for that Strategy Term and your IPCS Credit Rate will, at a minimum, be equal to the Index Performance.

•

The Participation Rate is the percentage of Index Performance your investment may be credited with on the Term End Date (subject to the Cap Rate, if applicable). We may declare a new Participation Rate for each new Strategy Term, but the Participation Rate will never be less than 100% for any Cap with Par IPCS. If we declare a Cap Rate for the Strategy Term, the Participation Rate will never be greater than 100%.

The Cap Rate and Participation Rate are measured from the Term Start Date to the Term End Date; they are not annual rates.

The IPCS Credit Rate will equal the lesser of (i) the declared Cap Rate; and (ii) the Index Performance multiplied by the Participation Rate. If we do not declare a Cap Rate for the Strategy Term, the IPCS Credit Rate will equal the Index Performance multiplied by the Participation Rate.

This means that if we declare a Cap Rate, the Participation Rate will always be 100% and the IPCS Credit Rate will equal the Index Performance up to the Cap Rate. The Cap Rate is the maximum IPCS Credit Rate that may apply.

Example: 20.00% Cap Rate with 100.00% Participation Rate
If the Index Performance is:	Then the IPCS Credit Rate will be:
0%	0%
5.00%	5.00%
25.00%	20.00%
50.00%	20.00%

If we do not declare a Cap Rate for the Strategy Term, the Participation Rate will always be at least 100% and the IPCS Credit Rate will be the Index Performance multiplied by the Participation Rate. Because there is no Cap Rate declared, the IPCS Credit Rate will not be subject to a maximum.

Example: No Cap Rate with 100.00% Participation Rate
If the Index Performance is:	Then the IPCS Credit Rate will be:
0%	0%
5.00%	5.00%
25.00%	25.00%
50.00%	50.00%

If we do not declare a Cap Rate for the Strategy Term, we may boost the Participation Rate to above 100%. If we declare a boosted Participation Rate, the IPCS Credit Rate will be greater than the Index Performance and equal to the Index Performance multiplied by the Participation Rate.

Example: No Cap Rate with 125.00% Participation Rate
If the Index Performance is:	Then the IPCS Credit Rate will be:
0%	0%
5.00%	6.25%
25.00%	31.25%
50.00%	62.50%

The Buffer Rate under an IPCS option will remain the same regardless of the crediting rates we declare for new Strategy Terms.

Performance Lock

For any IPCS with the Performance Lock feature, you may exercise the Performance Lock feature on any day during the Strategy Term except the Term Start Date or the Term End Date. When you exercise the Performance Lock feature, your Interim Value is locked in until the next Contract Anniversary. You may exercise the Performance Lock feature manually by submitting a request to our Customer Service Office. You may also elect to have the Performance Lock feature triggered automatically if your Interim Value has increased since the Term Start Date by a target percent you provide to us in advance by submitting instructions to our Customer Service Office at any time before the Term End Date. For example, if you invested $100,000 in an IPCS and set an automatic trigger of 20%, the automatic trigger will occur if your Interim Value is equal to or greater than $120,000, even if you have taken withdrawals after the Term Start Date. You may change your instructions at any time before an automatic trigger occurs. You may send instructions by mail to our Customer Service Office, by telephone at 1-888-GUARDIAN (1-888-482-7342), by emailing giac_cru@glic.com, or through our online portal at www.GuardianLife.com.

Your locked-in value will be the Interim Value calculated at the end of the Business Day on which we receive your request or your target percentage is achieved. If we receive your request on a day that is not a Business Day, your request will be deemed to be received on the next Business Day.

Once exercised, the Index Strategy Value for the locked-in IPCS will no longer participate in any Index Performance (positive or negative). No Crediting or Protection Strategy will be applied to the locked-in IPCS at any time, including at the time you exercise the Performance Lock feature, on the next Contract Anniversary when the locked-in value will be reallocated or on the Term End Date of an IPCS for which you exercised the Performance Lock feature. If you lock in an amount that is lower than the amount you invested in the IPCS on the Term Start Date, you will be locking in a loss. Withdrawals and charges deducted from a locked-in IPCS will reduce the locked-in Index Strategy Value by the amount withdrawn or charge assessed, including any applicable surrender charge.

Your locked-in Index Strategy Value will remain in the locked-in IPCS and may not be reallocated or reinvested until the next Contract Anniversary. On the next Contract Anniversary, you may reallocate the amount held in the locked-in IPCS to any available IPCS or the FRS. If you do not provide instructions, the amount will be automatically reinvested into the same IPCS for which you exercised the Performance Lock feature. Reinvestment into the same IPCS will be subject to new crediting rates that we declare for the applicable Crediting Strategy. If the same IPCS is not available, the amount will be automatically reallocated to an IPCS with the same Strategy Term, Index, Protection Strategy, and Crediting Strategy, if available (i.e., only the availability of the Performance Lock feature will differ). If such an IPCS is not available, the amount will be automatically reallocated to the 1-Year Strategy Term / -10% Buffer / S&P 500 Index / Cap with Par / with or without the Performance Lock feature (depending on availability). This reallocation may not be satisfactory to you.

If you are invested in an IPCS with the Performance Lock feature and you do not provide reallocation instructions, your money could be reinvested into a new Strategy Term (up to 6 years, depending on your investment selections) without the Performance Lock feature. Because you may not request a partial withdrawal be withdrawn from a particular Investment Strategy, if you wish to withdraw money from a specific IPCS without the Performance Lock feature before the Term End Date, your only option will be to surrender the Contract, which may incur surrender charges, may be subject to taxes (including a 10% additional tax before age 59½), and, with respect to any amounts surrendered from an IPCS prior to the Term End Date, will be based on the Strategy Interim Value.

The Performance Lock feature, when available, is available for the duration of the Strategy Term. The Performance Lock feature may not be available in the future on certain or any IPCS options. We will send you a notice 30 calendar days in advance of your Contract Anniversary that explains the investment options available to you, including the availability of the Performance Lock feature. You may also contact us by telephone at 1-888-GUARDIAN (1-888-482-7342), for information about the investment options available to you.

Before exercising the Performance Lock feature, you should consider the following factors:

•

You may only exercise the Performance Lock feature once during a Strategy Term for each IPCS with the Performance Lock feature, and the decision to exercise the Performance Lock feature cannot be revoked.

•

You will not know the Interim Value used to lock in your Index Strategy Value in advance. We use the Interim Value calculated at the end of the Business Day on which we receive your request. The Interim Value that gets locked in may be higher or lower than the Interim Value you last obtained.

•

No Crediting or Protection Strategy will be applied at the time you exercise the Performance Lock feature or on the next Contract Anniversary when the locked-in Index Strategy Value will be reallocated, or on the Term End Date.

•	After you exercise the Performance Lock feature, your locked-in Index Strategy Value will not increase under any circumstances.

•	Withdrawals and charges deducted from a locked-in IPCS will reduce the locked-in Index Strategy Value by the amount withdrawn or charge assessed, including any applicable surrender charge.

•

Reallocations are only permitted on Contract Date Anniversaries. Depending on when you exercised the Performance Lock feature, your investment might not participate in Index Performance for up to one year.

•

There may not be an optimal time to exercise the Performance Lock feature. Your Maturity Value may be higher if you do not exercise the Performance Lock feature. No credit or protection levels are applied on the Term End Date of an IPCS option for which you exercised the Performance Lock feature.

CONTRACT VALUE

On the Contract Date, your Contract Value is your premium payment. Afterwards, your Contract Value is the sum of the value of all your investments in the IPCS (which is the total “Index Strategy Value(s)” for each IPCS you invest in,) and the FRS (the “Fixed Rate Strategy Value”). We reserve the right to terminate the Contract if your Contract Value falls below $2,000.

Fixed Rate Strategy Value

The Fixed Rate Strategy Value is the amount allocated to the FRS plus the daily interest credit less any withdrawals (including any applicable surrender charges).

Index Strategy Value

The Index Strategy Value is the value of each IPCS option you are invested in.

On the Term Start Date, the Index Strategy Value equals your allocation to the IPCS.

On the Term End Date, the Index Strategy Value is the Maturity Value.

On any other day during the Strategy Term, the Index Strategy Value is the Interim Value.

Strategy Value Base. The Strategy Value Base is used to determine the Index Strategy Value. It is equal to the amount allocated to an IPCS on the Term Start Date, reduced thereafter on a pro-rata basis for withdrawals (including systematic withdrawals, RMDs, and any applicable surrender charges) taken prior to the Term End Date. This means that the Strategy Value Base will be reduced by the same percentage that the withdrawal reduces the Index Strategy Value for the IPCS. Such reduction may be more, even significantly more, than the dollar amount withdrawn. Because withdrawals are taken proportionally from the IPCS options that have not yet matured and are not locked in pursuant to exercise of the Performance Lock feature (see “Withdrawals and Surrenders”), the Strategy Value Base of each IPCS option will be reduced. The proportional reduction in your Strategy Value Base could be greater than the dollar amount of the withdrawal depending on whether the Interim Value of the IPCS is higher or lower than the Strategy Value Base of that IPCS at the time of the withdrawal.

The first example below demonstrates the effect of the proportional reduction in the Strategy Value Base when the Interim Value is less than the Strategy Value Base at the time of the withdrawal. The second example demonstrates the effect of the proportional reduction in the Strategy Value Base when the Interim Value is greater than the Strategy Value Base at the time of the withdrawal.

Example: $500 Withdrawal when Interim Value is less than Strategy Value Base
	Before Withdrawal	After Withdrawal
Interim Value	$800	$300
Strategy Value Base	$1,000	$375

In this example, the $500 withdrawal reduced the Interim Value by 62.5%. Therefore, the Strategy Value Base of the IPCS was reduced by $625 (62.5% of $1,000), a proportional reduction. The proportional reduction in the Strategy Value Base is greater than the amount withdrawn.

Example: $500 Withdrawal when Interim Value is greater than Strategy Value Base
	Before Withdrawal	After Withdrawal
Interim Value	$1,250	$750
Strategy Value Base	$1,000	$600

In this example, the $500 withdrawal reduced the Interim Value by 40%. Therefore, the Strategy Value Base of the IPCS was reduced by $400 (40% of $1,000), a proportional reduction. The proportional reduction in the Strategy Value Base is less than the amount withdrawn.

See “Withdrawals and Surrenders” for more information.

IPCS Credit Rate. The IPCS Credit Rate is used to determine the Maturity Value on the Term End Date. It is calculated by adjusting any negative Index Performance by the Protection Strategy and adjusting any zero or positive Index Performance by the Crediting Strategy. See “Protection Strategies” and “Crediting Strategies” for more information.

Maturity Value. The Maturity Value is the Index Strategy Value on the Term End Date, which reflects the Index Performance, the effect of any withdrawals taken and charges deducted from the IPCS over the Strategy Term, and the application of the Crediting Strategy or Protection Strategy, as applicable. The Maturity Value is calculated by adjusting the Strategy Value Base on the Term End Date by the IPCS Credit Rate, as follows:

Maturity Value = Strategy Value Base x (1 + IPCS Credit Rate)

Interim Value. The Interim Value is the Index Strategy Value on any day other than the Term Start Date or the Term End Date. The Interim Value is the amount available for annuitization under the guaranteed rates in the Contract, payment of the Standard Death Benefit, exercise of the Performance Lock feature (if available) or your right to return the Contract (unless the return of premium is greater), withdrawals and surrenders from an IPCS prior to the Term End Date. It is calculated daily based on the value of a hypothetical portfolio composed of a “Fixed Income Asset Proxy” and a “Derivative Asset Proxy” less the reasonably expected or actual trading costs at the time of determination (“Trading Cost Provision”). The Fixed Income Asset Proxy is a hypothetical fixed income asset that is designed to replicate the Strategy Value Base on the Term End Date and is measured at book value. The Derivative Asset Proxy is a package of hypothetical derivative assets established on the Term Start Date that is designed to replicate what an IPCS Credit Rate on the Term End Date would be, and are measured at market value. This means the Interim Value could be less than your investment even if the Index is performing positively. The Interim Value calculation could result in a loss that is greater than the level of protection the Protection Strategy would provide on the Term End Date, or a gain that is lower than the return the Crediting Strategy would provide on the Term End Date. This is because the Interim Value is an estimate of the current value of the hypothetical portfolio calculated using standard financial industry formulas, not a point to point calculation, and the Protection Strategy and Crediting Strategy are not applied to the Interim Value calculation. See Appendix C for more information about the calculation of the Interim Value.

Interim Value Maximum Potential Loss. Certain transactions, when they occur before the Term End Date of an IPCS, are based on the Interim Value, such as (i) taking a withdrawal or surrendering your Contract, including the deduction of applicable surrender charges and/or premium taxes, (ii) exercising the Performance Lock feature, (iii) annuitization, or (iv) the payment of a death benefit to your Beneficiaries. The use of the Interim Value in such transactions could result in the loss of principal and previously-credited earnings, and such losses could be as high as 100%. The maximum loss would occur if there is a total distribution from an IPCS at a time when the Index price has declined to zero.

Interim Value Examples

The tables below show examples of Interim Values for different Strategy Terms, Protection Strategies, and declared crediting rates under the Cap with Par Crediting Strategy if the Index Performance is -10% or 10% at various times of the Strategy Term. All numbers are rounded.

1-Year Strategy Term, -10% Buffer with 20% Cap Rate and 100% Participation Rate
Index Performance	-10%	-10%	-10%	10%	10%	10%
Years to Term End Date	0.75	0.5	0.25	0.75	0.5	0.25
Strategy Value Base	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Derivative Asset Proxy net of Trading Cost Provision*	$-24	$-25	$-25	$92	$96	$100
Fixed Income Asset Proxy	$971	$981	$990	$971	$981	$990
Interim Value	$947	$956	$966	$1,063	$1,077	$1,091

1-Year Strategy Term, -10% Buffer with no Cap Rate and 110% Participation Rate
Index Performance	-10%	-10%	-10%	10%	10%	10%
Years to Term End Date	0.75	0.5	0.25	0.75	0.5	0.25
Strategy Value Base	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Derivative Asset Proxy net of Trading Cost Provision*	$-16	$-21	$-24	$153	$141	$125
Fixed Income Asset Proxy	$944	$963	$981	$944	$963	$981
Interim Value	$928	$941	$957	$1,097	$1,103	$1,107

3-Year Strategy Term, -20% Buffer with 45% Cap Rate and 100% Participation Rate
Index Performance	-10%	-10%	-10%	10%	10%	10%
Years to Term End Date	2.5	1.5	0.5	2.5	1.5	0.5
Strategy Value Base	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Derivative Asset Proxy net of Trading Cost Provision*	$40	$29	$9	$148	$148	$129
Fixed Income Asset Proxy	$919	$951	$984	$919	$951	$984
Interim Value	$958	$980	$993	$1,067	$1,100	$1,112

3-Year Strategy Term, -20% Buffer with no Cap Rate and 110% Participation Rate
Index Performance	-10%	-10%	-10%	10%	10%	10%
Years to Term End Date	2.5	1.5	0.5	2.5	1.5	0.5
Strategy Value Base	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Derivative Asset Proxy net of Trading Cost Provision*	$65	$39	$11	$228	$194	$144
Fixed Income Asset Proxy	$868	$921	$974	$868	$921	$974
Interim Value	$933	$960	$985	$1,096	$1,115	$1,118

6-Year Strategy Term, -30% Buffer with 150% Cap Rate and 100% Participation Rate
Index Performance	-10%	-10%	-10%	10%	10%	10%
Years to Term End Date	5.5	3.0	0.5	5.5	3.0	0.5
Strategy Value Base	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Derivative Asset Proxy net of Trading Cost Provision*	$131	$89	$19	$260	$225	$131
Fixed Income Asset Proxy	$816	$900	$983	$816	$900	$983
Interim Value	$946	$989	$1,002	$1,076	$1,125	$1,115

6-Year Strategy Term, -30% Buffer with no Cap Rate and 110% Participation Rate
Index Performance	-10%	-10%			10%	10%
Years to Term End Date	5.5	3.0	0.5	5.5	3.0	0.5
Strategy Value Base	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Derivative Asset Proxy net of Trading Cost Provision*	$155	$101	$21	$313	$252	$145
Fixed Income Asset Proxy	$777	$879	$980	$777	$879	$980
Interim Value	$933	$979	$1,001	$1,090	$1,131	$1,124

*	The Derivative Asset Proxy net of Trading Cost Provision is derived using standard financial industry formulas. See Appendix C for more information about the calculation of Interim Value.

REALLOCATIONS AND WITHDRAWALS

Reallocations

Contract Value that is allocated to an IPCS may only be reallocated on the Term End Date (which is also a Contract Anniversary), unless (1) you exercise the Performance Lock feature (if available) or (2) the IPCS is matured early and its value reallocated to the FRS due to discontinuation of an Index (as described in “Discontinuation or Substitution of an Index”). Any locked-in Index Strategy Value pursuant to the exercise of the Performance Lock feature may be reallocated on the next Contract Anniversary, whether this Contract Anniversary was the original Term End Date or not. On the Term End Date (or the next Contract Anniversary, in the case of locked-in Index Strategy Value), the Index Strategy Value will be automatically reinvested into the same IPCS with the new crediting rates, if available, unless you instruct us to reallocate such amount to a different IPCS or the FRS. Reinvestment into the same IPCS will be subject to new crediting rates that we declare. If the same IPCS is not available, the amount will be automatically reallocated to an IPCS with the same Strategy Term, Index, Protection Strategy, and Crediting Strategy, if available (i.e., only the availability of the Performance Lock feature is different). If such an IPCS is not available, the amount will be automatically reallocated to the 1-Year Strategy Term / -10% Buffer / S&P 500 Index / Cap with Par / with or without Performance Lock (depending on availability). This reallocation may not be satisfactory to you. If you are invested in an IPCS with the Performance Lock feature and you do not provide reallocation instructions, your money could be reinvested into a new Strategy Term (up to 6 years, depending on your investment selections) without the Performance Lock feature. Because you may not request a partial withdrawal be withdrawn from a particular Investment Strategy, if you wish to withdraw money from a specific IPCS without the Performance Lock feature before the Term End Date, your only option will be to surrender the Contract, which may incur surrender charges, may be subject to taxes (including a 10% additional tax before age 59½), and, with respect to any amounts surrendered from an IPCS prior to the Term End Date, will be based on the Strategy Interim Value.

Contract Value that is allocated to the FRS may be reallocated on the next Contract Anniversary. On the Contract Anniversary, the Fixed Rate Strategy Value will be automatically reinvested into the FRS subject to the new interest rate, unless you instruct us to reallocate such amount to one or more of the available IPCS options. If you reallocate the entire amount invested in the FRS to the IPCS options (thereby reducing your Fixed Rate Strategy Value to zero), the reallocation from the FRS will take into account the FRS Guaranteed Surrender Value as described under “FRS Guaranteed Surrender Value” below.

Any reallocation instructions must be received in Good Order no later than the close of business on the Contract Anniversary on which they will be effected, but no more than 60 calendar days prior to such Contract Anniversary. If your Contract Anniversary is a non-Business Day, reallocation instructions must be received in Good Order no later than the close of business on the Business Day prior to the Contract Anniversary. You may send reallocation instructions by mail to our Customer Service Office, by telephone at 1-888-GUARDIAN (1-888-482-7342), by emailing giac_cru@glic.com, or through our online portal at www.GuardianLife.com.

You may not allocate Contract Value to an IPCS if the Term End Date would occur after the latest Annuity Commencement Date (i.e., the Contract Anniversary immediately following the Annuitant’s 100th birthday).

Crediting Rates. We will send you a notice 30 calendar days in advance explaining the investment options available to you, including the availability of the Performance Lock feature, and how you can obtain the new crediting rates that will apply upon reinvestment or reallocation. New crediting rates may be higher or lower than the current crediting rates, subject to the minimum guaranteed rates for each Investment Strategy. We may declare different crediting rates for reallocations based on your Contract Date. New crediting rates will be declared at least five (5) Business Days before they go into effect.

Withdrawals and Surrenders

During the accumulation phase, you may request a partial withdrawal or full surrender at any time. A partial withdrawal must be at least $100. If you request a withdrawal that would reduce the Contract Value below the minimum Contract Value of $2,000, we will confirm your request and, if confirmed, treat it as a request to fully surrender the Contract.

Amounts will be withdrawn from the Contract in the following order:

1)	First, from amounts invested in the FRS;

2)	Next, proportionally from each IPCS that has been locked in by exercise of the Performance Lock feature (if any), using the locked-in Index Strategy Value;

3)	Next, proportionally from each IPCS that is at its Term End Date (if any), using the Maturity Values on the date of the withdrawal; and

4)

Finally, proportionally from each remaining IPCS, using the Interim Values on the date of the withdrawal. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See Appendix C for more information about the calculation of the Interim Value.

Example: $50,000 Withdrawal requested during Contract Year 7
	Before Withdrawal	After Withdrawal
Fixed Rate Strategy Value (no FRS Guaranteed Surrender Value)	$10,000	$0
IPCS A Index Strategy Value (locked in by Performance Lock)	$15,000	$0
IPCS B Index Strategy Value	$45,000	$30,000
IPCS C Index Strategy Value	$30,000	$20,000

In the example above, the $50,000 withdrawal is first taken from the FRS, reducing its value to zero. Next, the withdrawal is taken from IPCS A, which has been locked in by exercise of the Performance Lock feature. Because the withdrawal is taken during the Contract Year, none of the IPCS options are at their Term Dates on the date of the withdrawal. The remaining $25,000 of the withdrawal is taken proportionally from each of the remaining IPCS. IPCS B’s Index Strategy Value is 60% of the remaining Index Strategy Values and IPCS C’s Index Strategy Value is 40% of the remaining Index Strategy Values, so 60% of the remaining withdrawal ($15,000) is taken from IPCS B and 40% ($10,000) is taken from IPCS C, respectively.

You may not request a partial withdrawal be withdrawn from a particular Investment Strategy. Partial withdrawal requests will always be taken in the order specified above and will always be taken proportionally from each of the IPCS options in each step in the order until they are reduced to zero before the next step in the order is reached. This means that if you wish to withdraw all of the money from an IPCS without the Performance Lock feature before the Term End Date, your only option will be to surrender the Contract, which may incur surrender charges, may be subject to taxes (including a 10% additional tax before age 59 1⁄2), and, with respect to any amounts surrendered from an IPCS prior to the Term End Date, will be based on the Interim Value. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See “Interim Value,” “Effect of Withdrawals from an IPCS,” and Appendix C for more information about the calculation of the Interim Value. Any locked-in Index Strategy Value pursuant to the exercise of the Performance Lock feature may be reallocated on the next Contract Anniversary.

You may call 1-888-GUARDIAN (1-888-482-7342) to request a quote of the impact an early distribution would have on your Contract Value. Values are calculated at the end of each Business Day and may be more or less than the values quoted at the time of your call.

Effect of Withdrawals from an IPCS. When you take a partial withdrawal from an IPCS, the Index Strategy Value for that IPCS is reduced dollar-for-dollar by the amount of the withdrawal. This means that a withdrawal from an IPCS on the Term End Date will reduce the Maturity Value available for reallocation by the amount withdrawn from the IPCS. Likewise, a withdrawal from an IPCS prior to the Term End Date will reduce the Interim Value by the amount withdrawn from the IPCS.

If you take a partial withdrawal from an IPCS that has not been locked in pursuant to exercise of the Performance Lock feature on any day during the Strategy Term other than the Term Start Date and the Term End Date, the Strategy Value Base for the IPCS is reduced by the same percentage that the withdrawal reduced the Index Strategy Value for that IPCS, which may be more, even significantly more, than the dollar amount withdrawn. Withdrawals do not affect the Protection Strategy or Crediting Strategy rates.

Recall the examples demonstrating the effect of the proportional reduction to the Strategy Value Base when a withdrawal is taken prior to the Term End Date.

Example: $500 Withdrawal when Interim Value is less than Strategy Value Base
	Before Withdrawal	After Withdrawal
Interim Value	$800	$300
Strategy Value Base	$1,000	$375

In this example, the $500 withdrawal reduced the Interim Value by 62.5%. Therefore, the Strategy Value Base of the IPCS was reduced by $625 (62.5% of $1,000), a proportional reduction. The proportional reduction in the Strategy Value Base is greater than the amount withdrawn. The Interim Value was reduced dollar-for-dollar by the amount withdrawn.

Example: $500 Withdrawal when Interim Value is greater than Strategy Value Base
	Before Withdrawal	After Withdrawal
Interim Value	$1,250	$750
Strategy Value Base	$1,000	$600

In this example, the $500 withdrawal reduced the Interim Value by 40%. Therefore, the Strategy Value Base of the IPCS was reduced by $400 (40% of $1,000), a proportional reduction. The proportional reduction in the Strategy Value Base is less than the amount withdrawn. The Interim Value was reduced dollar-for-dollar by the amount withdrawn.

Because the Strategy Value Base is used to calculate the Interim Value prior to the Term End Date, the reduction to the Strategy Value Base generally reduces the Interim Value available for future withdrawals prior to the Term End Date. Because the Strategy Value Base is used to calculate the Maturity Value on the Term End Date, the reduction to the Strategy Value Base will always reduce any credit that may be applied on the Term End Date. See “Contract Value” and Appendix C for more information.

Surrender Value. The amount available for a full surrender of your Contract, the payment of a death benefit, or annuitization is the “Surrender Value.” The Surrender Value is the sum of (1) all Index Strategy Values less any applicable surrender charge and/or premium taxes and (2) the greater of (i) the Fixed Rate Strategy Value less any applicable surrender charge and/or premium taxes or (ii) the FRS Guaranteed Surrender Value.

FRS Guaranteed Surrender Value. The FRS Guaranteed Surrender Value is a minimum FRS surrender value after any applicable surrender charges have been deducted. In most states, the Guaranteed Surrender Value is 87.5% of amounts allocated to the FRS less withdrawals (excluding any surrender charges) accumulated at the minimum nonforfeiture rate disclosed in your Contract.

When the Fixed Rate Strategy Value is reduced to zero after a withdrawal is processed and the FRS Guaranteed Surrender Value has a positive value remaining, the Fixed Rate Strategy Value will be increased to equal any remaining FRS Guaranteed Surrender Value immediately after the withdrawal.

In addition, if all of the Fixed Rate Strategy Value is reallocated to one or more IPCS options on a Contract Anniversary and there is a positive FRS Guaranteed Surrender Value remaining, that remaining FRS Guaranteed Surrender Value also will be allocated to the IPCS options in the same proportion as the Fixed Rate Strategy Value. After the reallocation, the FRS Guaranteed Surrender Value will remain zero until a new reallocation is made to the FRS.

If you surrender or annuitize your Contract or if a Standard Death Benefit is paid, and there is any excess FRS Guaranteed Surrender Value, the proceeds payable to you or your beneficiary will include the FRS Guaranteed Surrender Value.

There is no Guaranteed Surrender Value for the IPCS options under the Contract. See Appendix A for state variations that may apply.

Premium Taxes. Some states impose premium taxes at rates currently ranging up to 3.5%. If premium taxes apply to your Contract, we will deduct them when a death benefit is paid, when the Contract Value is annuitized, or when you surrender the Contract.

Surrender Charge

A surrender charge will be imposed when you take a partial withdrawal or surrender your Contract during the first six Contract Years, unless an exception applies. After the first six Contract Years, there is no surrender charge under the Contract. The surrender charge is a percentage of the amount withdrawn or surrendered in excess of your free withdrawal amount (as described below).

The maximum surrender charge is 8%, and grades to 0% as shown in the following table:

Contract Year	1	2	3	4	5	6	7+
Surrender Charge Percentage	8%	8%	7%	6%	5%	4%	0%

You may request a partial withdrawal as a net amount or a gross amount. Your selection will affect the amount you receive and the amount of any surrender charge assessed.

If you request a net amount, you will receive exactly the amount you specified, and your Contract Value will be reduced by the amount you requested plus the amount required to cover any applicable surrender charge. If you request a gross amount, your Contract Value will be reduced by exactly the amount you specified, and you will receive the amount you requested less any applicable surrender charge. In each case, the surrender charge (if any) is assessed against the gross amount withdrawn from your Contract Value less any free withdrawal amount.

If you do not specify the type of withdrawal, we will treat your request as a request to receive a net amount. If your remaining Contract Value is not sufficient to pay the surrender charge, we will deduct the surrender charge from the amount withdrawn.

The surrender charge is intended to compensate us for expenses incurred in the promotion, sale and distribution of the Contract. We may use revenue generated from surrender charges for any legitimate corporate purpose.

We will not assess a surrender charge if:

•	You exercise your right to cancel the Contract (see “Right to Cancel”);

•	We pay the death benefit to your Beneficiaries (see “Death Benefit”);

•	You take withdrawals pursuant to the Nursing Home and Terminal Illness rider (described below); or

•	You take withdrawals up to the free withdrawal amount (described below).

Free Withdrawal Amount. Each year during the first six Contract Years, you may take withdrawals up to the free withdrawal amount without incurring a surrender charge. The free withdrawal amount is the greater of (i) 10% of your Contract Value as of the most recent Contract Anniversary (or, in the first Contract Year, 10% of your total premiums paid) or (ii) your RMD under our automatic RMD program. The free withdrawal amount is non-cumulative. Any unused portion in a Contract Year does not carry over to subsequent Contract Years.

Withdrawals and surrenders during the first six Contract Years that, in the aggregate, exceed the free withdrawal amount for that Contract Year will be subject to a surrender charge unless an exception applies. After the first six Contract Years, there is no surrender charge and the free withdrawal amount is no longer applicable.

Surrender Charge Example. Assume you purchase the Contract with a $100,000 premium payment. At the beginning of the 6th Contract Year, your Contract Value is $80,000. Your free withdrawal amount is $8,000 (10% of $80,000). If you surrender your Contract at that time, a surrender charge will apply to the portion of your Contract Value that exceeds the free withdrawal amount ($72,000 = $80,000 – $8,000). The surrender charge assessed would be $2,880 (4% of $72,000). The amount you will receive is $77,120 ($77,120 = $80,000 – $2,880).

Nursing Home and Terminal Illness. We will waive a surrender charge that would otherwise apply to a withdrawal or surrender if:

•

Any owner who was age 75 or less on the Contract Date is confined to a nursing home or hospital facility for at least 90 consecutive days pursuant to a qualified physician’s diagnosis that such confinement is medically necessary; or

•	Any owner is diagnosed with a terminal illness by a qualified physician and is not expected to survive more than 6 months.

In each case, the subject conditions may not have existed when you purchased the Contract, and you must provide us with written documentation of eligibility satisfactory to us. Additional conditions and requirements may apply and are specified in the rider. These features may not be available in all states.

DEATH BENEFIT

We will pay a death benefit upon receipt, in Good Order at our Customer Service Office, of due proof of the death of any Owner before the Annuity Commencement Date. If the Owner is a non-natural Owner, the death of the Annuitant will be treated as the death of an Owner for purposes of determining whether a death benefit is payable. The death benefit will terminate when a death benefit is paid and the Contract is not continued under spousal continuation (described below) or if the Contract is annuitized or surrendered. The death benefit is included with your Contract for no additional charge.

The death benefit payable will either be the Standard Death Benefit or the Return of Premium Death Benefit, each of which are described in more detail under “Amount of Death Benefit” below.

The death benefit is payable first to:

•	any surviving Owner, if none, then

•	any surviving primary Beneficiary, if none, then,

•	any surviving Contingent Beneficiary, if none then

•	to the last surviving Owner’s estate.

Unless otherwise provided, to receive the death benefit, the party above must be living on the earlier of:

•	the date we receive due proof of death in Good Order at our Customer Service Office; or

•	the 15th day after the date of death.

Calculation of Death Benefit

We will calculate the death benefit as of the Business Day we first receive due proof of death in Good Order at our Customer Service Office. Unless the Contract is continued under spousal continuation (described below), all amounts allocated to the IPCS options will be transferred to the FRS at the interest rate we declared for the Contract on the prior Contract Anniversary, where they will remain until all death benefit proceeds have been distributed.

If we calculate the death benefit on any day other than a Term End Date, the amount available from each IPCS that has not been locked in pursuant to exercise of the Performance Lock feature will be the Interim Value. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See Appendix C for more information about the calculation of the Interim Value.

We will pay the death benefit to the appropriate Beneficiary or Beneficiaries (or surviving joint Owner(s), if applicable) after we receive due proof of death in Good Order.

Multiple Beneficiaries. If there is more than one Beneficiary, each Beneficiary’s portion of the death benefit proceeds will be distributed upon receipt of settlement instructions in Good Order from that Beneficiary. Proceeds for those Beneficiaries who have not provided settlement instructions in Good Order will remain in the Contract until we receive such instructions.

Amount of Death Benefit

If you are 76 years old or older on the date you signed your application, your death benefit is the Standard Death Benefit, which equals the Contract Value, subject to the FRS Guaranteed Surrender Value (see “FRS Guaranteed Surrender Value” in “Reallocation and Withdrawals”), less any premium taxes.

If you are younger than 76 years old on the date you signed your application, your death benefit is the greater of (i) the Standard Death Benefit described above or (ii) the Return of Premium Death Benefit, which equals the premium payment, subject to withdrawal adjustments, which may be more, even significantly more, than the dollar amount withdrawn.

The withdrawal adjustment is the greater of:

1.	the dollar amount of the withdrawal taken, including any applicable surrender charges; or

2.

the Return of Premium Death Benefit before the withdrawal multiplied by (a) divided by (b); where (a) is the amount of the withdrawal taken, including any applicable surrender charges; and (b) is the Standard Death Benefit immediately before the withdrawal was taken.

For example, assume you are 75 years old when you purchase the Contract with a $100,000 premium payment and you allocate all of your premium payment to the IPCS options. On the Contract Date, the Standard Death Benefit is $100,000 (less any premium tax) and the Return of Premium Death Benefit is $100,000. Six months later, you request a $10,000 withdrawal at a time when the Contract Value is $80,000. Immediately before the withdrawal, the Standard Death Benefit is $80,000 (less any premium tax) and the Return of Premium Death Benefit is still $100,000. After the withdrawal, the Standard Death Benefit is reduced by $10,000 (the amount of the withdrawal) to $70,000 (less any premium tax). The Return of Premium Death Benefit is reduced by $12,500 (the $100,000 Return of Premium Death Benefit before the withdrawal multiplied by the $10,000 withdrawal divided by the $80,000 Standard Death Benefit immediately before the withdrawal was taken), more than the dollar amount withdrawn. After the withdrawal, the Return of Premium Death Benefit is $87,500 ($100,000 – $12,500).

If there is a change of Ownership (both original Owners, in the case of joint Owners) or Annuitant (in the case of a non-natural Owner), as applicable, the death benefit after such change becomes effective will be the Standard Death Benefit.

If the Contract is continued under spousal continuation (described below) the death benefit payable under the continued Contract is the Standard Death Benefit.

If we receive due proof of death after the Annuity Commencement Date and the date of death was prior to the Annuity Commencement Date, the amount of the death benefit will be reduced by the sum of annuity payments already paid.

Distribution of Death Benefit Proceeds

Non-qualified Contracts. We generally will pay the death benefit in a lump sum, unless the Beneficiary elects to have the death benefit distributed over their life, in accordance with one of the annuity payout options, as described below. A Beneficiary (or surviving Owner, if applicable) who is entitled to a death benefit may defer payment of this sum for up to five years from the date of death.

Instead of a lump sum payment, the Beneficiary or surviving joint Owner, as the case may be, may elect to have the death benefit distributed over their life, or to one of the annuity payout options that contain a life contingency where the applicable guaranteed period does not extend beyond life expectancy. However, this election must be made and distributions must commence within one year of the date of death. If the election to receive annuity payments is not made within this time period, then the lump sum option will be deemed to have been elected, and this Contract will be fully distributed within 5 years of the date of death. We will consider that deemed election as our receipt of settlement instructions regarding payment of the death benefit proceeds. We must receive notification of the choice of alternative payout option at our Customer Service Office at least three (3) Business Days before we pay out the death benefit proceeds and within one year of the date of death.

Qualified Contracts. Your Contract is subject to required minimum distribution (“RMD”) rules that apply different requirements for certain beneficiaries. If your beneficiary is not an eligible designated beneficiary at the time of your death, your beneficiary is required to distribute any remaining interest in the contract by the end of the calendar year of the 10th anniversary of your death. An eligible designated beneficiary is an individual who at the time of your death is 1) your surviving spouse, 2) your minor child, 3) disabled, 4) chronically ill, or 5) any other individual who is not more than 10 years younger than you. Your minor child will no longer be considered an eligible designated beneficiary as of the date they reach majority. After your death and upon reaching the age of majority, such a beneficiary will have 10 years from that date to receive any remaining interest in the contract.

We generally will pay the death benefit in a lump sum, unless the Beneficiary is an eligible designated beneficiary that elects to have the death benefit distributed over their life. However, this election must be made and distributions must commence by the end of the calendar year after the date of death. If the election to receive payments over their lifetime is not made within this time period, then the lump sum option will be deemed to have been elected, and this contract must be fully distributed by the end of the calendar year of the 10th anniversary of the date of death. We will consider that deemed election as our receipt of settlement instructions regarding payment of the death benefit proceeds. If the Beneficiary has not requested receipt of their portion of the death benefit within the ten-year period, we will pay the remaining proceeds to that Beneficiary at that time.

If, when we calculate the death benefit, we also receive settlement instructions for at least one Beneficiary that includes a request for deferral of the payment of the death benefit proceeds or election of an annuity payout option, as described above, or we do not receive settlement instructions in Good Order from all Beneficiaries, any death benefit amount exceeding the Contract Value that is not distributed to the Beneficiaries will be credited to the Contract. This crediting event will constitute satisfaction of our death benefit obligation under your Contract and we will have no further death benefit obligation under the Contract. Any portion of the credited amount that is not distributed to the Beneficiaries as death proceeds at that time will be allocated to the FRS. Such amounts shall remain invested in the Contract until paid out in accordance with settlement instructions from Beneficiaries.

You may designate that a Beneficiary is to receive the death benefit proceeds either through an annuity for life or over a period that does not exceed the life expectancy of that Beneficiary. Such designation must be made in writing in a form acceptable to us, and may only be revoked in your written notice received at our Customer

Service Office in Good Order. Upon your death, the Beneficiary cannot revoke or modify any designation you made on how the death benefit proceeds are to be paid.

Upon the death of any Owner, ownership of the Contract before the full distribution of the death benefit proceeds will pass as follows:

•	any surviving Owner, if none then

•	any surviving primary Beneficiary, if none then

•	any surviving Contingent Beneficiary, if none then

•	the last surviving Owner’s estate.

Upon the death of an Annuitant if the Owner is a non-natural Owner, the non-natural Owner will retain ownership of this Contract before the full distribution of the death benefit proceeds.

A non-spousal Beneficiary (or any surviving joint Owner) that is entitled to a death benefit has the right to elect another Beneficiary to receive the death benefit proceeds in the event of their death before the full distribution of the proceeds.

Death On or After the Annuity Commencement Date

If the date of death was on or after the Annuity Commencement Date, no death benefit is payable under the Contract, but there may be a death benefit payable under the annuity payout option you elected.

Non-qualified Contracts. If any Owner dies on or after the Annuity Commencement Date, and before the entire interest in the Contract has been distributed, then any remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of death.

Qualified Contracts. If you die on or after the Annuity Commencement Date, and before the entire interest in the Contract has been distributed, then any remaining portion of such interest will be distributed to the Beneficiary pursuant to the RMD rules. A Beneficiary that is an eligible designated beneficiary may continue annuity payments under the method of distribution being used as of the date of death, provided that annuity payments do not extend beyond the Beneficiary’s life expectancy. A Beneficiary that is not an eligible designated beneficiary must distribute any remaining interest in the contract by the end of the calendar year of the 10th anniversary of your death.

Generally, your Beneficiaries will be taxed on the gain in your Contract. Consult your tax adviser about the estate tax and income tax consequences of your particular situation.

Special Requirements

In the event of any Owner’s death, we must distribute all of the Owner’s interest in the Contract according to the following rules:

•

If the Beneficiary (or the sole surviving joint Owner) is not your spouse, and you die before the Annuity Commencement Date, then we must distribute all of your interest in the Contract within five years of your death. These distribution requirements will be satisfied if any portion of the deceased Owner’s interest: is payable to, or for the benefit of, any new Owner, and will be distributed over the new Owner’s life, or over a period not extending beyond the life expectancy of any new Owner.

•

If your spouse is the only primary Beneficiary (or the sole surviving joint Owner) when you die, then your surviving spouse may be able to elect (or may be deemed to have elected) to continue the Contract (as described below).

•	If a Beneficiary is not a natural person, the Beneficiary must elect that the entire death benefit be distributed within five years of your death.

Spousal Continuation

Your Contract may be continued under spousal continuation only if: (1) an Owner dies before the Annuity Commencement Date; and (2) the deceased Owner’s spouse, under federal law, is the sole surviving Owner or the sole surviving primary Beneficiary on the date of such Owner’s death.

If the sole Beneficiary is legally recognized as the decedent’s spouse for federal tax purposes, they may elect to continue the Contract. If the Beneficiary elects this option, the Beneficiary may become the Owner and Annuitant of the Contract and must designate a new Beneficiary. This will give the Beneficiary access to all of the rights and privileges of the Contract. Prior to selecting this option, the Beneficiary may want to review the Contract to determine if the option best suits their needs.

The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and marriages recognized under state law will be recognized for federal law purposes.

We must receive notice of due proof of death (of the Owner) in Good Order at our Customer Service Office. The surviving spouse may provide notice of election of spousal continuation by the 90th day in Good Order at our Customer Service Office.

If the Contract is continued under spousal continuation, the surviving spouse will become the new Owner and will replace the deceased Owner as Annuitant or Contingent Annuitant. All of the Contract Value will remain allocated to the Investment Strategies in accordance with your allocation instructions at that time. If the death benefit proceeds that would have been paid exceed the Contract Value on the date used to calculate the death benefit, then we will credit an amount equal to the difference between the death benefit proceeds and the Contract Value to the continued Contract, allocated to the FRS. On the next Contract Anniversary, the new Owner may reallocate the Contract Value among the available Investment Strategies. If we do not receive reallocation instructions, the Contract Value will be reinvested as described in the “Reallocations” section.

The death benefit payable under the continued Contract is the Standard Death Benefit as of the end of the Business Day we receive, in Good Order at our Customer Service Office, due proof of death of the surviving spouse.

If the Annuitant is changed under spousal continuation, then the Annuity Commencement Date will be the Contract Anniversary immediately following the new Annuitant’s 100th birthday, unless an earlier date is otherwise elected by the Owner. If the Contract is surrendered or a withdrawal is taken after spousal continuation, the surrender charge will continue to apply as described in the “Surrender Charge” section.

ANNUITIZATION

When you elect to annuitize your Contract under an annuity payout option (the “Annuity Commencement Date”), the accumulation phase ends and the annuity payout phase begins. The Annuity Commencement Date may not be sooner than the 5th Contract Anniversary or later than the Contract Anniversary immediately following the Annuitant’s 100th birthday.

If you elect to annuitize on any day other than a Term End Date, the amount available for annuitization from each IPCS that has not been locked in pursuant to exercise of the Performance Lock feature will be the Strategy

Interim Value. The Interim Value could be less than your investment in the IPCS even if the Index is performing positively. See Appendix C for more information about the calculation of the Interim Value.

State premium taxes ranging up to 3.5% may be deducted upon annuitization.

Annuity Payout Options

During the payout phase, you will receive fixed annuity payments according to the annuity payout option you elect.

You can choose among the following annuity payout options before the Annuity Commencement Date:

•

Life Annuity. You will receive fixed payments for the life of the Annuitant. No payments will be made after the Annuitant’s death. It is possible to receive only one payment if the Annuitant dies before the second payment is due.

•

Joint and Survivor Annuity. You will receive fixed payments for the life of two joint Annuitants. When the first Annuitant dies, we will continue to make payments for the life of the survivor. No payments will be made after the last survivor’s death. It is possible to receive only one payment if both Annuitants die before the second payment is due.

•

Life with Period Certain. You will receive fixed payments for the life of the Annuitant. If the Annuitant dies and we have not made payments for the guarantee period, which may be between 5 and 30 years, we will continue to make annuity payments to your designated Beneficiary for the remainder of the guarantee period.

•

Joint and Survivor with Period Certain. You will receive fixed payments for the life of two joint Annuitants. When the first Annuitant dies, we will continue to make payments for the life of the survivor. If the last surviving Annuitant dies and we have not made payments for the guarantee period, which may be between 5 and 30 years, we will continue to make payments to your designated Beneficiary for the remainder of the guarantee period.

•	Period Certain. You will receive fixed payments for the duration of the guarantee period, which may be between 10 and 30 years.

If you do not make an election before the Annuity Commencement Date, Life with Period Certain of 10 years will be automatically applied. At age 100, only the Life Annuity option is available. After payments begin, you cannot change your election. Not all options will meet the required minimum distribution rules for Qualified Contracts.

TAX CONSIDERATIONS

The following summary provides a general description of the federal income tax considerations associated with the Contract. It is not intended to be complete, to cover all tax situations or address state taxation issues. This summary is not intended as tax advice. You should consult a tax adviser for more complete information. This summary is based on our understanding of the present federal income tax laws. We make no representation as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the Internal Revenue Service (IRS).

We believe that our Contracts will qualify as annuity contracts for federal income tax purposes and the following summary assumes so. Tax law imposes several requirements that must be satisfied in order to receive the tax treatment normally accorded to annuity contracts.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, section 72(s) of the Internal Revenue Code of 1986, as amended, requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of a holder of the Contract. Specifically, section 72(s) requires that (a) if any holder dies on or after the Annuity Commencement Date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such holder’s death; and (b) if any holder dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such holder’s death. These requirements will be considered satisfied as to any portion of a holder’s interest which is payable to or for the benefit of a designated Beneficiary and which is distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, provided that such distributions begin within one year of the holder’s death. The designated Beneficiary refers to a natural person designated by the holder as a Beneficiary and to whom ownership of the Contract passes by reason of death. However, if the designated Beneficiary is the surviving spouse of the deceased holder, the Contract may be continued with the surviving spouse as the new holder. If the Contract is owned by a non-natural person, the death or change of the Annuitant will be treated as the death of a holder for purposes of these rules.

The Non-Qualified Contracts contain provisions that are intended to comply with these federal income tax requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. The right of a spouse to continue the Contract, and all contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages under state law will be recognized for federal law purposes. Partners in a registered domestic partnership, civil union or similar formal relationship under state law that is not denominated as marriage under the laws of that state are not considered married for federal tax purposes. Therefore, the favorable tax treatment provided under federal law to surviving spouses is not applicable to such partners and spousal continuation in such cases is not available. Please consult with a tax advisor with questions regarding your tax situation.

Other rules may apply to Qualified Contracts.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money – generally for retirement purposes. In this way, annuity contracts have been recognized by the tax authorities as a legitimate means of deferring tax on investment income.

We believe that if you are a natural person you will not be taxed on increases in the Contract Value of a Contract until a distribution occurs or until annuity payments begin. For these purposes, the agreement to assign or pledge any portion of a Contract’s Contract Value and, in the case of a Qualified Contract (described below), any portion of an interest in the qualified plan generally will be treated as a distribution. If an Owner transfers a Contract without adequate consideration to a person other than the Owner’s spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the Surrender Value and the investment in the Contract at the time of the transfer.

When annuity payments begin, you generally will be taxed only on the investment gains you have earned and not on the premium payment you made to purchase the Contract. Generally, withdrawals from your annuity should only be made once you reach age 59 1⁄2, die or are disabled; otherwise, a 10% additional tax may be applied against any amounts included in income unless one of several exceptions applies. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the additional tax. The Owner generally will be responsible for taxes owed on taxable distributions from the Contract, but different results could apply in some cases if the Owner names someone other than the Owner as the payee under the Contract.

If you invest in an annuity as part of an individual retirement plan, your Contract is called a Qualified contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person owns a non-qualified annuity contract, the Owner generally must include in income any increase in the excess of the Contract Value over the investment in the contract (generally, the premiums or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following summary generally applies to Contracts owned by natural persons.

Withdrawals Before the Annuity Commencement Date. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to any excess of the Contract Value immediately before the distribution that exceeds the Owner’s investment in the Contract. Generally, the Owner’s investment in the Contract is the amount equal to the premium payment or other consideration paid for the Contract, reduced by any amounts previously distributed from the Contract that were not subject to tax at that time. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

Additional Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract, an additional federal tax may be imposed equal to 10% of the amount treated as income. However, there is generally no additional tax on distributions that are:

•	made on or after the taxpayer reaches age 59 1⁄2

•	made from an immediate annuity contract

•	made on or after the death of an Owner

•	attributable to the taxpayer’s becoming disabled, or

•	made as part of a series of substantially equal periodic payments for the life – or life expectancy – of the taxpayer or the joint lives (or life expectancies) of the taxpayer and a Beneficiary.

If you receive systematic payments that you intend to qualify for the substantially equal periodic payment exception, changes to your systematic payments before you reach age 59 1⁄2 or within five years (whichever is later) after beginning your systematic payments will result in the retroactive imposition of the 10% additional tax with interest. In addition, you should note that distributions made before you reach age 59 1⁄2 under any option that provides for a period certain annuity in connection with a deferred annuity contract may fail to satisfy this exception and may be subject to the 10% additional tax.

Other exceptions may apply under certain circumstances. Special rules may also apply to the exceptions noted above. You should consult a tax adviser with regard to exceptions from the additional tax.

Annuity Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each annuity payment is generally not taxed, and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined so that you recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments begin. However, once your investment in the Contract has been fully recovered, the full amount of each annuity payment is subject to tax as ordinary income. In addition, the Internal Revenue Code provides special rules for a partial annuitization, where annuity payments are received for life or at least 10 years under part of an annuity contract while the rest of the contract remains in a deferred status.

Taxation of Death Benefits. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are included in the income of the recipient as follows:

•	if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract

•	if distributed under a payout option, they are generally taxed in the same way as annuity payments.

Transfers, Assignments and Contract Exchanges. Transferring or assigning ownership of a Contract, designating an Annuitant other than the Owner, selecting certain maturity dates or exchanging a Contract may result in certain tax consequences to you that are not outlined here. For example, such transactions may result in federal gift taxes for you and federal and state income taxes for the new Owner, Annuitant or payee. If you are considering any such transaction, you should consult a professional tax adviser.

Withholding Tax. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. However, recipients can generally choose not to have tax withheld from distributions.

Multiple Contracts. All non-qualified deferred annuity contracts issued by the Company or its affiliates to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount included in the Contract Owner’s income when a taxable withdrawal occurs.

Taxation of Qualified Contracts

Qualified arrangements receive tax-deferred treatment as a formal retirement plan through provisions of the Internal Revenue Code. There is no added tax-deferred benefit of funding such qualified arrangements with tax-deferred annuities. While the Contract will not provide additional tax benefits, it does provide other features and benefits such as death benefit protection and the possibility for income guaranteed for life.

Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

Individual Retirement Accounts and Annuities (IRAs). As defined in Sections 219 and 408 of the Internal Revenue Code, individuals are allowed to make annual contributions to an IRA of up to the lesser of the specified annual amount or 100% of the compensation includable in their gross income. All or a portion of these contributions may be deductible, depending on the person’s income and other factors.

Distributions from certain retirement plans may be rolled over into an IRA on a tax-deferred basis without regard to these limits.

Contributions to Roth IRAs are not tax-deductible and contributions must be made in cash or as a rollover or transfer from another arrangement from which the tax law allows such rollovers or transfers to be made. A rollover or conversion of an IRA to a Roth IRA may be subject to tax. You may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years.

Distributions from Roth IRAs are generally not taxed if they meet certain requirements. In addition to the income tax and 10% additional tax which generally applies to distributions of earnings made before age 59 1⁄2, income tax and a 10% additional tax will be imposed for any distribution of earnings made from a Roth IRA during the five taxable years starting after you first contribute to any Roth IRA. A 10% additional tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

Additional Tax on Certain Withdrawals. Distributions from Qualified Contracts may be subject to ordinary income taxes and a 10% additional federal tax on the amount treated as income. However, there is generally no additional tax on distributions that are:

•	made on or after the taxpayer reaches age 59 1⁄2

•	made on or after the death of an Owner

•	attributable to the taxpayer’s becoming disabled

•	made as part of a series of substantially equal periodic payments for the life or life expectancy of the taxpayer.

If you receive systematic payments that you intend to qualify for the substantially equal periodic payment exception, changes to your systematic payments before you reach age 59 1⁄2 or within five years (whichever is later) after beginning your systematic payments will result in the retroactive imposition of the 10% additional tax with interest. In addition, you should note that distributions made before you reach age 59 1⁄2 under any option that provides for a period certain annuity may fail to satisfy this exception and may be subject to the 10% additional tax.

Other exceptions may apply under certain circumstances and certain exemptions may not be applicable to certain types of plans. Special rules may also apply to the exceptions noted above. You should consult a tax adviser with regard to exceptions from the additional tax.

Assigning Contract Interests. If the Contract is a Qualified Contract, the Owner’s interest in the Contract cannot be assigned. Assigned contract interests may be treated as a taxable distribution to the Contract Owner.

Other Tax Issues. In the case of a withdrawal under a Qualified Contract; a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible purchase payments paid by or on behalf of any individual. In many cases, the “investment in the contract” under a qualified contract can be zero.

Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. There is a 25% excise tax on any shortfall to taking the full RMD for a year, which is reduced to 10% if the shortfall is corrected within two years.

For IRAs, RMDs must begin by an individual’s “applicable age.” For most other Qualified Contracts, distributions generally must begin by the later of the individual’s applicable age or retirement. For individuals who reached age 70 1⁄2 before January 1, 2020, the applicable age is 70 1⁄2. For individuals who reached age 72 before January 1, 2023, the applicable age is 72. For individuals who reached age 72 after December 31, 2022 and reach age 73 before 2033, the applicable age is 73. If an individual reaches age 73 after 2032, the applicable age is 75. For Roth IRAs or accounts, no RMDs are required during the individual’s lifetime.

Annuity distributions generally are subject to withholding for the recipient’s federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. Recipients generally are provided the opportunity to elect not to have tax withheld from distributions. Taxable “eligible rollover distributions” from section 401(a) plans and certain other plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution to an employee from such a plan, except certain distributions such as distributions required by the Internal Revenue Code, hardship distributions or distributions in a specified annuity form. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee’s spouse or former spouse as Beneficiary or alternate payee) chooses a “direct rollover” from the plan to an eligible retirement plan as defined in the Internal Revenue Code; or (ii) a non-spouse Beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.

Federal Estate and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss the federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning advisor for more information.

Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer tax” (GST) when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contract Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and that of your Beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

Annuity Purchases by Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity contract purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, if the payee is a foreign financial institution or a non-financial foreign entity within the meaning of the Internal Revenue Code as amended by the Foreign Account Tax Compliance Act, distributions to the payee could be subject to 30% withholding irrespective of the status of any beneficial owner or the existence of a treaty. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchasers country of citizenship or residence. Certain non-participating and non-compliant foreign entities may be subject to 30% withholding under the Foreign Account Tax Compliance Act (FATCA) unless the contract is considered grandfathered. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S. state and foreign taxation with respect to a Contract purchase.

Our Income Taxes

At the present time, we make no charge for any federal, state or local taxes – other than the charge for state and local premium taxes that we incur – that may be attributable to the Contracts. We do have the right in the future to make additional charges for any such tax or other economic burden resulting from the application of the tax laws that we determine are attributable to the Contracts.

Under current laws in several states, we may incur state and local taxes in addition to premium taxes. These taxes are not now significant and we are not currently charging for them. If they increase, we may deduct charges for such taxes.

Possible Tax Law Changes

Tax law is subject to change and may be subject to interpretation. There is always the possibility that the tax treatment of the Contract could change by legislation, regulation, or otherwise. You should consult a tax adviser with respect to legislative or regulatory developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative or regulatory changes that could otherwise diminish the favorable tax treatment annuity Contract Owners currently receive. We make no guarantee regarding the tax status of any Contract and do not intend this summary as tax advice.

OTHER INFORMATION ABOUT THE CONTRACT

Ownership Provisions

Owner. As the Owner, you have all interests in and rights under the Contract. We may permit ownership by a corporation or other legal entity (such as a trust). Subject to our administrative rules, the Owner has the right to designate Beneficiaries, change the Annuitant, select an annuity payout option before the payout phase begins, and exercise all other rights, benefits and privileges permitted by the Contract or us. Any assignment or change of Owner is subject to our approval and administrative rules at the time of the request. A Non-Qualified Contract can be owned jointly by natural persons. Either Owner may exercise all rights under the Contract.

Annuitant. The Annuitant is the person(s) on whose life annuity payments are based upon in the payout phase of the Contract. Under joint ownership, the older Owner must be the Annuitant. Any change of Annuitant is subject to our approval and administrative rules at the time of the request.

Beneficiary. The person(s) you designate to receive a death benefit under the Contract upon your death. You may change the Beneficiary at any time unless you have named an irrevocable Beneficiary. Upon your death, a Beneficiary may make elections on how distributions will be made.

Assignment

The Contract may not be assigned without our prior consent. To the extent permitted by law, we reserve the right to refuse our consent on a non-discriminatory basis, including to the extent necessary to ensure a trading market for the Contracts does not develop. You may request to assign your rights under the Contract by submitting a written request to our Customer Service Office. We will not be bound by an assignment until we acknowledge it. We are not responsible for the validity or effect of any assignment or for any payment we make or action we take before we approve and record notice of the assignment. Any claim made under an assignment is subject to proof of interest and the extent of the assignment. An assignment may result in adverse tax consequences.

The Contract is not designed for resale, speculation, arbitrage, viatical settlements or any other type of collective investment scheme. The Contract may not be traded on any stock exchange or secondary market.

Abandoned Property

Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including annuity, life, and other insurance policy proceeds) under various circumstances. For example, if a death benefit payment is due, but we are unable to locate the Beneficiary after a thorough search and the Beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit may escheat. However, the state is obligated to pay the death benefit if your Beneficiary steps forward to claim it with proper documentation. In addition to unclaimed property laws, we may be required to escheat property by regulatory demand, finding, agreement or settlement. To prevent escheatment, it is important for you to keep your information up to date, including the contact and identifying information for yourself, your Beneficiaries, and any other relevant parties.

Suspension of Payments

We reserve the right to suspend or delay payments or processing of transactions, including withdrawals and reallocations or annuity payments and death benefits, if:

•	The New York Stock Exchange is closed (other than a customary weekend or holiday closing);

•	Trading on the New York Stock Exchange is restricted;

•	We are unable to calculate the Contract Value or the amount of the payment; or

•	When permitted by applicable regulatory provisions.

The General Account

Our obligations and any guaranteed benefits under the Contract are supported by our general account and are subject to our creditworthiness and claims-paying ability. Assets in the general account are not segregated for the benefit of any particular contract or obligation. Our general account is chargeable with liabilities arising out of other business we conduct.

The Separate Account

We established a non-unitized separate account to hold certain assets to support our obligations under the Contracts. We are the sole owner of the assets of the separate account. We may invest and trade those assets in any manner we choose, subject to applicable laws and regulations. All investment income, gains and losses, realized or unrealized, from assets held in the separate account are borne by us. You do not participate in the performance of the assets held in the separate account. All benefits payable under the Contract are determined without reference to the investment performance of the assets held in the separate account. We are obligated to pay all amounts owed under the Contracts even if the amount exceeds the assets held in the separate account. Any amount that exceeds the assets of the separate account is paid from our general account. The separate account is not insulated, meaning the assets of the separate account are chargeable with liabilities arising out of other business we conduct. We reserve the right, subject to applicable regulatory approvals, to change the structure and operation of the separate account.

Distribution

The Contract is sold by insurance agents who are licensed by GIAC and who are either registered representatives of Park Avenue Securities LLC (“PAS”) or of broker-dealer firms that have entered into sales agreements with PAS and GIAC. PAS and such other broker-dealers are members of the Financial Industry Regulatory Authority (“FINRA”). The principal underwriter of the contract is PAS, located at 10 Hudson Yards, New York, New York 10001. PAS is a wholly owned subsidiary of The Guardian Life Insurance Company of America (“Guardian Life”), our parent company.

GIAC will generally pay commissions to these individuals or broker-dealer firms for the sale of contracts. When we compensate a firm, the representative responsible for the sale of the Contract will receive a portion of the compensation based on the practice of the firm. Commissions may vary, but will not exceed the limits of applicable laws and regulations. Commissions paid in conjunction with the Contracts will be up to 7.5% on the premium. A commission of up to 0.50% of the unliquidated premium of the Contract may be paid quarterly beginning in the 18th contract month. If the oldest Owner is age 81 or older on the Contract’s issue date, commissions paid in conjunction with the Contracts will be up to 3.75% on premium and, beginning in the 18th contract month, a commission of up to 0.50% of the unliquidated premiums may be paid quarterly.

We reserve the right to pay any compensation permissible under applicable state law and regulations, including, for example, additional sales or service compensation while a Contract is in force or additional amounts paid in connection with special promotional incentives. In addition, we may compensate certain individuals for the sale of Contracts in the form of commission overrides, expense allowances, bonuses, wholesaler fees and training allowances. Individuals may also qualify for non-cash compensation such as expense-paid trips and educational seminars.

In addition to the compensation described above, GIAC may make additional cash payments or make reimbursements to some broker-dealers in recognition of their marketing and distribution, transaction processing, and/or administrative services support. Marketing and distribution support services may include, among other services, placement of GIAC’s products on the broker-dealers’ preferred or recommended list, access to the broker-dealers’ registered representatives for purposes of promoting sales of GIAC’s products, assistance in training and education of GIAC’s agents, and opportunities for GIAC to participate in sales conferences and educational seminars. Payments or reimbursements may be calculated as a percentage of the particular broker dealer’s actual or expected aggregate sales of all of our variable contracts, or assets held within those contracts, and/or may be a fixed dollar amount. Additionally, we may increase the sales compensation paid to broker-dealers for a period of time for the sale of a particular product.

These arrangements may not be offered to all firms, and the terms of such arrangements may differ among firms. Firms and/or individual registered representatives within some firms that participate in one of these compensation arrangements might receive greater compensation for selling this Contract than for selling a different annuity contract that is not eligible for these compensation arrangements. As a result, these payments may serve as an incentive for broker-dealers to promote the sale of particular products. You should ask your registered representative for further information about what commissions or other compensation they, or the broker-dealer for whom they work, may receive in connection with your purchase of a Contract. Also inquire about any revenue sharing arrangements that we and our affiliates may have with the selling firm, including conflicts of interest that such arrangements may create. You may wish to take such payments and arrangements into account when considering and evaluating any recommendation relating to the Contract.

If you return your Contract under the right to cancel provisions, the representative may have to return some or all of any commissions we have paid.

No specific charge is assessed directly to Contract Owners to cover commissions or other forms of compensation described above. We do intend to recoup commissions and other sales expenses and incentives that we pay, however, through fees and charges deducted under the Contract and other corporate revenue.

Legal Proceedings

Like other life insurance companies, we are involved in lawsuits (including class action lawsuits), arbitrations and other legal proceedings in the ordinary course of business. From time to time, state and federal regulators and other officials conduct examinations or take other actions dealing with various aspects of our industry. In some of these legal proceedings, substantial damages have been sought and material settlements have been made. We cannot predict the ultimate outcome of any pending legal proceeding or regulatory action. However, we do not believe any pending action or legal proceeding will have a material adverse impact on the separate account, the ability of Park Avenue Securities LLC to perform its distribution agreement, or our ability to meet our obligations under the Contracts.

Experts

The statutory financial statements as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal business address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, New York 10017-6204.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

The Guardian Insurance & Annuity Company, Inc., (the “Company’) a stock life insurance company, was incorporated on March 2, 1970, in the State of Delaware and is a wholly owned subsidiary of The Guardian Life Insurance Company of America, Inc. (“Guardian Life”), a mutual life insurance company. The Company is licensed to conduct life and health insurance business in all fifty states and the District of Columbia. The Company’s primary business is the sale of variable deferred annuity contracts, fixed deferred annuity contracts, fixed indexed annuities and immediate annuity contracts, variable universal life, and term life insurance policies. For variable products, contracts are sold by insurance agents who are licensed by GIAC and are either registered representatives of Park Avenue Securities LLC, a wholly owned subsidiary of Guardian Life, or other broker- dealer firms that have entered into sales agreements with the Company. Approximately 31 entities have selling and servicing agreements for GIAC annuities (including PAS) and 295 broker-dealer entities have servicing agreements for GIAC annuities.

The Securities and Exchange Commission (SEC) maintains an internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We rely on the exemption from the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), provided by Rule 12h-7 under the 1934 Act.

The Company’s principal business address is 10 Hudson Yards, New York, New York 10001.

GIAC has statutory surplus of $484 million, $554 million, $549 million, and $527 million as of December 31, 2023, 2022 and 2021, respectively. For the years ended December 31, 2023, 2022 and 2021 GIAC’s net gain from operations totaled ($65) million, $78 million and $240 million, respectively.

OUR BUSINESS

Insurance Products

Variable Universal Life. Variable universal life insurance, issued by GIAC, provides the policyholder, within guidelines established by the terms of the policy, the ability to select and change premium levels, amounts of death benefits and investment options. GIAC credits premiums in excess of specified sales charges (the “net premium”) to the accumulation value of the policy. GIAC applies the net premium, as instructed by the policyholder, to a fixed rate account which is backed by GIAC’s general account, or to one or more of GIAC’s separate account investment options, or to an index-linked interest option. For variable universal life products, the policyholder bears the investment risk for cash values in the separate account investment options. GIAC deducts monthly charges, including the cost of insurance, mortality and expense risk charges and administrative charges from the accumulation value to which GIAC credits the net premium. There are both short term and longer-term secondary guarantee options available subject to the payment of stipulated premiums. While not currently available to the general public, GIAC also has a legacy variable universal life product for the corporate- owned life insurance (“COLI”) market sold in connection with corporate benefit plans for sale to small or medium corporate purchasers for funding deferred compensation and post-retirement benefits. Currently, new sales of this product are limited to sales of additional coverage for existing employees of existing policyholders.

Term Life. Term life insurance provides life insurance protection for a fixed period and has no cash value. GIAC offers a variety of term insurance products designed to meet varying client needs. Almost all term life insurance products allow conversion within a specified time period to one of GIAC’s or Guardian Life’s permanent life insurance products.

Individual Wealth Management and Retirement Savings

GIAC serves the individual retirement market through its Individual Markets Division. This line of business provides financial products and programs for individuals saving for or living in retirement.

Below is a description of GIAC’s principal retirement-focused insurance products:

Fixed-Index Annuities. Fixed-Index Annuities (“FIAs”) are individual contracts which typically allow for a single premium which may be directed to a crediting strategy tied to the positive performance of an equity index like the S&P 500 Index, or to a custom index offered by a third-party investment manager, but without participating in the negative performance. The contract owner is not directly invested in the index itself. The crediting strategy and resulting contract value are backed by the insurer’s general account. All FIAs allow the owner at a later date to annuitize the contract to receive regular income payments for a specified time period and/or for his or her lifetime (or the lifetime of two people). GIAC currently offers an individual FIA contract that is available in every U.S. state and the District of Columbia except New York. The FIA has a ten-year surrender charge period and also offers a living benefit rider.

Living Benefit Riders. As of February 17, 2017, GIAC no longer offers variable annuities with living benefit riders, and contractual risks relating to these riders were ceded pursuant to a reinsurance agreement. As of March 7, 2022, as noted above, GIAC offers a fixed-index annuity with a living benefit rider.

Fixed Annuities. GIAC’s fixed deferred annuities are designed for more conservative investors and guarantee a set interest rate for a fixed period of time. GIAC currently offers a single premium deferred annuity (“SPDA”) with three-, four-, five-, and six-year rate periods, so customers can choose a range of time periods that are best suited for their needs. The products currently offer an additional interest rate step-up of 0.10% for premiums in excess of $100,000.

Single Premium Immediate Annuities. GIAC’s single premium immediate annuities (“SPIAs”) are designed to provide the customer, in exchange for a lump sum premium payment, with a guaranteed stream of income payments set to begin no later than the end of the 12th month after the contract is issued and guaranteed to last for the customer’s lifetime (or joint lifetime) or for a set period of time. The customer does not have access to the single premium payment other than through the stream of guaranteed payments to be provided by GIAC, aside from the most recent version of the product, which allows for an early one-time market-value adjusted withdrawal of up to 80% of the “term certain” portion of the income stream.

Deferred Income Annuities. GIAC’s deferred income annuities (“DIAs”) are designed to provide the customer with a stream of income payments set to begin between 24 months to 40 years after the initial premium payment and are guaranteed to last for the customer’s lifetime (or joint lifetime) or a set period of time. Premium payments may be made at any time up to 13 months prior to the date that annuity payments are scheduled to begin. Each premium payment has a separate annuity payment stream, but all payment streams are aggregated when payments begin. The customer does not have access to the premium payments other than through the stream of guaranteed payments to be provided by GIAC.

Variable Annuities. Variable annuities (“VAs”) are individual contracts which allow for either a single premium or flexible premiums, which may be directed to a fixed account backed by the insurer’s general account or among a number of separate account investment options for which the investment risk is borne by the contract holder. All VAs allow the owner at a later date to annuitize the contract to receive regular income payments for a specified time period and/or for his or her lifetime (or the lifetime of two people).

GIAC currently offers an individual VA B-Share contract. The B-Share contract has a seven-year surrender charge period. This contract does not offer a living benefit rider. Effective November 1, 2022, GIAC reinsured virtually all of the VA block that existed as of such date, including all of its living benefit riders.

At December 31, 2023, GIAC’s total VA assets, net of the general account coinsurance and separate account modified coinsurance, totaled $8 million, while fixed annuity assets net of reinsurance totaled $3.6 billion.

Registered Index-Linked Annuities. In addition, pursuant to this prospectus, GIAC began offering registered index-linked annuities (“RILAs”) in March 2024.

Individual Annuities Principal Markets, Marketing and Distribution

GIAC’s individual VAs are distributed by Park Avenue Securities (“PAS”) as the principal underwriter. VAs are offered at the retail level by PAS as well as through selling agreements with outside registered broker- dealers. The FIA contract is only offered through PAS. Other fixed annuities are offered directly by GIAC through its financial representatives and through selling agreements with outside insurance agencies and in some instances outside registered broker-dealers.

Reinsurance

Guardian Life and third parties enter into coinsurance, modified coinsurance and yearly renewable term agreements with GIAC to provide for reinsurance of selected GIAC VA contracts, fixed annuity, group life and individual life policies. Under the terms of the modified coinsurance agreements with GIAC, reserves ceded to the reinsured business and corresponding assets held by GIAC amounted to $6,929 million as of December 31, 2023. Guardian Life also has a first dollar quota-share coinsurance/modified coinsurance and subsequent first dollar quota-share yearly renewable term agreement with GIAC whereby Guardian Life assumes 90% of the risks on certain variable life and variable universal life policies sold by GIAC.

Effective May 18, 2020, GIAC ceded amounts in excess of $2 million per life of newly issued term life insurance to a pool of four reinsurers on an automatic yearly renewable term basis. Term life insurance business may also be ceded to the same four reinsurers on a facultative basis.

Effective October and November, 2020 and April 2023, GIAC entered into reinsurance contracts in which GIAC ceded approximately 80% of its newly written fixed annuity business on an indemnity quota share reinsurance basis. GIAC retains 20% of the risks on certain fixed annuity contracts sold by GIAC.

Effective November 2022, GIAC entered into a reinsurance contract in which GIAC ceded approximately 80% of its newly written fixed indexed annuity business on an indemnity quota share reinsurance basis. GIAC retains 20% of the risks on certain fixed indexed annuity contracts sold by GIAC.

On November 1, 2022, GIAC closed on a VA block reinsurance transaction with Talcott Resolution Life Insurance Company (“Talcott”). Under the terms of the indemnity reinsurance transaction, GIAC ceded a 100% quota share of virtually all liabilities related to its VAs, including fixed payout options elected by this block after the transaction closing date. The general account liabilities, including those relating to the living benefit riders, were reinsured on a coinsurance basis and the separate account liabilities are reinsured on a modified coinsurance basis.

Insurance Regulation

General. GIAC is licensed to transact insurance business in, and is subject to regulation and supervision by, all 50 states of the United States and the District of Columbia. GIAC is licensed, regulated, and supervised in all jurisdictions where they conduct insurance business. The extent of such regulation varies. However, most jurisdictions have laws and regulations requiring the licensing of insurers and their agents and setting standards of solvency, reserves, reinsurance, capital adequacy and business conduct to be maintained by licensed insurance companies and may regulate withdrawal from certain markets. In addition, statutes and regulations usually require the approval of policy forms and, for certain lines of insurance, the approval of rates. Such statutes and regulations in certain states also prescribe the permitted types and concentration of investments. In many cases, the regulatory models originate from the National Association of Insurance Commissioners (the “NAIC”), but specific requirements vary from state to state. State insurance regulators and the NAIC regularly re-examine existing laws and regulations and adopt changes to them or implement new laws and regulations from time to time. GIAC is required to file detailed annual financial statements with supervisory agencies in each of the jurisdictions in which GIAC does business, and its operations and accounts are subject to periodic examination by such authorities. GIAC’s operations and accounts are also subject to examination by such agencies. The primary purpose of this insurance industry regulation is to protect policyholders, not holders of any securities. GIAC is also subject to federal and state laws and regulations affecting the conduct of GIAC’s businesses.

State insurance regulatory authorities and other state enforcement agencies may from time to time make inquiries regarding GIAC’s compliance with laws and regulations regarding the conduct of its insurance business. GIAC endeavors to respond to such inquiries in an appropriate way and to take corrective action if warranted. Based upon regulatory inquiries that have been made, it is GIAC’s opinion that any regulatory proceedings which might be initiated following such inquiries are not likely to have a material adverse effect on GIAC’s financial condition or results of operations.

Holding Company Regulation. Guardian Life, our parent company, is subject to Article 17 of the New York Insurance Law which places certain restrictions on transactions between Guardian Life and its subsidiaries and other affiliates, including GIAC. Some of these transactions are subject to prior approval by the New York Department of Financial Services. In addition, GIAC is subject to the insurance holding company laws of Delaware, which generally require GIAC to file certain reports, including information concerning GIAC’s capital structure, ownership, financial condition, certain intercompany transactions, and general business operations.

Risk Management. All states have adopted the NAIC’s Risk Management and Own Risk and Solvency Assessment Model Act, which requires insurers that exceed specified premium thresholds to maintain a framework for managing the risks associated with their entire holding company group, including non-insurance companies. In addition, at least annually, the insurer must prepare a summary report (the “ORSA Report”) regarding its internal assessment of risk management and capital adequacy for the entire holding company group. ORSA Reports are filed on a confidential basis with the insurance holding company group’s lead state regulator and made available to other domiciliary regulators within the holding company group.

The NAIC’s Corporate Governance Annual Disclosure Model Act, which has also been adopted by all states, requires insurers, such as GIAC, to adopt a corporate governance framework that is appropriate for their complexity and to annually file detailed information regarding their corporate governance policies.

Unclaimed Property Laws. GIAC is subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment of unclaimed or abandoned funds, and is subject to audit and examination for compliance with these requirements.

Guaranty Funds. All 50 states of the United States and the District of Columbia have insurance guaranty fund laws requiring insurance companies doing business within those jurisdictions to participate in guaranty associations. Guaranty associations are organized to cover, subject to limits, contractual obligations under insurance policies and certificates issued under group insurance policies, issued by impaired or insolvent life insurance companies. These associations levy assessments, up to prescribed limits, on each member insurer doing business in a particular state on the basis of its proportionate share of the premiums written by all member insurers in the lines of business in which the impaired or insolvent insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years. Assessments levied against GIAC by guaranty associations during each of the past five years have not been material. GIAC cannot accurately predict the amount of any future such assessments.

Policy and Contract Reserve Sufficiency Analysis. Under the Delaware Insurance Law, GIAC is required to conduct annually an analysis of the sufficiency of all life insurance and annuity statutory reserves. Each year GIAC must submit an opinion of a qualified actuary stating that GIAC’s statutory reserves, when considered in light of the assets held with respect to such reserves, make good and sufficient provision for GIAC’s associated contractual obligations and related expenses. If reserves are viewed as being inadequate, GIAC is required to set up additional reserves by moving funds from surplus.

Risk-Based Capital. GIAC reports its RBC in its statutory financial statements as required by the NAIC.

As of December 31, 2023 the total adjusted capital of GIAC was in excess of each RBC level that might require GIAC to take some remedial action.

The NAIC approved RBC revisions for corporate bonds, real estate equity and longevity risk that took effect at year-end 2021 and they had a modest net negative impact on GIAC’s RBC ratio. The NAIC also approved an RBC update for mortality risk that took effect at year-end 2022, which had a modest net positive impact on GIAC’s RBC ratio.

The NAIC developed a group capital calculation (“GCC”) tool using an RBC aggregation methodology for all entities within an insurance holding company system, including non-U.S. entities. In 2020, the NAIC amended the Insurance Holding Company System Regulatory Act and Regulation to adopt the GCC Template and Instructions and to implement the annual GCC filing requirement with an insurance group’s lead state regulator. The filing requirement becomes effective when the holding company amendments are adopted by the state where an insurance group’s lead state regulator is located.

Statutory Examinations. As part of their routine regulatory oversight process, state insurance departments conduct periodic detailed examinations of the books, records and accounts of insurers domiciled in their states.

Various state insurance departments also periodically examine non-domestic insurance companies conducting business in their states, including GIAC. The purpose of these periodic examinations is to evaluate the companies’ compliance with state insurance laws and regulations and to determine if operations are consistent with the public interest of the policyholders residing in the state conducting the examination.

NAIC Ratios. On the basis of statutory financial statements filed by life insurance companies with state insurance regulators, the NAIC calculates annually 12 financial ratios to assist state insurance regulators in monitoring the financial condition of life insurers. State insurance regulators review this statistical report, which is available to the public, together with an analytical report, prepared by and available only to state insurance regulators, to identify insurance companies that appear to require immediate regulatory attention. A “usual range” of results for each ratio is used as a benchmark. In general, departure from the “usual range” on four or more of the ratios can lead to inquiries from individual state insurance departments. GIAC had no ratios outside the “usual range” in 2023 and 2022.

Surplus and Capital. State insurance laws require GIAC to maintain a minimum level of surplus. In addition to this minimum, there are also risk-based capital requirements, as discussed above. GIAC is subject to supervision by the regulators in each jurisdiction in which it is licensed to transact business. These regulators have discretionary authority, in connection with the continued licensing of GIAC, to limit or prohibit its sales to policyholders if such regulators determine it has not maintained the minimum surplus or capital required or that its further transaction of business would be hazardous to policyholders.

Annuity Suitability. The NAIC and certain state regulators have considered, or are currently considering, implementing regulations that would apply an impartial conduct standard to recommendations made in connection with certain annuities and, in the case of New York, life insurance policies. In particular, the New York State Department of Financial Services (“ NYSDFS”) amended Regulation 187 to add a “best interest” standard for the sale of life insurance and annuity products in New York. The regulation generally requires a consumer’s best interest, and not the financial interests of a producer or insurer, to influence a producer’s recommendation as to which life insurance or annuity product a consumer should purchase. In addition, the amendments to Regulation 187 impose a best interest standard on certain consumer in-force transactions. The NAIC also adopted a revised annuity suitability model regulation that includes a best interest standard for annuity transactions. At least 40 states have adopted the amended model regulation. Other states have adopted, or are considering adopting, their own standards of conduct, which may vary in scope, applicability, and timing of implementation.

Reserves for Policy Benefits. The NAIC has approved a valuation manual containing a principle-based approach to the calculation of life insurance reserves. Principle-based reserving (“PBR”) is designed to better address reserving for life insurance and annuity products, including the current generation of products for which a formulaic basis for reserve determination did not work effectively. In general, the effect of PBR is that the Company is required to hold more reserves.

Regulation of Investments. GIAC is subject to state laws and regulations that require diversification of its investment portfolios and limit the amount of investments in certain asset categories, such as below-investment- grade fixed income securities, equity real estate, mortgages, other equity investments, foreign investments, and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in most instances, require divestiture. GIAC believes its investments are currently in compliance with all such laws and regulations.

New York Insurance Regulation 210. Insurance Regulation 210 establishes standards for the determination and any readjustment of non-guaranteed elements (“NGEs”) that may vary at the insurer’s discretion for life insurance policies and annuity contracts delivered or issued for delivery in New York State. The regulation requires insurers to notify policyholders at least 60 days prior to any adverse change in NGEs and, with respect to life insurance policies, to notify the NYSDFS at least 120 days prior to any such changes. In addition, the regulation requires insurers to file annually with the NYSDFS a listing of any adverse changes in the current scale of NGEs of any existing policy that occurred in the prior calendar year.

Regulation of RILAs. In March 2023, the NAIC Executive and Plenary Committee adopted Actuarial Guideline 54 - Nonforfeiture Requirements for Index Linked Variable Annuity Products (“AG 54”) to specify the conditions under which a RILA is consistent with the definition of a variable annuity and exempt from the Standard Nonforfeiture Law applicable to individual fixed deferred annuities. AG 54 specifies nonforfeiture requirements consistent with the daily market value approach of variable annuities, which heavily favors the use of market value-based interim values. AG 54 also requires actuarial certifications. AG 54 applies to all RILA contracts issued on or after July 1, 2024.

Following the adoption of AG 54, the Interstate Insurance Product Regulation Compact (the “Compact”) resumed a project to codify standards under which life insurers will be able to file RILAs through the Compact for approval in its member jurisdictions (“ILVA Standards”). The ILVA Standards address actuarial requirements, variability of information, and requirements for certain standard provisions that can impact product design. Adoption by the Compact is expected around the July 1, 2024 effective date of AG 54.”

Cybersecurity and Privacy Regulation

The area of cybersecurity has come under increased scrutiny by insurance regulators. The NAIC’s Insurance Data Security Model Law (the “Cybersecurity Model Law”) established standards for data security and for the investigation of and notification of insurance commissioners of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. The Cybersecurity Model Law imposes regulatory requirements intended to protect the confidentiality, integrity, and availability of information systems. Several states have adopted, or are considering adopting, the Cybersecurity Model Law, including Delaware.

New York’s cybersecurity regulation for banking and insurance entities under its jurisdiction requires these entities to establish and maintain a cybersecurity program designed to protect consumers’ private data. Covered entities, such as GIAC, must assess risks associated with their information systems and establish and maintain a cybersecurity program designed to protect the confidentiality, integrity, and availability of such systems and data. Specifically, the regulation provides for: (i) controls relating to the governance framework for a cybersecurity program; (ii) risk-based minimum standards for technology systems for data protection; (iii) minimum standards for cyber breach responses, including notice to the NYDFS of material events; and (iv) identification and documentation of material deficiencies, remediation plans and annual certifications of regulatory compliance. The NYDFS has proposed amendments to the regulation which, if adopted, would require the implementation of new reporting, governance and oversight measures, enhanced cybersecurity safeguards (such as annual audits, vulnerability assessments, and password controls and monitoring), and mandate notifications in the event a covered entity makes a cyber-ransom payment. GIAC cannot predict whether the amendments will be adopted, what form they will take, or what effect they would have on GIAC’s business or compliance efforts.

The California Consumer Privacy Act (the “CCPA”), which took effect on January 1, 2020, gives California residents expanded rights to access, and request deletion of, nonpublic information a business has collected from them; to opt out of certain sales of nonpublic information; and to know further detail on the business’ use, sourcing and sharing of that nonpublic information. Failure to comply with the CCPA could result in regulatory fines. The CCPA also grants a private right of action, following a data breach, if the breach was attributable to a failure to maintain reasonable data security procedures. The California Attorney General has promulgated regulations pursuant to CCPA that detail certain of the business’ obligations. Guardian Life expects that certain exceptions under the CCPA will apply to a significant portion of Guardian Life’s business. Additionally, on November 3, 2020, California voters passed a ballot initiative, the California Privacy Rights Act (the “CPRA”), that adjusts and, in some respects, expands consumer rights and business obligations created by the CCPA. The CPRA imposes additional obligations on companies that collect California residents’ nonpublic information, including to provide a right to correct nonpublic information, additional protections for certain uses of sensitive nonpublic information, and certain limitations on data use and on data sharing that does not involve a sale. The CPRA also created the California Privacy Protection Agency, which is now charged with adopting rules for and enforcing both the CCPA and the CPRA. The CPRA took effect on January 1, 2023. It may require additional compliance investment as well as changes to policies, procedures and operations.

Several other states have enacted or are considering comprehensive privacy legislation that may extend to GIAC’s operations in those states. However, some of these state laws (such as those enacted in Colorado, Utah and Virginia) include entity-wide exemptions for financial institutions that are subject to privacy protections in the Gramm-Leach-Bliley Act or similar, state-level financial privacy laws. In addition, the NAIC is drafting a new Privacy Protections Model Act to address consumer rights, consent, and notification as well as third-party service agreements, data retention and deletion policies, and data sharing agreements.

Securities Regulation

Our business is subject to various forms of regulation under the federal securities laws administered by the SEC, state securities laws and Financial Industry Regulatory Authority, Inc. (“FINRA”) rules.

Certain separate accounts of GIAC related to its variable insurance products are registered under the Investment Company Act of 1940, as amended. Other separate accounts are unregistered and the product being offered is registered under the Securities Act of 1933. The registered separate account interests under the variable products issued through these registered separate accounts and shares offered by the underlying mutual funds are registered under the Securities Act. Federal and state securities regulatory authorities, state attorneys general and FINRA from time to time make inquiries regarding compliance by GIAC with securities and other laws and regulations regarding the conduct of their securities businesses. GIAC endeavors to respond to such inquiries in an appropriate way and to take corrective action if warranted.

These laws and regulations are primarily intended to benefit investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations. In such event, the possible regulatory sanctions include the suspension of individual employees or associates, limitations on the activities in which the regulated entity may engage, suspension or revocation of an investment adviser’s or broker-dealer’s registration as an adviser or broker-dealer, censure, and fines.

Federal Initiatives and Legislation

Federal Insurance Initiatives. Although state regulation is currently the primary form of regulation of insurance, the federal government has considered proposals that could impact the industry, including the creation of an optional federal charter for insurers, minimum solvency requirements, and other proposals at the federal level to streamline state insurance regulatory processes. GIAC cannot predict what other proposals will be made or adopted or the effect, if any, that such proposals could have on GIAC’s business, results of operation or financial condition. At the present time, GIAC does not know of any federal legislative initiatives that, if enacted, would adversely impact its business, results of operations or financial condition.

Federal legislation and administrative policies in other areas, including employee benefit plan regulation and individual retirement account regulation, federal taxation, and securities regulation, could significantly affect the insurance industry and the costs faced by its participants.

USA PATRIOT Act. Title III of the USA PATRIOT Act of 2001 (the “PATRIOT Act”) amends the Money Laundering Control Act of 1986 and the Bank Secrecy Act to expand Anti-Money Laundering (“AML”) and financial transparency laws applicable to financial services companies, including some categories of insurance companies. The PATRIOT Act, among other things, seeks to promote cooperation among financial institutions, regulators, and law enforcement entities in identifying parties that may be involved in terrorism, money laundering or other illegal activities. To the extent required by applicable laws and regulations, Guardian Life and certain of its subsidiaries, including the Company, that are deemed “financial institutions” under the PATRIOT Act have adopted anti-money laundering programs that include policies, procedures, and controls to detect and prevent money laundering, designate a compliance officer to oversee the program, provide for on-going employee training and ensure periodic independent testing of the program. GIAC’s AML programs, to the extent required, also establish and enforce customer identification programs and provide for the monitoring and the reporting to the Treasury of certain suspicious transactions.

On December 20, 2019, President Trump signed into law the Setting Every Community Up for Retirement Enhancement Act of 2019 (the “SECURE Act”). The SECURE Act contains a number of provisions that affect the administration and operation of ERISA plans and IRAs, including provisions that encourage additional retirement savings and lifetime income options, promote the adoption of retirement plans by small employers, provide lifetime income portability, and accelerate the distribution of retirement benefits of deceased retirees. Many provisions of the SECURE Act became effective for plan years beginning after December 31, 2019.

The SECURE 2.0 Act of 2022 (“SECURE 2.0”), signed into law on December 29, 2022, makes significant changes to existing law for retirement plans by building upon provisions in the SECURE Act. SECURE 2.0 introduces new requirements and considerations for plan sponsors that are intended to expand coverage, increase savings, preserve income, and simplify plan rules and administrative procedures. Among other provisions, SECURE 2.0 directs the U.S. Department of Labor (“DOL”) to review its current interpretive bulletin regarding ERISA plan sponsors’ selection of annuity providers for purposes of transferring plan sponsor benefit plan liability to such annuity providers. Such a review could result in the DOL’s imposition of new or different requirements on plan sponsors or on annuity providers or could make such a selection process more difficult for the parties involved.

ERISA Regulations

ERISA provides (among other requirements) standards of conduct for employee benefit plan fiduciaries, including investment managers and investment advisers with respect to the assets of such plans, and holds fiduciaries liable if they fail to satisfy fiduciary standards of conduct. Generally, GIAC maintains policies and procedures that are intended to limit the circumstances in which GIAC could be deemed a fiduciary with respect to plans governed by ERISA, or to the extent that GIAC may be deemed to have such fiduciary status, to ensure compliance with applicable ERISA requirements.

The DOL issued regulations that largely were applicable in 2017 that expanded the definition of “investment advice” and required an advisor to meet an impartial or “best interests” standard, but the regulations were formally vacated by the U.S. Court of Appeals for the Fifth Circuit in 2018. The Court of Appeals decision also vacated certain DOL amendments to prohibited transaction exemptions. The DOL issued a new prohibited transaction class exemption in December 2020 that allows certain types of financial institutions, including insurance companies, to receive compensation that would otherwise be prohibited in consideration for providing fiduciary investment advice to ERISA plans and IRAs, subject to specific conditions. In October 2023, the DOL proposed rule amendments that would broaden the circumstances under which fiduciary duties are imposed.

Environmental Regulation

Climate Change and Financial Risks. The topic of climate risk has come under increased scrutiny by insurance regulators. For example, the NAIC has generally modified the Insurer Climate Risk Disclosure survey to align with aspects of the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (“TCFD”), a recognized framework of recommendations that were developed to enhance climate-related disclosures. The NAIC is also considering potential enhancements to existing regulatory tools relative to the solvency effects of climate change which may be incorporated into the NAIC’s Financial Analysis Handbook, the Financial Condition Examiners Handbook and the ORSA Guidance Manual.

In addition, the SEC has proposed new disclosure rules that, if adopted, would generally require a wide range of companies, including the Company, to prepare extensive disclosures and financial information on climate-related risk. Final SEC rules have not yet been adopted. In September 2020, the NYSDFS issued a circular letter to New York domestic and foreign authorized insurers stating that these insurers are expected to integrate financial risks related to climate change into their governance frameworks, risk management processes and business strategies.

In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) established the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury, which is authorized to monitor the U.S. insurance industry under the Dodd-Frank Act. In furtherance of President Biden’s Executive Order on Climate-Related Financial Risk, dated May 20, 2021, the FIO sought public comment on climate- related financial risks in the insurance industry. The FIO is assessing how the insurance sector may mitigate climate risks and help achieve national climate-related goals. See the “Risk Factors” section below for more information on the effect of the Dodd-Frank regulations on the Company’s business, results of operations and financial condition.

RISK FACTORS

Risk Factors Related to GIAC’s Business

A downgrade or a potential downgrade in GIAC’s financial strength ratings or the financial strength ratings of GIAC’s parent, Guardian Life, could harm its business.

Ratings are an important factor in the competitive position of life insurance companies. Rating agencies regularly review the financial performance and condition of insurers, including GIAC and its parent Guardian

Life. These ratings indicate a rating agency’s view of the rated company’s ability to meet its obligations to its insureds. The rating agencies assign ratings based upon consideration of several qualitative and quantitative factors, including the rated company’s operating performance and investment results, risk profile and capital resources. The rating agencies may also consider factors that may be outside of the rated company’s control, including changes to general economic conditions. A downgrade in our ratings or the ratings of Guardian Life could adversely affect, among other things, our ability to sell certain of our products, the rate of contract surrenders and withdrawals, the return on the insurance and annuity products we issue and, ultimately, the results of our operations and our ability to compete for attractive acquisition opportunities. Guardian Life cannot predict what actions rating agencies may take in the future that could adversely affect its business. As with other companies in the financial services industry, our ratings could be downgraded or withdrawn at any time and without any notice by any rating agency.

GIAC relies on its parent company, Guardian Life, for financial support. Guardian Life’s investment portfolio and aspects of Guardian Life’s business are subject to the full range of market risks, including credit, liquidity and equity markets and interest rate risks.

Guardian Life’s investment portfolio is material to GIAC’s business. GIAC has, in the past, relied on capital contributions from Guardian Life to offset net losses. If the Company requires additional cash to finance new business, it may seek additional capital contributions from Guardian Life. The Investment portfolio consists primarily of investment grade bonds, mortgage loans and policy loans. The portfolio also contains or may contain other investments such as public common stock, private equity, real estate, bank loans, commercial mortgage- backed securities, derivatives, and non-investment grade bonds. The main risks facing the portfolio are credit, liquidity, equity market, interest rate and real estate-related risks.

Credit risk is the risk that issuers of investments owned by Guardian Life may default or that other parties may not be able to pay amounts due to Guardian Life. Guardian Life seeks to manage credit risk by a risk management process that combines active fundamental credit analysis with quantitative risk management and by portfolio diversification across various asset types, industry sectors and issuers and, in some circumstances, by purchasing credit protection using credit derivatives or using credit replication.

Closely related to credit risk is counterparty risk, which is the risk that counterparties in over-the-counter (“OTC”) derivatives transactions may not be able to make required payments. Guardian Life attempts to reduce its derivative counterparty risk by the exchange of collateral between Guardian Life and its counterparties. Guardian Life uses over-the-counter derivatives on a limited basis and has collateral agreements in place with all counterparties.

Although Guardian Life attempts to carefully and actively manage these risks, there can be no assurance that they will be managed successfully. Credit and counterparty risk could be heightened during periods of extreme volatility or disruption in the financial and credit markets. A widening of credit spreads can increase the unrealized losses in Guardian Life’s investment portfolio. The factors affecting the financial and credit markets could lead to other-than-temporary impairments of assets in Guardian Life’s investment portfolio.

Liquidity risk is the risk that policyholder mortality experience, demands for life insurance policy loans and surrenders and withdrawals and other funding requirements are greater than the amount of available cash and assets that can readily be converted into cash. Although certain types of investments such as Treasury bonds and short-term investments can be converted to cash easily, investments which are not publicly traded, such as commercial mortgage loans, privately-placed fixed income securities, policy loans, limited partnership interests and equity real estate and certain mortgage-backed and asset-backed securities, generally cannot be as readily liquidated while other investments may be liquidated with higher than usual transaction costs in some market environments. Guardian Life attempts to manage liquidity risk by holding assets with what it views as sufficient liquidity to pay policyholder life insurance policy loans, surrenders, withdrawals and other cash outflow needs. However, there can be no assurances that Guardian Life will maintain sufficient liquidity to pay these amounts. Securities that are less liquid are also more difficult to value.

Equity market risk is the risk that stocks decline in value. Equity typically has more mark-to-market volatility than fixed income asset classes and, as a result, regulators assign higher capital charges for public equity investments.

GIAC is a writer of variable annuity products but has not sold attached living benefit guarantees since the first quarter of 2017. The account values and the value of associated guaranteed minimum death and income stream benefits of these products may be adversely affected by downturns in the capital markets, especially equity markets; however effective, November 1, 2022, GIAC entered into a Variable Annuity Reinsurance Treaty, which is intended to mitigate this risk.

Currency foreign exchange (“FX”) rate risk is the risk that changes in currency markets may increase FX volatility and result in mark-to-market losses for unhedged currency risk.

In order to attempt to reduce the effect of volatility from mark-to-market assets such as equity investments and FX exposure on its statutory surplus, Guardian Life currently employs a macro dynamic hedging program, which rebalances hedge positions as market conditions change. There can be no assurances or guarantees that this macro dynamic hedging program will reduce Guardian Life’s equity and FX market risk.

While the dynamic hedging program seeks to protect Guardian Life’s capital from statutory mark-to-market investment losses in accordance with pre-specified risk guidelines, there are various risks that may impact the effectiveness of the program, including operational risks associated with the execution of the program, liquidity risks in the futures markets, availability of suitable instruments to replicate the options, model risks and basis risks between the futures and the underlying portfolios, continuity of trading in the futures markets in periods of distress, and changes in the relevant regulatory environment at the federal and state levels and the cost of hedging. In addition, the macro dynamic hedging program does not protect Guardian Life’s assets that do not have a mark-to-market impact on capital.

Interest rate risk is the risk of loss due to changes in interest rates. Guardian Life attempts to manage interest rate risk with what it believes to be a rigorous asset/liability management program, including the use of derivatives. For example, policyholder life insurance policy loans and surrenders and withdrawals may be higher than expected when interest rates are high or increasing, or interest rates may drop so low as to make it difficult to support minimum interest rate guarantees. This latter situation is exacerbated when policyholder deposits are higher than expected. While actions may be taken to mitigate the potential effects of such policyholder options, it is impossible to eliminate all risk. Similarly, some assets may have prepayment rights or call options which might be exercised when interest rates are low and borrowers can benefit from refinancing at lower interest rates. The asset/liability management program attempts to identify such risks and to utilize various instruments, including derivatives, to offset those risks in a cost-effective manner, but there can be no assurances it will be sufficient to significantly reduce or eliminate such risks.

Significant financial and credit market volatility, including as a result of the ongoing war in Ukraine, risk of a U.S. government default, risk of bank closures by a federal or state regulator due to insolvency, changes in interest rates and credit spreads, credit defaults, market illiquidity, declines in equity prices, changes in currency exchange rates and declines in general economic conditions, either alone or in combination, could have a material adverse impact on Guardian Life’s investment portfolio, which in turn could cause Guardian Life to be unable to provide financial support to GIAC. If Guardian Life were unable to provide financial support to GIAC, this could have a material adverse impact on GIAC’s business, results of operations and financial condition.

Some of Guardian Life’s investments are relatively illiquid and are in asset classes that could experience significant market valuation fluctuations making it difficult to provide capital to GIAC.

Guardian Life holds certain investments that lack liquidity, such as privately placed fixed income securities, commercial mortgage whole loans, non-agency residential mortgage-backed securities, asset-backed securities, commercial mortgage-backed securities, collateralized loan obligations, investments in subsidiaries and affiliates, policy loans, equity real estate, including real estate joint ventures and other limited partnership interests. Investments in partnerships and LLCs may produce investment income which fluctuates from period to period and is less predictable and more variable than may be the case with more conventional asset classes. In addition, many of these assets have limitations on redemptions and trading, which may cause them to be less liquid than more conventional asset classes, such as publicly traded bonds and equities.

If GIAC needed a significant capital contribution on short notice, Guardian Life could have difficulty selling these investments in a timely manner, be forced to sell them for less than it otherwise would have been able to realize, or both.

Moreover, Guardian Life’s ability to sell such assets may be limited if other market participants are seeking to sell them at the same time.

Guardian Life’s valuation of fixed maturity, equity and trading securities may include methodologies that are subject to significant uncertainties and could result in changes to investment valuations that may materially adversely affect its results of operations or financial condition.

Guardian Life utilizes independent external pricing services such as FT Interactive Data Corp, Bloomberg and Markit for security pricing. During periods of market disruption, it may be difficult to value certain of Guardian Life’s securities if trading becomes less frequent and/or market data becomes less observable. There may be certain assets or asset classes that were in active markets with significant observable data that become illiquid due to an adverse financial environment or volatile market conditions. As a result, valuations may include inputs and assumptions that are less observable or require greater estimation and judgment as well as valuation methods which are more complex. These values may not be ultimately realizable in a market transaction, and such values may change very rapidly as market conditions change and valuation assumptions are modified. Decreases in value may have a material adverse effect on Guardian Life’s ability to provide capital infusions to GIAC.

The determination of the amount of allowances and impairments taken on Guardian Life’s investments is highly subjective and could materially impact its results of operations or financial position.

The determination of the amount of allowances and impairments vary by investment type and is based on Guardian Life’s periodic case-by-case evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Such evaluations and assessments can change significantly from period to period, especially in times of high market volatility. Market volatility can make it more difficult to value Guardian Life’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity or other issues with respect to such holders, could result in declines in the price of a security. There can be no assurance that management has accurately assessed the level of impairments taken and allowances reflected in the financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

The book value of Guardian Life’s fixed income investments and the cost of equity securities is adjusted for impairments in value deemed to be other-than-temporary in the period in which the determination is made. The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. The decision to record an other-than-temporary impairment or write-down is determined by management’s assessment of the financial condition and prospects of a particular issuer, projections of future cash flows, and recoverability of the particular security, as well as evaluation of Guardian Life’s ability and intent to hold the securities for a period of time to allow for a recovery of value.

Management’s conclusions on such assessments may ultimately prove to be incorrect as facts and circumstances change. If the value of Guardian Life’s investment portfolio is significantly impacted, Guardian Life may be unable to provide GIAC with necessary capital to support its operations, which could have a material adverse impact on GIAC’s business and financial results.

Defaults on commercial mortgage loans and volatility in performance may adversely affect Guardian Life’s ability to provide GIAC with additional capital.

Commercial mortgage loans face delinquency and default risk. In addition, future refinancing risks for commercial mortgage loans have resulted in declining values on certain of such instruments. Commercial mortgage loans are carried at amortized cost under statutory accounting practices (“SAP”). Guardian Life establishes valuation allowances for estimated impairments as of the balance sheet date. Such valuation allowances are based on the excess carrying value of the loan over the present value of expected future cash flows discounted at the loan’s original effective interest rate or the value of the loan’s collateral if the loan is in the process of foreclosure or otherwise collateral dependent. Guardian Life also establishes allowances for loan losses when a loss contingency exists for pools of loans with similar characteristics, such as mortgage loans based on similar property types or loan to value risk factors.

An increase in the default rate of Guardian Life’s commercial mortgage loan investments or a borrower’s inability to refinance or pay off its loan at maturity could have an adverse effect on Guardian Life’s results of operations and financial condition.

Any geographic or sector concentration of Guardian Life’s commercial mortgage loans may have adverse effects on its investment portfolios and, consequently, on its ability to provide GIAC with additional capital. While Guardian Life seeks to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on its investment portfolios to the extent that the portfolio is concentrated.

Changes in interest rates may adversely affect GIAC’s business, results of operations, financial condition and liquidity.

The profitability of the life insurance and annuity businesses of GIAC is sensitive to interest rate changes Periods of high or increasing rates have the potential to negatively affect profitability in the following principal ways:

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In periods of increasing interest rates, life insurance policy loans, as well as surrenders and withdrawals on life insurance and annuity products may increase as policyholders seek investments with higher perceived returns. As of December 31, 2023, GIAC had outstanding $280 million of annuities that were subject to surrender at book value without a surrender charge. This could result in cash outflows requiring GIAC to sell invested assets at a time when the prices of those assets are adversely affected by the increase in market interest rates. As of December 31, 2023, GIAC had bond assets with a carrying value of $93 million maturing on or prior to December 31, 2024.

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The income from certain of the insurance and annuity products of GIAC is derived from the spread between the crediting rate it is required to pay under the contracts and the rate of return it is able to earn on its general account investments supporting such contracts. When interest rates rise, GIAC may face competitive pressure to increase crediting rates on such contracts. GIAC may increase its crediting rates more quickly than corresponding changes to the rates it earns on its general account investments, thereby reducing the spreads in respect of such contracts. This risk is heightened in the current market and economic environment, in which many securities with higher yields are unavailable.

In addition, the rapidly rising interest rate environment may cause GIAC’s interest maintenance reserve (“IMR”) balance to decrease or become negative because of sales of fixed income securities at a capital loss. Current statutory accounting guidance requires the non-admittance of negative IMR. If the IMR balance of GIAC becomes negative, the surplus and financial strength of GIAC may not be captured in statutory financial statements due to a lower surplus and RBC ratio. The NAIC is also considering whether the allowance of a negative IMR balance in statutory accounting should be permitted, although the outcome of this initiative is uncertain. As of December 31, 2023, GIAC had a negative IMR balance of $10.3 million, which has been non-admitted as of December 31, 2023.

Periods of low interest rates have the potential to negatively affect GIAC’s profitability in the following principal ways:

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Low interest rates tend to decrease the yield on fixed income investments. This could in turn compress the spread GIAC has on products, such as universal life and certain annuities, on which GIAC is contractually obligated to pay customers a fixed minimum rate of interest. Should new money interest rates continue to be sufficiently below guaranteed minimum rates for a long enough period, GIAC may be required to pay policyholders or annuity owners at a higher rate than the rate of return it earns on its portfolio of investments supporting those products.

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Certain variable annuities written by GIAC contain guaranteed minimum withdrawal benefit (“GMWB”) riders. These GMWB riders guarantee a minimum level of withdrawal benefits irrespective of the investment performance of the underlying accounts of the variable annuities; as a result, below a certain level, GIAC would be exposed to the difference between the investment value and the guaranteed benefits. Therefore, any decline in interest rates could increase GIAC’s exposure to liability for benefit claims under these riders; however, effective November 1, 2022, GIAC entered into the Variable Annuity Reinsurance Treaty, which is intended to mitigate this risk, in large part by reinsuring all of the GMWB riders.

Sustained or significant deterioration in economic conditions could adversely affect GIAC’s business.

Generally weak economic conditions, including a U.S. government default or reduced U.S. government spending and ongoing war in Ukraine, may have a negative impact on GIAC’s operating activities. Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets and inflation affect the business and economic environment and, ultimately, the amount and profitability of GIAC’s business. In economic conditions characterized by higher unemployment, lower family income, and reduced business investment and consumer spending, the demand for GIAC’s financial and insurance products could be adversely affected. In addition, elevated incidence of claims and lapses or surrenders of policies may occur. Policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect GIAC’s earnings negatively and could have a material adverse effect on its business, results of operations and financial condition.

In addition, GIAC is susceptible to risks associated with the potential financial instability of the vendors on which GIAC relies to provide services or to whom it delegates certain functions. The same conditions that may affect GIAC’s customers also could adversely affect its vendors, causing them to significantly and quickly increase their prices or reduce their output. GIAC’s business depends on its ability to perform, in an efficient and uninterrupted fashion, its necessary business functions, and any interruption in the services provided by third parties could also adversely affect GIAC’s cash flow, profitability and financial condition.

GIAC is subject to extensive regulation, which restricts its operations and imposes compliance costs.

GIAC and its parent and affiliates are subject to extensive regulatory oversight. Although GIAC endeavors to maintain all required licenses and approvals, its businesses may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time. Also, state regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If GIAC does not have the requisite licenses and approvals or does not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend GIAC from carrying on some or all of its activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company. See the “Insurance Regulation” section above for more information regarding the Company’s regulatory framework.

State insurance regulators and the National Association of Insurance Commissioners (“NAIC”) continually reexamine existing laws and regulations and may impose changes in the future that put further regulatory burdens on insurers and that may have an adverse effect on GIAC’s business, results of operations and financial standards of minimum capital requirements and solvency, including RBC measurements, asset and reserve valuation requirements, surplus limits, limitations on investments, limitations on transactions with affiliates, risk- based capital requirements and premium taxes or other regulatory or tax matters. In addition, from time-to-time regulators raise issues during examinations or audits that could, if determined adversely, have a material impact on GIAC’s business. GIAC cannot predict whether or when regulatory actions may be taken that could adversely affect its operations.

GIAC’s insurance business is subject to regulation with respect to policy rates, minimum guarantees, and related matters. In addition, assessments are levied against GIAC as a result of mandatory participation in various types of state guaranty associations, which are state associations designed to protect policyholders in the event of insolvencies of insurers. The amounts of such assessments are highly unpredictable and could increase significantly if there is an increase in the number or size of insurance companies which become insolvent or subject to rehabilitation. See the “Insurance Regulation” section above for more information regarding the Company’s participation in guaranty funds.

GIAC, as well as certain policies and contracts sold by us, are subject to various forms of regulation under the federal securities laws administered by the SEC. The Financial Industry Regulatory Authority, Inc. (“FINRA”), a securities self-regulatory organization, as well as the states in which we operate also regulate aspects of Guardian Life’s securities-related businesses. We could be restricted in the conduct of our securities- related businesses should we fail to comply with such laws and regulations. Legal proceedings and regulatory investigations and inquiries with respect to revenue sharing, sales to seniors, and other aspects of the mutual fund and variable annuity businesses are ongoing and expected to continue in the future and could result in legal precedents, as well as new industry-wide legislation, rules, or regulations that could significantly affect the financial services industry, including mutual fund and variable annuity companies affiliated with us. Future laws and regulations, or the interpretation thereof, could materially and adversely affect our business, results of operations and financial condition.

The NAIC, as well as certain state regulators, have implemented or are considering implementing regulations that would apply an impartial conduct standard to recommendations made in connection with the sale of certain annuities and, in the case of New York, life insurance policies. In particular, the NYSDFS amended Regulation 187, which applies a “best interest” standard to the sale of life insurance and annuity products in New York. The regulation generally requires a consumer’s best interest, and not the financial interests of a producer or insurer, to influence a producer’s recommendation as to which life insurance or annuity product a consumer should purchase. The amendments to Regulation 187 also impose a best interest standard on certain consumer in-force transactions.

In April 2021, the Appellate Division of the New York Supreme Court overturned the regulation for being unconstitutionally vague, although the New York State Court of Appeals reversed this ruling on October 20, 2022. In addition, the NAIC adopted a revised annuity suitability model regulation that also includes a best interest standard for annuity transactions. Several states have adopted the amended model regulation, including approximately half of the domiciliary states of Guardian Life’s insurance subsidiaries. Also, in 2020, Massachusetts adopted a new regulation that imposes a fiduciary conduct standard on broker-dealers and agents. These state regulations may have adverse effects on Guardian Life’s business, results of operations and financial condition.

On June 5, 2019, the SEC adopted Regulation Best Interest (“Reg BI”) under the Securities Exchange Act of 1934. Reg BI establishes a “best interest” standard of conduct for broker-dealers and associated persons when they make a recommendation to a retail customer of any securities transaction or investment strategy involving securities, including recommendations of types of accounts. As part of the rulemaking package, the SEC also adopted new rules and forms to require broker-dealers and investment advisers to provide a brief relationship summary, Form CRS, to retail investors. These new rules became effective on June 30, 2020, and Guardian has developed policies, procedures, and controls to comply with the new rules. These new SEC rules will increase compliance costs related to Guardian Life’s broker-dealers and investment advisers, and may have adverse effects on Guardian Life’s business, results of operations and financial condition.

Some of the regulatory authorities that oversee GIAC’s businesses are considering or may in the future consider new regulatory requirements intended to assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. Federal and state regulatory agencies also frequently adopt changes to their regulations or change the manner in which existing regulations are applied. GIAC cannot predict the substance or impact of pending or future legislation, regulation, or the application thereof. Any such changes could affect the way GIAC conducts its business and manages its capital, which in turn could materially affect its results of operations, financial condition, and liquidity.

Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase GIAC’s direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on its financial condition or results of operations.

New and amended regulations regarding the standard of care applicable to investment professionals, insurance agencies, and financial institutions that recommend or sell annuities or life insurance products may have an adverse impact on GIAC’s ability to sell its products.

Sales of GIAC’s products are subject to federal and state regulations related to sales practices. As noted above, Reg BI establishes a “best interest” standard of conduct for broker-dealers and associated person when they make a recommendation to a retail customer of any securities transaction or investment strategy involving securities, including recommendations of types of accounts. Since its adoption, Reg BI has been a focus of SEC examination. The changes under Reg BI and Form CRS have increased overall compliance costs, and may have an adverse effect on GIAC’s business, results of operations, and financial condition. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including increased risk of regulatory enforcement actions or potentially private claims.

In addition, sales of GIAC’s annuities to employee benefit plans governed by provisions of ERISA and to IRAs that are governed by similar provisions under the Internal Revenue Code are subject to restrictions that require ERISA fiduciaries to perform their duties solely in the interests of ERISA plan participants and beneficiaries and that prohibit ERISA fiduciaries from causing a covered plan or retirement account to engage in certain prohibited transactions absent an exemption. In October 2023, the DOL proposed rule amendments that would broaden the circumstances under which fiduciary duties are imposed. The proposed revisions to the DOL’s fiduciary rules and additional legal challenges to such rules could cause GIAC to incur additional compliance costs.

State regulators have also become more active in adopting new standard of care requirements for sales of annuities and, in some cases, life insurance products. At least 40 states have adopted amendments to their suitability rules based on the NAIC’s revised Suitability in Annuity Transactions Model Regulation, which imposes a higher standard of care that largely aligns with the standards set forth in Reg BI. Other states have adopted, or are considering adopting, their own standards. Although most states have pursued uniformity, the standards in each state may vary in scope, applicability, and timing of implementation. The adoption of these new standards could have a material adverse impact on GIAC’s sales and compliance costs.

GIAC continues to closely monitor and evaluate these ongoing regulatory developments. However, there remains significant uncertainty surrounding the final form these regulations will take. These regulations could change the way financial professionals do business, how annuity and life insurance products are marketed and offered, impact customer demand, or increase compliance burdens and costs. Distributors may choose to limit the number of products they offer, GIAC may find it necessary to change sales compensation arrangements, to replace or engage additional distributors, to limit the assistance it can provide to contract owners, or otherwise change the manner in which it conducts its business. Regulatory, legislative, or judicial measures or the reaction to such activity by consumers or the industry could have a material adverse impact on GIAC’s ability to sell its products, retain in-force business, and on its financial condition and results of operations. Inconsistencies among the rules adopted by the SEC, the DOL, and state regulators could increase this impact.

The Dodd-Frank Act and resulting changes in federal laws and regulations continue to adversely affect GIAC’s business, results of operations and financial condition.

In July 2010, Congress passed, and President Obama signed, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act establishes a general framework for systemic regulation that has imposed mandatory clearing, exchange trading and margin requirements on many derivatives transactions. Regulations with respect to swaps and other derivatives that are regulated by the Commodity Futures Trading Commission (the “CFTC”) have been largely implemented, including final implementation for Guardian of requirements relating to initial margining of swaps that went into effect in September 2020. Regulations for security-based swaps, which are regulated by the SEC, have been largely adopted and implemented. These regulations differ in many respects from those adopted by the CFTC, U.S. prudential regulators, and regulators in the European Union (the “EU”). As a result, it is possible that the implementation of SEC regulations could adversely impact Guardian Life’s positions in security-based swaps, such as credit default swaps and equity swaps.

Guardian is required to post initial margin to its derivatives counterparties in respect to its swaps’ positions depending on the size of the swaps’ books of the broader Guardian group and the applicable threshold established by counterparties. Initial margin posting is required if Guardian and its affiliated entities have “material swaps exposure.” The rules, which are applicable to Guardian, require average daily aggregate notional exposure to uncleared swaps, uncleared security-based swaps, foreign exchange forwards and foreign exchange swaps for specified prior periods in excess of $8 billion. In addition, eligible margin for initial margin for swaps, like that for variation margin, is restricted to cash and liquid securities (such as U.S. government securities, government- sponsored enterprise debt securities, certain sovereign debt and specified corporate debt, listed equities and mutual funds).

To the extent that Guardian Life’s swaps or security-based swaps counterparty collects initial margin from it, Guardian may request that the derivatives counterparty segregate all such initial margin at a custodian. If Guardian does not request segregation, the custodian or counterparty may commingle such assets or collateral with the custodian’s or counterparty’s own assets or collateral, and in the event of the bankruptcy or insolvency of the custodian or counterparty, such assets and collateral may be subject to the conflicting claims of the creditors of the relevant custodian or counterparty, which may result in a loss to Guardian.

Guardian currently posts variation margin to and collects variation margin from counterparties to swaps subject to regulation by the CFTC, U.S. prudential regulators and authorities in the EU.

Where Guardian enters into certain swaps that are subject to mandatory clearing, Guardian will be required to execute such swaps on a registered exchange or trading platform.

In addition, regulations adopted by U.S. prudential regulators that became effective in 2019 require certain bank-regulated counterparties and certain of their affiliates to include in qualified financial contracts, including many derivatives contracts, repurchase agreements and securities lending agreements, terms that delay or restrict the rights of counterparties, such as us, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of affiliate credit enhancements (such as guarantees) in the event that the bank-regulated counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these requirements in the market, could adversely affect Guardian Life’s ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements. The Dodd-Frank Act and related federal regulations and foreign derivatives requirements expose us to operational, compliance, execution, and other risks, including central counterparty insolvency risk.

Further, where Guardian enters into a swap with non-U.S. counterparties in the EU, the regulations of the home or resident country of such counterparty generally apply regulatory requirements with respect to such swap that are similar to those adopted by the CFTC and the prudential regulators pursuant to the Dodd-Frank Act. The European Market Infrastructure Regulation (“EMIR”), like the CFTC regulations in effect in the United States, requires reporting of derivatives and various risk mitigation techniques to be applied to derivatives entered into by parties that are subject to the jurisdiction of EMIR.

The Dodd-Frank Act also established the Financial Stability Oversight Council (“FSOC”), which has the authority to designate non-bank financial companies as systemically important financial institutions (“non-bank SIFIs”), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. The FSOC modified the designation process by adopting an activities-based approach for identifying and addressing potential risks to financial stability. There are currently no such non-bank financial companies designated as SIFIs, although if the FSOC were to designate Guardian as such, it would become subject to certain of these enhanced prudential standards. Other regulators, such as insurance regulators, may also adopt new or heightened regulatory safeguards as a result of actions taken by the Federal Reserve in connection with its supervision of non-bank SIFIs. There can be no assurance that any such new or enhanced regulation would not apply to Guardian.

In addition, the Dodd-Frank Act established the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury, which has the authority, on behalf of the United States, to participate in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards. While not having a general supervisory or regulatory authority over the business of insurance, the director of the FIO performs various functions with respect to insurance, including serving as a non-voting member of FSOC and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation.

Federal agencies have been given significant discretion in connection with rulemaking pursuant to and implementation of the Dodd-Frank Act. It is unclear what impact the current U.S. administration and the volatile political environment will have on potential changes to the Dodd-Frank Act and the resulting impact on Guardian Life’s business, financial condition, or results of operations. Guardian cannot currently identify the risks, if any, that may be posed to Guardian Life’s business as a result of potential changes to, or legislative replacements for, the Dodd-Frank Act. Guardian cannot predict whether any such legislation or regulatory changes would be adopted, or what impact they would have on Guardian Life’s business, financial condition, or results of operations.

Litigation and regulatory investigations are common in the life insurance industry and may harm GIAC’s business and financial strength and reduce its profitability.

Life insurance companies and their affiliated financial services businesses have historically been subject to substantial litigation, including the risk of individual and class action lawsuits, resulting from claims disputes, or relating to suitability, sales or underwriting practices, product design, disclosure, claims and payment procedures, administration, denial or delay of benefits and breaches of fiduciary or other duties. Most of the actions seek substantial or unspecified compensatory and punitive damages and the probability and amount of liability, if any, may remain unknown for substantial periods of time. GIAC is also subject to various regulatory inquiries from time to time, such as information requests and books and record examinations, from state and federal regulators and other authorities. GIAC, its parent and affiliates are, from time to time, a plaintiff or defendant in actions arising out of its insurance business. Litigation, as well as governmental, administrative, or regulatory proceedings, inquiries or investigations may harm GIAC’s business and financial strength and reduce its profitability. Moreover, even if GIAC ultimately prevails in the litigation, regulatory action, or investigation, it could suffer significant harm to its reputation, which could have a material adverse effect on its business, results of operations and financial condition, including its ability to attract new customers, retain current customers and recruit and retain employees and agents.

Changes in tax laws and the interpretation thereof could adversely affect GIAC’s business.

Congress has, from time to time, considered legislation that could adversely impact or change the manner of taxing the products GIAC sells and of calculating the amount of taxes paid by life insurance companies or other corporations, including GIAC. Changes to federal, state or other tax laws, or in the interpretation of applicable tax laws and regulations, could reduce GIAC’s earnings and adversely affect GIAC’s business, financial condition or results of operations.

The attractiveness to GIAC’s customers of many of its products may be due, in part, to favorable tax treatment. Current federal income tax laws generally permit the tax-deferred accumulation of earnings on the premiums paid by the holders of life insurance and annuity products. Taxes, if any, are payable generally on income attributable to a distribution under the contract for the year in which the distribution is made. Death benefits under life insurance contracts may be received free of federal income tax. Congress has, from time to time, considered legislation that could have the effect of reducing or eliminating the benefit of such income tax deferral or otherwise affect the taxation of life insurance or annuity products. As a result, demand for certain of GIAC’s life insurance and annuity products that offer income tax deferral could be negatively impacted. To the extent that legislation is enacted in the future to reduce the tax deferred status of life insurance or annuity products, limit the exclusion of death benefits from income, or reduce the taxation of competing products, all life insurance companies, including GIAC, could be adversely affected. Likewise, reductions in individual tax rates could reduce the attractiveness of tax deferral to GIAC’s potential customers.

Congress has from time to time considered material changes to, or a repeal of, the estate tax. Many of GIAC’s products are sold to customers in order to help them meet their estate tax planning needs. To the extent that legislation is enacted in the future that would materially change, or repeal, the estate tax, sales of GIAC’s products could be adversely affected.

Guardian Life files consolidated U.S. federal income tax returns along with various state and local income tax returns that encompass GIAC and other affiliates. From time to time, Guardian Life is subject to audits of its federal, state and local tax returns. As of the date of this Prospectus, Guardian Life is under examination by the Internal Revenue Service (“IRS”) for tax years 2015-2018. There are a number of state and local governmental audits in process. While Guardian Life does not expect any material changes as a result of pending audits, there can be no assurance that there will not be any such adjustments in the future.

New accounting rules, changes to existing accounting rules or the granting of permitted accounting practices to competitors could have an adverse effect on GIAC’s results of operations and financial condition.

GIAC is required to comply with statutory accounting practices (“SAP”). SAP and various components of SAP (such as actuarial reserving methodologies) are subject to review by the NAIC and its task forces and committees, as well as state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Various proposals are currently, or have been previously, pending before committees and task forces of the NAIC, some of which, if enacted, could negatively affect the reporting of Guardian Life’s financial condition and results of operations. The NAIC has approved a valuation manual containing a principle-based approach to the calculation of life insurance company reserves. Principle-based reserving (“PBR”) is designed to better address reserving for products, including the current generation of products for which the formulaic basis for reserve determination did not work effectively. All states have adopted PBR, and it became effective in New York with the adoption of Insurance Regulation 213, which affirmed the New York Superintendent of Financial Services’ (the “Superintendent”) authority to deviate from the NAIC valuation manual to adjust the reserves of a Guardian insurance company if the NYSDFS determines that an alternative requirement would be in the best interest of New York policyholders. Regulation 213 adopted the NAIC valuation manual, but excluded certain provisions that were deemed to conflict with New York insurance law and regulation.

GIAC cannot predict whether any accounting reforms related to SAP or components of SAP will positively or negatively affect it.

In addition, the NAIC Accounting Practices and Procedures Manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP by granting them permitted accounting practices. GIAC cannot predict what permitted and prescribed practices the NYSDFS may allow or mandate in the future, nor can GIAC predict whether or when the insurance departments of the domiciliary states of its competitors may permit them to utilize advantageous accounting practices that depart from SAP. As of the date of this Prospectus, GIAC has not requested or used any such permitted practices for the statutory financial statements for the year ended December 31, 2023. Moreover, although states defer to interpretations of the insurance department of the state of domicile with respect to regulations and guidelines, neither the action of the domiciliary state regulator nor action of the NAIC is binding on a state. Accordingly, a state could choose to follow a different interpretation. GIAC can give no assurance that future changes to SAP or components of SAP will not have a negative impact on GIAC’s results of operations or financial condition.

The amount of statutory capital that GIAC has and the amount of statutory capital it must hold can vary significantly from time to time and is sensitive to a number of factors outside of its control, including equity market and credit market conditions.

Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for GIAC and its insurance company parent and affiliates. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for both life and property and casualty companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, assets, and interest rate risks. The RBC regulations include equity, interest rate and expense recovery risks associated with variable annuities that contain death benefits or certain living benefits. As discussed below, effective November 1, 2022, pursuant to the Variable Annuity Reinsurance Treaty, the risks relating to the variable annuities were substantially mitigated.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by GIAC (which itself is sensitive to equity market and credit market conditions), the amount of additional capital it must hold to support its business growth, changes in equity market levels, the value of certain fixed-income and equity securities in its investment portfolio, the value of certain derivative instruments that do not benefit from hedge accounting treatment, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas. Most of these factors are outside of GIAC’s control. Increases in the amount of required statutory reserves reduce the statutory capital used to calculate GIAC’s RBC ratios.

GIAC’s statutory surplus and RBC ratios have a significant influence on its financial strength and claims paying ratings, which, in turn, are important to its ability to compete effectively. To the extent that GIAC’s statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, it may seek to raise additional capital. If it were not able to raise additional capital in such a scenario for any reason, any ratings downgrade that followed could have a material and adverse effect on its business, results of operations, financial condition and liquidity.

The NAIC and the International Association of Insurance Supervisors (“IAIS”) have developed group capital calculations or group capital standards, which are in the process of being implemented and refined. In December 2020, the NAIC adopted a group capital calculation tool that uses an RBC aggregation methodology for all entities within the insurance holding company system, including non-U.S. entities. In November 2019, the IAIS adopted a global insurance capital standard (“ICS”), which is undergoing a five-year monitoring period that started in January 2020. Following the monitoring period, the ICS will serve as the base group capital standard applicable to all internationally active insurance groups (as defined by the IAIS and designated by group regulators). Federal regulators and the NAIC continue to engage with the IAIS with respect to how such capital standards will interact with existing U.S. regulatory requirements and the NAIC’s group capital calculation. GIAC cannot predict what impact these capital standards may have on its operations. It is possible that GIAC or its parent company and affiliates may be required to hold additional capital, which may adversely affect GIAC’s ability to do business.

Guarantees embedded in GMWB riders sold with variable annuity contracts could expose GIAC to certain risks.

Certain variable annuities written by GIAC prior to the first quarter of 2017 contain guaranteed minimum withdrawal benefit (“GMWB”) riders. These GMWB riders guarantee a minimum level of withdrawal benefits irrespective of the investment performance of the underlying accounts of the variable annuities; as a result, below a certain level, GIAC will be exposed to the difference between the investment value and the guaranteed benefits. Therefore, any decline in capital markets (including equity and debt markets), interest rates or account values may increase GIAC’s exposure to liability for benefit claims under these riders. The amount of statutory reserves related to GMWB is in part tied to the difference between the value of the underlying accounts and the guaranteed benefits. Even when GIAC is not immediately subject to guaranteed minimum withdrawal payments to annuity holders, it is required to establish this type of reserve to allow for declines in capital markets or account values. GIAC has mitigated this requirement by entering into the Variable Annuity Reinsurance Treaty pursuant to which GIAC reinsured virtually 100% of the variable annuity block that existed as of November 1, 2022, including all its GMWB riders.

GIAC’s reserves for future policy benefits and claims related to the company’s current and future business.

GIAC’s reserves for future policy benefits and claims may prove to be inadequate. Guardian establishes and carries, as a liability, reserves based on estimates of how much the company will need to meet policyholder obligations, including the payment of future benefits and claims. For GIAC’s life insurance and annuity products, these reserves are calculated based on methodologies required by the NAIC for statutory reserves, using mortality tables specified by the NAIC, as well as minimum interest rates also specified by the NAIC and contract language. Claim reserves reflect a combination of actual experience and industry experience, as well as, where mandated, experience tables specified by state insurance departments. It cannot be determined with precision the ultimate amounts that will be paid, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Since GIAC cannot precisely determine the amount or timing of actual future benefits and claims, actual results could differ significantly from those assumed. Deviations from one or more of these estimates and assumptions could have a material adverse effect on GIAC’s results of operations or financial condition. If GIAC concludes that reserves, together with future premiums, are insufficient for payments of benefits and expenses, GIAC may seek to increase premiums where it is able to do so.

Reinsurance may not be available, affordable, or adequate to protect GIAC against losses.

As part of GIAC’s overall risk management strategy, it purchases reinsurance for certain risks underwritten by GIAC. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond GIAC’s control determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase GIAC’s risk of loss and any increase in the cost of reinsurance will, absent a decrease in the amount of reinsurance, reduce GIAC’s earnings. Accordingly, GIAC may be forced to incur additional cost for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect its ability to write future business or result in the assumption of more risk with respect to those products GIAC issues.

GIAC reinsures its business with various reinsurers. In order to enter into a reinsurance treaty with GIAC or its affiliates, the reinsurer must meet various standards in terms of financial strength and ratings. GIAC reinsures its participating life business, universal life business and variable universal life business mortality risk on any face amount issued in excess of Guardian Life’s general retention limit of $20 million per life. For term insurance, Guardian coinsured between 76% and 90% of all term life insurance business on a first dollar quota share basis until May 1, 2014. Starting May 1, 2014, Guardian cedes amounts in excess of $2 million per life of newly issued term life insurance to a pool of four reinsurers on an automatic yearly renewable term basis. Term life insurance business may also be ceded to the same four reinsurers on a facultative basis. Also, starting May 1, 2014, until terminated for new business effective December 31, 2018, Guardian has a coinsurance with funds withheld reinsurance agreement, with one reinsurer, covering 90% of its level term life insurance amounts net of the excess of $2 million retention on yearly renewable term reinsurance. See “Our Business Reinsurance.” Effective May 18, 2020, Guardian began selling its term life plans through GIAC in excess of $2 million per life to a pool of four reinsurers.

Ceded life insurance reinsurance treaties held by Guardian are provided by a number of reinsurers. Approximately, 32% of Guardian Life’s individual life insurance face amount is reinsured as of December 31, 2022. Of the face amount reinsured, over 95% is ceded to four third-party reinsurers. The remaining percentage of the face amount reinsured is spread among a number of other companies. Some of these agreements are closed to new business. However, the reinsurance treaties covering the closed blocks of business remain in force as to these closed blocks. GIAC entered into the Variable Annuity Reinsurance Treaty pursuant to which GIAC reinsured virtually 100% of the variable annuity block in force as of November 1, 2022, including all of its GMWB riders and virtually all the variable annuity guaranteed minimum death benefits (“GMDB”) riders. Effective October 5, 2020, GIAC coinsured 80% of new single premium immediate annuities (“SPIA”) and deferred income annuities (“DIA”) with one reinsurer. This reinsurance agreement is intended to allow us to increase annuity income rates, which could result potentially in increasing sales.

Counterparties to GIAC’s reinsurance arrangements and other contracts may fail to perform, which could adversely affect its results of operations and financial condition.

GIAC uses reinsurance to mitigate its risks in various circumstances. In general, reinsurance does not relieve GIAC of its direct liability to its policyholders, even when the reinsurer is liable to the cedant. Accordingly, GIAC bears credit risk with respect to its reinsurers. GIAC cannot provide assurance that its reinsurers will pay the reinsurance recoverables owed to it now or in the future or that they will pay these recoverables on a timely basis. A reinsurer’s insolvency, inability, or unwillingness to make payments under the terms of reinsurance agreements with GIAC could have an adverse effect on its results of operations and financial condition.

GIAC is engaged in a highly competitive business. Competitive factors may adversely affect GIAC’s market share and profitability.

The life insurance industry is highly competitive. There are a large number of life insurance companies in the United States, many of which offer insurance products similar to those marketed by GIAC and may have advantages over GIAC in one or more of the competitive factors listed below. In addition to competition from within the industry, insurers are increasingly facing competition from non-traditional sources in the financial services industry, including mutual fund companies, banks, securities brokerage houses and other financial services entities. Recent industry consolidation, including acquisitions of insurance and other financial services companies in the United States by international companies, has resulted in larger competitors with strong financial resources, marketing and distribution capabilities and brand identities. Some competitors also offer a broader array of products, have more competitive pricing or, with respect to other insurers, have higher claims paying ability ratings. National banks, which may sell annuity products of life insurers in some circumstances, also have pre-existing customer bases for financial services products, and may also limit the number of life insurers whose products are sold through their financial institution.

Competitiveness in the insurance business is affected by various factors including, but not limited to, name recognition, price, financial strength ratings, size and strength of distribution force, range of product lines, product features, commission structure, product quality, servicing ability, investment performance and general reputation. There can be no assurance that GIAC will be able to compete successfully against current and future competitors or that competitive pressures faced by GIAC will not materially and adversely affect its business, operating results, and financial condition.

The life insurance industry is rapidly evolving toward the use of information technology and data in underwriting risks rather than relying on the analysis of blood and urine samples. GIAC’s competitive posture may be impacted if it does not keep pace with these changes or implements them incorrectly.

In addition, the investment management and securities brokerage businesses have relatively few barriers to entry and continually attract new entrants. Many of GIAC’s competitors in these businesses offer a broader array of investment products and services and are better known than GIAC as sellers of annuities and other investment products.

If Guardian Life is unable to attract and retain independent agents, career agents, general agents and key personnel, its ability to compete and its revenues could suffer.

Guardian Life provides GIAC with personnel pursuant to an Amended and Restated Agreement for Services and Reimbursement Therefor. Guardian Life’s career agency force is the primary means by which GIAC distributes life insurance and annuity products. In order for GIAC to increase life insurance and annuity sales, Guardian Life must attract, develop and retain those who are or can be productive career agents.

Insurance companies compete vigorously for productive agents. Guardian Life competes with other life insurance companies for agents primarily on the basis of its financial position, support services, compensation and product features. Such agents may promote products offered by other life insurance companies that may offer a larger variety of products than GIAC does. Guardian Life’s competitiveness for such agents also depends upon the long-term relationships it develops with them. In addition, securing the future of GIAC’s individual market distribution requires Guardian Life to continue to attract and recruit successful general agents. If Guardian Life were unable to attract and retain sufficient agents or general agents, its ability to compete and its results of operations or financial condition could be impacted.

The success of GIAC’s businesses also largely depends on Guardian Life’s ability to attract and retain key personnel. Strong competition exists for qualified personnel, including actuaries and portfolio managers, with demonstrated abilities. Inability to attract key personnel, or attract and retain additional qualified personnel, could harm GIAC’s results of operations and financial condition.

GIAC’s profitability may decline if mortality rates or persistency rates or other assumptions differ significantly from pricing expectations.

GIAC sets prices for many of its insurance and annuity products based upon expected claims and payment patterns, using assumptions for mortality, persistency (how long a contract stays in-force) and interest rates. In addition to the potential effect of natural or man-made disasters, significant changes in mortality could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, effectiveness of treatment for disease or disability, or other factors. In addition, GIAC could fail to accurately anticipate changes in other pricing assumptions, including changes in interest rates and inflation. Significant negative deviations in actual experience from GIAC’s pricing assumptions could have a material adverse effect on the profitability of its products. GIAC’s earnings are significantly influenced by the claims paid under its insurance contracts and will vary from period to period depending upon the amount of claims incurred.

GIAC’s individual life insurance business consists primarily of participating policies. A significant increase in death benefits could result in a reduction of the dividends paid to participating policyholders of GIAC. A reduction in these dividends could reduce GIAC’s ability to compete with other issuers of participating policies.

There is only limited predictability of claims or persistency experience within any given month or year. Guardian Life’s future experience may not match its pricing assumptions or its past results. As a result, Guardian Life’s results of operations and financial condition could be materially adversely affected.

As an example of the challenges surrounding the predictability of persistency experience, GIAC sells single premium deferred annuities (“SPDA”) that have a surrender charge period of up to seven years. SPDAs were sold starting in 1996. Sales of SPDA greatly increased in 2023 as this product has recently become a strategic focus for GIAC, although 80% of the associated financial exposure from these sales is reinsured with Commonwealth Annuity and Life Insurance Company. On a gross basis, this block has a total account value of $1.5 billion as of December 31, 2023. SPDA policies in issue years beyond surrender charge account for less than $120 million of the total account value. Generally, when policies are out of the surrender charge period policyholders are more likely to withdraw their funds because they can do so without penalty. Each year, additional fixed annuities will come out of their surrender charge period. Guardian has assumptions that anticipate this additional lapse experience when it initially prices these products. In some market conditions, an increase in surrenders could materially affect GIAC’s financial condition or results of operations.

The failure of third-party service providers to satisfactorily perform could negatively affect GIAC’s business. A number of elements of GIAC’s operations are managed on an outsourced basis. These arrangements create performance risks for our business and, to a lesser extent, create the risk that our operating expenses will increase. In particular, we use third-party service providers for policy administration services.

Failure in or poor performance by GIAC’s third-party service providers could have a material adverse effect on GIAC’s business, results of operations and financial condition. Such failure or poor performance could include, for example, if a third party fails to meet contractual requirements, fails to comply with applicable laws and regulations, suffers a cyber-attack, ransomware incident, virus, software defect or vulnerability, physical or electronic break in or other security breach or otherwise fails to protect GIAC’s proprietary business information or confidential and sensitive data about GIAC’s customers, fails to provide GIAC or policyholders with timely and accurate information or fails to maintain adequate internal controls. If GIAC elects to replace any of these third-party service providers, it may incur costs or business disruptions in connection with finding, retaining and operationalizing new third-party service providers. In addition, the time and attention of our senior management may be diverted away from ongoing business operations.

The impact of international tension between the United States and other nations, terrorist attacks and ongoing military and other actions may result in decreases in net income, revenue and assets under management and may adversely affect GIAC and Guardian Life’s investment portfolio.

The continued threat of terrorism both within the United States and abroad, the ongoing military and other actions and heightened security measures in response to these threats, and international tensions between the United States and other nations may cause disruptions to commerce, reduced economic activity and continued volatility in markets throughout the world. Such factors could affect GIAC’s parent company, Guardian Life’s net income and revenue.

GIAC may also face increased death benefit claims as a result of war, terrorism or natural disaster. Although GIAC and its affiliates have contingency plans in place, a major terrorist act on the United States or natural disaster may materially disrupt GIAC’s critical operations. Some of the assets in Guardian Life’s investment portfolio may also be adversely affected by declines in the securities markets and economic activity as a result of these factors.

GIAC’s financial results may be adversely impacted by climate change.

Climate change may increase the frequency of and severity of weather-related disasters and other health incidents, such as pandemics, and their effects may increase over time. Such changes may, among other effects, lead to disruptions in GIAC’s operations or increase mortality rates. In addition, such changes and government responses thereto (such as carbon taxes or limits on carbon emissions) may have a material adverse effect on the economy as a whole, which may, among other effects, harm the value of investments GIAC holds or harm GIAC’s counterparties, including reinsurers. GIAC’s regulators may also increasingly focus their examinations on climate-related risks.

GIAC cannot predict the long-term impacts from climate change and related regulation, which could have a material adverse effect on its business, results of operations and financial condition.

GIAC’s efforts to meet environmental, social, and governance standards and to enhance the sustainability of its businesses may not meet investors’ or regulators’ expectations

Some of GIAC’s policyholders, investors and customers, or those considering such a relationship with GIAC, evaluate its business or other practices according to a variety of environmental, social, and governance (“ESG”) standards and expectations. Some of GIAC’s regulators have proposed ESG rules or announced that they intend to review GIAC’s practices against ESG standards; others may not seek to do so. Further, GIAC and its affiliates define their corporate purpose, in part, by the sustainability of its practices and its impact on all stakeholders.

GIAC’s investors or others may evaluate GIAC’s practices by ESG criteria that are continually evolving and not always clear. These standards and expectations may also, as a whole, reflect contrasting or conflicting values or agendas. GIAC’s decisions or priorities must also necessarily, and simultaneously, take account of several business goals and interests. GIAC’s practices may also not change in the particulars or at the rate stakeholders expect. As a result, GIAC’s efforts to conduct its business in accordance with some or all these expectations may involve tradeoffs. GIAC may fail to meet its commitments or targets, and its policies and processes to evaluate and manage ESG standards in coordination with other business priorities may not prove completely effective or satisfy investors, regulators, or others. GIAC may face adverse regulatory, investor, media, or public scrutiny leading to business, reputational, or legal challenges.

Natural and man-made disasters, or other catastrophic events could adversely affect GIAC’s results of operations and financial condition.

A natural or man-made disaster or other catastrophic event, including but not limited to a storm, tornado, fire, flood, earthquake, disease, epidemic, pandemic (e.g., COVID-19), malicious act, terrorist attack, and/or cybersecurity incident could cause short-or long-term interruptions to GIAC’s business operations or those of its service providers, which could materially impact GIAC’s operating results.

Such events or conditions could cause volatility in global financial markets, disruptions to commerce and reduced economic activity, which could impact GIAC’s investments or sales of GIAC’s products. Although GIAC has taken certain steps to manage risks associated with these events, these precautions may not adequately predict or mitigate the impact of such events on GIAC’s business, results of operations and financial condition.

A computer system failure or security breach could disrupt GIAC’s business, damage its reputation and adversely impact its profitability.

GIAC relies on computer systems to conduct its business, including customer service, marketing, and sales activities, manage its customer relationships and produce its financial statements. While GIAC has policies, procedures and backup plans designed to prevent or limit the effect of failure, its computer systems may be vulnerable to disruptions or breaches as the result of natural disasters, man-made disasters, criminal activity, cyberattacks, pandemics or other events beyond its control. The failure of GIAC’s computer systems, or those of third parties on which GIAC relies, for any reason could disrupt its operations, result in the loss of customer business, and adversely impact its profitability.

GIAC retains confidential information on its computer systems, including customer information, nonpublic information and proprietary business information, and such information may also be stored on the systems of third parties to whom GIAC outsources certain functions or the systems of its career agents. Cyberattacks on such third parties with whom GIAC does business and shares information may adversely impact its business. GIAC’s career agents may also experience breaches of their computer systems resulting in the compromise of nonpublic information. Any compromise of the security of the computer systems on which GIAC retains confidential information, including the disclosure of nonpublic information, could damage GIAC’s reputation, expose it to litigation or other enforcement action, increase regulatory scrutiny and require GIAC to incur significant technical, legal and other expenses.

Cybersecurity incidents may be systemic (e.g., affecting the internet, cloud services, or other infrastructure) or targeted (e.g., failures in or breach of the Company’s systems or those of third parties on whom the Company relies) and can result from deliberate attacks or unintentional events. Publicly reported cybersecurity threats and incidents have increased in recent years, and financial services companies and their third-party service providers are increasingly the targets of cyberattacks involving the encryption and/or threat to disclose personal or confidential information (i.e., ransomware) or disruptions of communications (i.e., denial of service) to extort money or for other malicious purposes. Techniques used to attack systems and networks change frequently and can originate from a wide variety of sources. Due to the increasing sophistication of cyberattacks, a cybersecurity incident could persist for an extended period of time without detection. The use of remote or flexible work arrangements, remote access tools, and mobile technology have expanded potential cyberattack surfaces.

In addition, GIAC could suffer harm to its business and reputation if attempted cyberattacks are publicized. The regulatory trend toward broad consumer and general public notification of such incidents could exacerbate the harm.

The area of cybersecurity has come under increased scrutiny by insurance regulators. See the “Insurance Regulation” section above for more information regarding new and anticipated cybersecurity and data privacy regulations applicable to GIAC.

Certain of GIAC’s administrative operations are located internationally, subjecting GIAC to various international risks and increased compliance and regulatory risks and costs.

Certain of GIAC’s administrative operations are located in Canada and India and, in the future, Guardian may seek to expand its operations in those or other countries. As a result of these operations, Guardian may be exposed to economic, operating, regulatory and political risks in those countries, such as economic sanctions and other trade-related restrictions, foreign investment restrictions, substantial fluctuations in economic growth, high levels of inflation, volatile currency exchange rates and instability, including civil unrest, terrorist acts or acts of war, cyberattacks, which could have an adverse effect on GIAC’s business, financial condition and results of operations. Further, it may prove difficult for Guardian to achieve its goals and take advantage of growth opportunities due to a lack of comprehensive market knowledge. The political or regulatory climate in the United States could also change such that it would no longer be lawful or practical for Guardian to use international operations in the manner in which they are currently conducted. If GIAC had to curtail or cease operations in India or Canada and transfer some or all these operations to another geographic area, GIAC would incur significant transition costs as well as higher future overhead costs that could adversely affect GIAC’s results of operations.

In many foreign countries, particularly in those with developing economies, it may be common to engage in business practices that are prohibited by laws and regulations applicable to Guardian, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and similar anti-bribery laws. Any violations of the FCPA or other anti-bribery laws by GIAC, its affiliates or local agents, could have an adverse effect on GIAC’s business and reputation and result in substantial financial penalties or other sanctions.

DIRECTORS AND EXECUTIVE OFFICERS OF GIAC

The directors and executive officers of the Company are as follows:

Name	Age	Position
Dominque Baede	53	President and Director
Carl Desrochers	53	Vice President and Chief Financial Officer
Michael N. Ferik	51	Director
Kevin Molloy	53	Director
Michael Slipowitz	65	Senior Vice President, Chief Corporate Actuary and Director

Dominique Baede, age 53, has been the President and a Director of the Company since November 2019. He has been the Head of Life and Annuity of Guardian since 2022. Previously, he had been a Vice President of Guardian from 2019. Prior to joining Guardian, he had been Managing Director and Actuary of AXA Equitable and its affiliates from 1998 to 2019.

Carl Desrochers, age 53, has been the Head of Individual Markets Finance and Actuarial of the Company since April 2022. He has been the Head of Individual Markets Finance and Actuarial of Guardian since January 2022. Previously, he had been the Vice President, Chief Financial Officer and Chief Actuary, Individual Markets of Guardian from August 2020 to January 2022 and the Vice President, Actuary, Disability Income of Guardian from July 2006 to August 2020. Prior to joining Guardian, he had been the Leading Price Actuary of The Mega Life and Health Insurance Company and its affiliates from 1999 to 2006.

Michael N. Ferik, age 51, has been a Director of the Company since June 2017. He has been the Head of Individual Markets of Guardian since January 2020, a position he previously held from 2014 to 2017. Previously, he had been the Executive Vice President and Chief Financial Officer of Guardian from 2017 to December 2019 and the Senior Vice President, Life Insurance and Wealth Management, of Guardian from 2009 to 2014. Prior to joining Guardian, he held a senior management position with AXA Equitable, Life Products and Annuities and an engagement management position with McKinsey & Company. Mr. Ferik also held a Vice President & Actuary position with Manulife (Singapore).

Kevin Molloy, age 53, has been a Director of the Company since January 2020. He has been the Chief Financial Officer of Guardian since January 2020. Previously, he served as the Chief Financial Officer, Individual Markets of Guardian from August 2019 to December 2019. Prior to joining Guardian, Mr. Molloy served in multiple roles at AXA Equitable and its affiliates from 1999 to 2019, including Chief Financial Officer of AXA Global Life; Senior Executive Director, Group Retirement; and most recently, Managing Director, Head of Investor Relations.

Michael Slipowitz, age 65, has been the Corporate Chief Actuary of the Company since March 2011 and a Director of the Company since August 2011. He has been the Corporate Chief Actuary of Guardian since September 2008. Prior to joining Guardian, he had been the Chief Risk Officer of AXA Equitable and its affiliates from 2004 to December 2007. Mr. Slipowitz previously held the position of Chief Actuary with The MONY Group.

Executive Compensation

GIAC does not have any employees. Our parent company, Guardian Life, provides us with personnel, including our executive officers, pursuant to the terms of an Amended and Restated Agreement for Services and Reimbursement Therefor, effective as of December 31, 2007. Accordingly, we do not determine or pay any compensation to our executive officers. Guardian Life determines and pays the salaries, bonuses, and other compensation earned by our executive officers, including any employee benefit plans, retirement benefits, or perquisites.

Director Compensation

Our directors are also employees of Guardian Life. They do not receive any separate compensation for their services as directors. None of our directors qualifies as an independent director under the independence standards of the NYSE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

GIAC is a wholly owned subsidiary of Guardian Life. None of the Company’s directors or executive officers beneficially owns shares of the Company’s voting securities. There are no anticipated changes in control of the Company.

TRANSACTIONS BY CONTROL PERSONS & AFFILIATES

It is GIAC’s parent, Guardian Life’s policy to require all employees, not simply control persons, officers, or directors, to disclose personal financial interests and ownerships, to ensure that all business decisions are motivated by the best interests of Guardian Life and its policyholders. Guardian Life’s Conflict of Interest policy defines a personal financial interest or ownership as:

•	The employee or the employee’s immediate family members’ substantial financial interest and/or ownership in another company, which includes:

•	Any ownership interest in a privately held entity, or

•	5% voting stock in a public company.

•	This includes a substantial financial interest and/or ownership in subsidiaries of another company.

•	Accepting compensation, payment, loan, credit, investment, or business or personal opportunity from a company with which Guardian Life does business.

•	Current or future personal investments in finance, technology, advisory or special purpose acquisition companies (SPAC) that may now or in the future do business with Guardian.

It is the duty of every colleague, regardless of their role, to disclose any current, perceived, or potential conflict(s). This is fulfilled by completing the Conflict of Interest Questionnaire distributed annually by the Corporate Compliance Department. Additionally, if a change, update or addition to personal financial interests and ownerships occur at any time during the year, employees are also required to update their personal Conflict of Interest Questionnaire at that time.

Disclosures are reviewed and approved by Corporate Compliance and Guardian Leadership, as appropriate. This review includes a comparison of Guardian Life’s existing vendor/supplier contracts, Board of Director affiliations, outside business activities, personal investments, and other disclosures made on the Conflict of Interest questionnaires enterprise wide.

There have been no reportable affiliated transactions since January 1, 2023, as defined by Item 404 of Regulation S-K.

Qualitative and Quantitative Disclosures about Market Risk

In accordance with NAIC SAP, the majority of our assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed below do not generally have a significant direct impact on our financial position or results of operations.

Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GIAC’s exposures to market risk relate primarily to Guardian Life’s investment portfolio and GIAC’s annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.

Guardian Life’s exposures to interest rate risk relate primarily to the fair value of Guardian Life’s bond securities, which are inversely correlated to changes in interest rates. Guardian Life’s bond portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. Structuring the bond portfolio in this manner provides Guardian Life with flexibility in reacting to interest rate fluctuations.

Guardian Life’s portfolios are managed with an objective of achieving an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. The portfolios are managed in an effort to adequately position the duration and interest rate sensitivity of the assets against the projected cash flows of policyholder liabilities.

Forward-looking Statements” This prospectus includes “forward-looking statements” that represent the Company’s beliefs concerning future operations. Forward-looking statements include any statement that may predict, forecast, indicate, or imply future results, performance, prospects, strategies, expectations, outcomes or achievements instead of historical facts. Forward-looking statements may use words like “believe”, “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “plan”, “seek”, “aim”, “intend”, “will”, “shall”, “may”, “should”, “would”, “could”, and other comparable terms, words, phrases, or expressions with similar meaning. Forward-looking statements involve risks and uncertainties, many of which may be beyond GIAC’s control, which may cause actual results to differ materially from those suggested by the forward-looking statements. We cannot give assurances that such statements will prove to be correct. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise. See “Risk Factors–Risk Factors Related to GIAC’s Business” for a discussion of material risks related to GIAC’s business.

SELECTED HISTORICAL STATUTORY FINANCIAL INFORMATION OF GIAC

The table presented below sets forth selected financial information for GIAC which has been compiled on and determined in accordance with SAP. The selected financial information for GIAC as of and for each of the years ended December 31, 2023, 2022 and 2021 has been derived from the annual audited statutory financial statements. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results may differ from estimates. The results for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.

The following table sets forth GIAC’s Statements of Income Data and Balance Sheet Data.

	Years Ended December 31,
	2023	2022	2021
	($ in Millions)
Condensed Financial Information
Statements of Income Data:
Total revenue	($46)	($62)	$612
Gain from operations before taxes and capital gains/(losses)	($65)	$78	$240
Net income (loss)	($30)	($75)	($83)
Balance Sheet Data:
Total admitted assets	$11,802	$11,353	$14,208
Total liabilities	$11,318	$10,799	$13,659
Total surplus	$484	$554	$549
AVR	$74	$74	$71
Total surplus and AVR	$558	$628	$620

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion below is prepared in conformity with SAP and the accounting practices prescribed by the Delaware Department of Insurance.

GENERAL

This disclosure should be read in conjunction with the Statutory Financial Statements (including the notes thereto) and “Selected Historical Statutory Financial Information of GIAC.” This section reviews the financial condition of GIAC at December 31, 2023, 2022, and 2021, GIAC’s results of operations for the years ended December 31, 2023, 2022, and 2021, and factors that may affect GIAC’s future financial performance. GIAC, as a wholly owned subsidiary of the Guardian Life Insurance Company of America (Guardian), is a diversified financial services group that seeks to provide attractive value for policyholders and customers by providing a wide array of differentiated products and services, while aiming to achieve strong financial results. In pursuing this strategy, GIAC’s guiding principle is to enable its customers to obtain financial success while protecting their families and businesses. To achieve this goal, GIAC focuses on developing and distributing a broad portfolio of financial products and services, maintaining what it believes to be prudent underwriting standards and rigorous expense control, and pursuing asset/liability management practices that it considers conservative. As of and for the year ended December 31, 2023, GIAC had $11.8 billion in total statutory assets and net loss from operations (before taxes and capital gains/losses) of $65 million.

BASIS OF PRESENTATION

The preparation of financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates include those used in determining the carrying values of investments and derivatives, the liability for future policyholders’ reserves and deposit-type contracts, and the amount of investment valuation reserves on mortgage loans, real estate held for sale, other-than-temporary impairments and the liability for taxes. Future events including, but not limited to, changes in the levels of mortality, morbidity, interest rates, persistency and asset valuations, could cause actual results to differ from the estimates used in the financial statements. Although some variability is inherent in these estimates, management believes the amounts presented are appropriate. With respect to an individual line item, a discussion of changes between the end of one period and another may be omitted to the extent such item has not changed materially. The discussion below regarding GIAC’s results of operations is based on the Statutory Financial Statements of GIAC. Those financial statements have been prepared on the basis of SAP prescribed by the Delaware Department of Insurance.

ANALYSIS OF RESULTS OF OPERATIONS—FOR THE YEARS ENDED DECEMBER 31, 2023, 2022, AND 2021.

The following table sets forth the components of statutory net income for the years ended December 31, 2023, 2022, and 2021.

	Years Ended December 31,
	2023	2022	2021
	($ in Millions)
Revenue:
Premiums and annuity considerations	$707	($6,984)	$152
Net investment income	164	162	174
Service Fees	210	231	277
Reserve adjustments on reinsurance ceded	(1,261)	6,479	(21)
Other income	134	50	30

Total revenue	($46)	($62)	$612
Benefits and expenses:
Policyholder benefits	826	420	1,393
Net transfers from separate accounts	(1,067)	(775)	(1,148)
Commissions and operating expenses	260	215	127

Total benefits and expenses	$19	($140)	$372
Income from operations before federal income taxes and realized losses from investments	($65)	$78	$240
Federal income tax benefit/(expense)	38	65	2

Income from operations, net of federal income taxes and before net realized capital losses	($27)	$143	$242
Net realized capital (losses) after taxes and transfers to IMR	(3)	(218)	(325)

Net income/(loss)	($30)	($75)	($83)

Premium and Annuity Considerations

For the year ended December 31, 2023, premium income as compared to the year ended December 31, 2022, increased $7.7 billion, primarily due to increased sales of fixed annuity products in 2023 along with the initial premium ceded in 2022 as part of a new reinsurance agreement with Talcott Resolution Life Insurance company

(“Talcott”) in which GIAC ceded a 100% quota share of virtually all liabilities related to its variable annuities, including fixed payout options elected by this block after the transaction closing date. The initial transaction, in November 2022, included transfer of $6.7 billion of separate account liabilities using modified coinsurance and transferred invested assets with a fair market value of $408 million and cash of $122 million to Talcott. For the year ended December 31, 2022, premium income as compared to the year ended December 31, 2021, decreased $7.1 billion, primarily due to the previously mentioned reinsurance agreement with Talcott.

Net Investment Income

The components of net investment income are set forth below:

	Years Ended December 31,
	2023	2022	2021
	($ in Millions)
Net investment income:
Bonds	$131	$125	$129
Mortgage loans	23	24	26
Policy loans	5	5	5
Other (mainly private equities)	22	17	22
Total gross investment income	$181	$171	$182
Investment expenses	(17)	(9)	(8)
Net investment income	$164	$162	174

For the year ended December 31, 2023, net investment income as compared to the year ended December 31, 2022, increased $2 million primarily due $6 million attributed to a increase in long term bond interest and a $5 million increase in Private Equity investments partially offset by an $8 million increase in investment expenses.

For the year ended December 31, 2022, net investment income as compared to the year ended December 31, 2021, decreased $12 million primarily due $4 million attributed to a decrease in long term bond interest from the decrease in the bond portfolio and from the purchases of lower yielding bonds during the year, $6 million attributed to the decrease in interest for Private Equity investments (2021 was an exceptional year for private equity distributions), and a $2 million decrease in mortgage loan income due to a decrease in mortgage prepayments.

Reserve adjustments on reinsurance ceded

For the year ended December 31, 2023, reserve adjustments on reinsurance ceded as compared to the year ended December 31, 2022, decreased by $7.7 billion due to higher annuity claims and withdrawls in the separate accounts (modified coinsurance with Talcott) in 2023 along with the initial transaction with Talcott in 2022.

For the year ended December 31, 2022, reserve adjustments on reinsurance ceded as compared to the year ended December 31, 2021, increased by $6.5 billion due to the 100% modified coinsurance on separate account liabilities with Talcott in 2022.

Policyholder Benefits

Policyholder benefits of $826 million increased $406 million for the year ended December 31, 2023, as compared to the year ended December 31, 2022, primarily due to higher reserves on fixed annuity and term life business along with the initial impact of the ceded reinsurance agreement with Talcott in 2022. Policyholder benefits of $420 million decreased $973 million for the year ended December 31, 2022, as compared to the year ended December 31, 2021, primarily due to the ceded reinsurance agreement with Talcott in 2022.

Net transfers from separate accounts

Net transfers from separate accounts of ($1,067) million for the year ended December 31, 2023, increased $292 million from ($775) million for the year ended December 31, 2022, primarily due to $290 million of higher annuity claims and withdrawals. Net transfers from separate accounts of ($775) million for the year ended December 31, 2022, decreased $373 million from ($1,148) million for the year ended December 31, 2021, primarily due to $366 million of lower annuity claims and withdrawals.

Commissions and operating expenses

Commissions and operating expenses increased $45 million for the year ended December 31, 2023, as compared to the year ended December 31, 2022, due to larger sales volumes and higher commissions paid on fixed annuity products partially offset by the lack of expenses incurred in 2022 for the implementation of the Talcott reinsurance agreement. Commissions and operating expenses increased $88 million for the year ended December 31, 2022, as compared to the year ended December 31, 2021, due to higher expenses related to the implementation of the Talcott reinsurance agreement, higher expenses due to larger sales volumes of term life policies and higher commissions paid from higher fixed annuity sales.

Federal Income Tax Benefit

Federal income tax benefit of $38 million for the year ended December 31, 2023, was $27 million lower than the year ended December 31, 2022, primarily due to lower pre-tax income and tax reserve adjustments.

Federal income tax benefit of $65 million for the year ended December 31, 2022, was $63 million higher as compared to the year ended December 31, 2021, primarily due to lower pre-tax income and tax reserve adjustments.

Net Realized Capital Losses After Taxes and Transfers to IMR

Net realized capital losses after taxes and transfers to IMR of $3 million for the year ended December 31, 2023, were $215 million lower than the year ended December 31, 2022 and $322 million lower than the year ended December 31, 2021 primarily driven by lower hedge losses. The components were as follows:

	Years Ended December 31,
	2023	2022	2021
	($ in Millions)
Total net realized capital gains (losses) after taxes and transfers to IMR
Bonds	$—	($32)	$3
Derivatives and other	(1)	(214)	(322)

Net realized capital gains (losses) before deferral to the IMR	($1)	($246)	($319)
Capital gains tax (expense)/benefit	(2)	3	(2)
Transfer (to)/from IMR	—	25	(4)

Total net realized capital losses after tax (expense)/benefit and transfers (to)/from IMR	($3)	($218)	($325)

STATUTORY BALANCE SHEETS

The following table sets forth GIAC’s assets, liabilities and surplus:

		As of December 31,
	2023	2022
	($ in Millions)
Balance Sheet Data:
Total assets	$11,802	$11,353
Total liabilities	$11,318	$10,799
Total surplus	$484	$554

Assets

Total assets at December 31, 2023 increased $449 million as compared to December 31, 2022. The major component of the increase in assets was $683 million higher invested assets partially offset by $175 million lower separate account assets.

The Company invests in high quality securities that are diversified by asset class, issuer and industry. The long- term bond portion of GIAC’ general account portfolio is used to match funds allocated to the various fixed rate options offered through the variable products and to support fixed deferred and immediate annuities.

Total invested assets at December 31, 2023 increased $683 million as compared to December 31, 2022, driven primarily by increases in bonds, other invested assets and cash, cash equivalents and short-term investments.

Bonds of $3.50 billion at December 31, 2023 increased $550 million, from $2.95 billion at December 31, 2022. The increase in bonds was primarily driven by increased sales of fixed annuity products and reinvestment of investment income.

Bonds in NAIC Classes 1 and 2 represented 76.6% and 72.0% of total admitted assets as of December 31, 2023 and 2022, respectively.

Mortgage loans at December 31, 2023 decreased $3 million as compared to December 31, 2022. Amortization and payoff of existing loans in the amount of $28 million outpaced acquisitions of new loans in the amount of $25 million.

GIAC does not originate residential mortgages but invests in residential mortgage loan pools, which may contain mortgages of subprime credit quality.

Other invested assets of $278 million at December 31, 2023, increased $9 million when compared to $269 million at December 31, 2021. The increase is driven primarily by additional investments in existing ventures.

As GIAC’s business is principally related to variable insurance products, most of the Company’s assets are separate account assets. Separate account assets of $7,040 million at December 31, 2023 decreased by $175 million from December 31, 2022. The decrease was primarily due to negative net flow from higher withdrawals partially offset by equity market performance for the year.

Liabilities

Substantially all of GIAC’s liabilities are derived from two specific areas: 1) separate account liabilities from GIAC’s existing book of variable annuities and variable life products business, 2) general account aggregate reserves for life policies and contracts related to (a) individual fixed deferred and immediate annuity products , (b) ordinary and group life reserves, (c) loan collateral fund reserves supporting policy loans, and (d) liability for deposit type contracts related to term certain annuity contracts.

Total liabilities of $11,318 million at December 31, 2023 increased $519 million as compared to December 31, 2022, primarily due to increases in reserves for policyholder benefits partially offset by lower separate account liabilities.

Policyholders’ reserves provide amounts adequate to discharge estimated future obligations in excess of estimated future premium on policies in-force. The reserves are established using actuarial methods based on mortality and morbidity experience tables and valuation interest rates prescribed by state regulators. Actual experience may differ from assumptions used to determine the reserves.

The increase in reserves for policy benefits, deposit type contracts and other contract liabilities of $523 million at December 31, 2023 as compared to December 31, 2022 is primarily related to higher reserves on increased sales of fixed annuity and term life products.

Separate account liabilities decreased by $175 million at December 31, 2023 when compared to December 31, 2022. Refer to comments on separate account assets above.

Surplus

Surplus of $484 million decreased by $70 million as of December 31, 2023 when compared to December 31, 2022 primarily driven by a net loss and changes in non-admitted assets and net deferred taxes. Below are the changes in surplus.

	For the years ended December 31,
	2023	2022	2021
	(in millions)
Beginning of year balance	$554	$549	$527
Adjustments to surplus
Net loss	(30)	(75)	(83)
Change in net unrealized capital gains, net of tax	(6)	10	66
Change in non-admitted assets	(19)	21	(1)
Change in net deferred taxes	(16)	(28)	22
Change in asset valuation reserve	—	(3)	(16)
Additional paid in capital and contributed surplus from parent	—	60	20
Change in reserve valuation basis	—	14	14
Other surplus changes	1	—	—
Prior year adjustment	—	6	—
Net adjustments to surplus	(70)	5	22

End of year balance	$484	$554	$549

Liquidity

GIAC had a net increase in cash of $125 million in 2023. Total net cash provided in operating activities was $604 million. GIAC’s net cash used by investments was $551 million. In addition, GIAC borrowed $84 million via a line of credit with its parent company Guardian Life (see note 8 of the 2023 audited statements for further details).

GIAC had a net decrease in cash of $55 million in 2022. Total net cash used in operating activities was $276 million. GIAC’s net cash provided by investments was $99 million. In addition, GIAC borrowed $74 million via a line of credit with its parent company Guardian Life (see note 8 of the 2023 audited statements for further details). GIAC also received a capital contribution in 2022 of $60 million from the parent company.

GIAC had a net increase in cash of $114 million in 2021. Total net cash provided by operations was $188 million. GIAC’s net cash used by investments was $87 million. GIAC also received a capital contribution in 2021 of $20 million from its parent company (Guardian Life).

The Guardian Insurance &

Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Statutory Basis Financial Statements, Supplemental

Schedules and Report of Independent Auditors

December 31, 2023, 2022 and 2021

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Statutory Basis Balance Sheets

(In Millions)

	As of December 31,
	2023	2022
Admitted assets
Bonds	$3,501	$2,951
Mortgage loans	587	590
Policy loans	79	76
Other invested assets	278	269
Cash, cash equivalents and short-term investments	209	84
Receivable for securities	—	1

Total invested assets	4,654	3,971
Due and accrued investment income	42	33
Net deferred tax asset	33	64
Income tax receivable	12	58
Other assets	21	12
Separate accounts assets	7,040	7,215

Total admitted assets	11,802	$11,353

Liabilities
Reserves for policy benefits, deposit-type contracts and other contract liabilities	$3,906	$3,383
Intercompany borrowed funds	158	74
Asset valuation reserve	74	74
Due to parent and affiliates	17	7
Payable for securities	16	—
Other liabilities	121	60
Transfers from separate account due or accrued	(8)	(11)
Separate accounts liabilities	7,034	7,212

Total liabilities	11,318	10,799

Capital and surplus
Common stock	2	2
Additional paid-in capital and contributed surplus	862	862
Unassigned deficit	(380)	(310)

Total capital and surplus	484	554

Total liabilities, capital and surplus	$11,802	$11,353

See notes to statutory basis financial statements.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Statutory Basis Statements of Operations

(In Millions)

	For the Years Ended December 31,
	2023	2022	2021
Revenues
Premiums and annuity considerations	$707	$(6,984)	$152
Net investment income	164	162	174
Service fees	210	231	277
Reserve adjustments on reinsurance ceded	(1,261)	6,479	(21)
Commissions and expense allowances on reinsurance ceded and other income	134	50	30

Total revenues	(46)	(62)	612

Benefits and expenses
Policyholder benefits	826	420	1,393
Net transfers from separate accounts	(1,067)	(775)	(1,148)
General insurance expenses	68	72	31
Commissions and other expenses	192	143	96

Total benefits and expenses	19	(140)	372

Income/(loss) from operations before federal income taxes and realized capital losses from investments	(65)	78	240
Federal income tax benefit	38	65	2

Income/(loss) from operations, net of federal income taxes and before net realized capital losses	(27)	143	242
Net realized capital losses, net of tax and transfers to IMR	(3)	(218)	(325)

Net Loss	$(30)	$(75)	$(83)

See notes to statutory basis financial statements.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Statutory Basis Statements of Changes in Capital and Surplus

(In Millions)

	For the Years Ended December 31,
	2023	2022	2021
Beginning of year balance	$554	$549	$527

Adjustments to surplus
Net Loss	(30)	(75)	(83)
Change in net unrealized capital gains/(loss), net of tax	(6)	10	66
Change in non-admitted assets	(19)	21	(1)
Change in net deferred taxes	(16)	(28)	22
Change in asset valuation reserve	—	(3)	(16)
Additional paid-in capital and contributed surplus from parent	—	60	20
Change in reserve valuation basis	—	14	14
Other surplus changes	1	—	—
Prior year adjustment	—	6	—

Net adjustments to surplus	(70)	5	22

End of year balance	$484	$554	$549

See notes to statutory basis financial statements.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Statutory Basis Statements of Cash Flows

(In Millions)

	For the Years Ended December 31,
	2023	2022	2021
Cash flows from operating activities
Net premiums and annuity considerations	$709	$(256)	$156
Investment income received	156	167	178
Service fees and other income received	(737)	170	235
Benefits and loss related payments	(494)	(1,130)	(1,431)
Net transfers from separate accounts	1,067	862	1,176
Commissions, expenses and taxes paid	(249)	(201)	(114)
Federal income taxes paid	81	28	(12)
Other	71	84	—

Net cash (used) provided by operating activities	604	(276)	188

Cash flows from investing activities
Proceeds from investments sold or matured:
Bonds	143	649	505
Stocks	—	—	5
Derivatives, brokers and miscellaneous applications	—	—	10
Mortgage loans	28	77	40
Other invested assets	28	11	10

Proceeds from investments sold or matured	199	737	570

Cost of investments acquired:
Bonds	695	337	255
Stocks	—	—	5
Mortgage loans	25	72	45
Other invested assets	27	38	45
Derivatives, brokers and miscellaneous applications	—	194	305

Cost of investments acquired	747	641	655

Net (decrease)/increase in policy loans, net of repayments	3	(3)	2

Net cash provided (used) by investing activities	(551)	99	(87)

Cash flows from financing and miscellaneous activities
Capital and paid in surplus	—	60	20
Intercompany borrowed funds	84	74	—
Net deposits on deposit-type contracts and other insurance liabilities	(12)	(12)	(7)

Net cash provided by financing and miscellaneous activities	72	122	13

Net (decrease)/increase in cash, cash equivalents and short-term investments	125	(55)	114
Cash, cash equivalents and short-term investments, beginning of year	84	139	25

Cash, cash equivalents and short-term investments, end of year	$209	$84	$139

Non-cash Transactions
MODCO Reinsurance - operating activities	$15	$6,736	$(14)
Exchange or Conversion of bonds	56	19	27

Total Non-cash Transactions	71	6,755	13

See notes to statutory basis financial statements.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 1—ORGANIZATION

The Guardian Insurance & Annuity Company, Inc. (“GIAC” or the “Company”) is a wholly owned subsidiary of The Guardian Life Insurance Company of America (“The Guardian”). The Company, domiciled in the state of Delaware, is licensed to conduct life and health insurance business in all fifty states and the District of Columbia. The Company’s primary business is the sale of variable deferred annuity contracts, fixed deferred and immediate annuity contracts, variable life and term life insurance policies. For variable products, contracts are sold by insurance agents who are licensed by GIAC and are either registered representatives of Park Avenue Securities LLC (“PAS”), a wholly owned subsidiary of The Guardian, or other broker-dealer firms that have entered into sales agreements with GIAC. The Company’s general agency distribution system is also used for the sale of other Guardian products.

The Guardian ultimately controls the following insurance entities:

•	Berkshire Life Insurance Company

•	Park Avenue Life Insurance Company

•	Family Service Life Insurance Company

•	Sentinel American Life Insurance Company

•	First Commonwealth Ltd. Health Services Corp.

•	First Commonwealth of Missouri

•	First Commonwealth Insurance Company

•	First Commonwealth Limited Health Services Corp. of Michigan

•	Avesis Insurance Incorporated

•	Access Dental Plan of Nevada, Inc

•	Access Dental Plan of Utah, Inc

•	Premier Access Insurance Company

•	Managed DentalGuard, Inc, NJ

•	Managed DentalGuard, Inc, TX

On November 1, 2022, GIAC closed on a variable annuity block reinsurance transaction with Talcott Resolution Life Insurance Company (“Talcott”). Under the terms of the indemnity reinsurance transaction, GIAC ceded a 100% quota share of virtually all liabilities related to its variable annuity contracts, including fixed payout options elected by this block after the transaction closing date. The general account liabilities were reinsured on a Coinsurance basis and the separate account liabilities are reinsured on a modified coinsurance basis.

Insurance Separate Accounts:

The Company has fourteen insurance separate accounts to support certain variable and group annuity and life insurance products that it sells. The majority of the separate accounts are unit investment trusts registered under the Investment Company Act of 1940. Proceeds from the sale of variable products are invested through these separate accounts in certain mutual funds specified by the contract holders.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 1—ORGANIZATION (CONTINUED)

The assets and liabilities of the separate accounts are clearly identified and distinct from the other assets and liabilities of the Company. The assets of the separate accounts will not be charged with any liabilities arising out of any other business of the Company. However, the obligations of the separate accounts, including the promise to make annuity and death benefit payments, remain obligations of the Company. Assets of the separate accounts are stated primarily at the fair value of the underlying investments and corresponding contract holders obligations (See Note 9).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying statutory basis financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Delaware Department of Insurance (the “Department”), which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (“GAAP”). Insurance companies domiciled in Delaware are required to prepare statutory basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”), subject to certain deviations prescribed or permitted by the Department. There are no deviations between the NAIC and the Department as of December 31, 2023, 2022, and 2021. The NAIC promulgates the NAIC SAP, which include accounting guidelines referred to as Statements of Statutory Accounting Principles (“SSAPs”).

Financial statements prepared in accordance with GAAP vary from financial statements prepared on a statutory basis (“STAT”) primarily because on a statutory basis: 1) costs related to acquiring business, principally commissions and certain policy issue expenses, are charged to income in the year incurred; 2) life insurance and annuity reserves follow statutory reserving requirements, including the use of statutory mortality and interest requirements, without consideration of withdrawals and company experience; 3) life insurance enterprises are required to establish a formula-based asset valuation reserve (“AVR”) by a direct charge to surplus to offset potential investment losses; 4) realized gains and losses resulting from changes in interest rates on fixed income investments are deferred in the interest maintenance reserve (“IMR”) and amortized into investment income over the remaining life of the investment sold; 5) bonds are carried principally at amortized cost; 6) certain reinsurance transactions are accounted for as reinsurance for statutory purposes and as either financing transactions or a derivative under GAAP, and assets and liabilities are reported net of reinsurance for statutory purposes and gross of reinsurance for GAAP; 7) certain “non-admitted assets” (uncollected premiums and advances to agent balances) must be excluded under statutory reporting through a charge to surplus; 8) annuity and certain insurance premiums are recognized as premium income; 9) if in the aggregate, the Company has a net negative cash balance, it is reported as a negative asset for statutory purposes and recorded as a liability under GAAP and 10) changes in deferred tax assets and liabilities, except those allocated to changes in unrealized gains and losses, are recognized as a separate component of surplus; deferred tax assets not meeting certain criteria are non-admitted. The effect on the financial statements of the Company from the differences between Delaware SAP and GAAP, while not determined are presumed to be material.

Use of Estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

revenues and expenses during the reporting period. As a provider of life insurance and annuity products, GIAC’s operating results in any given period depend on estimates of policy reserves required to provide for future policyholder benefits. The development of policy reserves for insurance and investment contracts requires management to make estimates and assumptions regarding mortality, lapse, expense and investment experience. Such estimates are primarily based on historical experience and, in many cases, state insurance laws that require specific mortality, morbidity, and investment assumptions to be used by the Company and may preclude the use of lapse and expense assumptions. Actual future results could differ from these estimates. Management monitors actual experience, and where circumstances warrant, revises its assumptions and the related reserve estimates. The Company regularly invests in mortgage-backed securities and other securities subject to prepayment and/or call risk. Significant changes in prevailing interest rates and/or geographic conditions may adversely affect the timing and amount of cash flows on such securities, as well as their related values. In addition, the amortization of market premium and accretion of market discount for mortgage-backed securities is based on historical experience and estimates of future payment experience underlying mortgage loans. Actual prepayment timing could differ from original estimates resulting in adjustments to asset values and amortization or accretion recorded in future periods.

Admitted Assets:

Assets are stated at “admitted asset” values, which are values required by or permitted to be reported to the Department in accordance with its rules and regulations. Certain assets designated as “non-admitted assets” (approximately $34 million and $16 million at December 31, 2023 and 2022, respectively), consisting principally of deferred tax assets, disallowed interest maintenance reserve asset, uncollected premiums and advances to agents are charged directly to unassigned surplus.

Investments:

See Note 3 and Note 4 regarding the accounting policy, reported statement value and estimated fair value of the Company’s investment in bonds, mortgage loans and derivatives.

Policy Loans:

Policy loans are stated at unpaid principal balance, have no defined maturity date and reduce the amount payable at death or at surrender of the contract.

Other Invested Assets

Other invested assets consist primarily of joint ventures, limited liability companies (LLCs) and other forms of partnerships. These investments are valued at the Company’s share of equity in the partnerships’ LLC or joint ventures’ net assets. All distributions are recorded as income or return of capital based on information received from the partnerships. The change in equity is recorded as unrealized gains (losses) on the Company’s books and is recorded directly to surplus. Other invested assets also include investments in surplus notes which are carried at amortized cost.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash, Cash Equivalents and Short-Term Investments:

Cash includes cash on deposit with banks. Cash equivalents are stated at amortized cost and consist of investments having maturities of three months or less at time of purchase. Certain short-term investments are stated at amortized cost and consist primarily of investments having maturities greater than three months from date of purchase, but less than one year to maturity. Fair values for such investments approximate carrying value because of the relatively short period of time between their origination and expected maturity and collectability.

The Company had no restricted cash and no restricted cash equivalents as of December 31, 2023 and 2022.

Other Assets:

Other assets consist primarily of receivables for service fees, mutual fund receivable and receivables related to reinsurance ceded.

Assessments:

Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in each state. The Company’s policy is to accrue assessments when the entity for which the insolvency relates has met its state of domicile’s statutory definition of insolvency, the amount of the loss is reasonably estimable and the related premium upon which the assessment is based is written. In most states, the definition is met with a declaration of financial insolvency by a court of competent jurisdiction. In certain states there must also be a final order of liquidation. As of December 31, 2023 the Company had a $2.8 million liability and no liability as of December 31, 2022 for its estimated assessments. Some states permit members insurers to recover assessments through full or partial premium tax offsets. There were no related premium tax offsets as of December 31, 2023 and 2022, respectively.

Contract and Policy Reserves:

The estimated fair value of contract holder account balances for investment type contracts has been determined to be equivalent to carrying value as the current offering and renewal rates are set in response to current market conditions.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following table highlights the credited rates applicable to the Company’s liabilities:

Product	Credited Fixed Interest Rates
Individual Annuities, Fixed Rate Option	1.00% to 3.50%
Single Premium Deferred Annuity	1.45% to 4.25%
Dollar Cost Averaging	1.00% to 3.00%
Variable Life	1.50% to 4.10%
Group Universal Life	4.00% to 4.60%
Immediate Annuitizations Without Life Contingency, Fixed	1.50% to 5.00%
Fixed Indexed Annuity	2.35% to 4.70%

Product	Valuation Rates
Single Premium Immediate Annuities and Immediate Annuitizations With Life Contingency, Fixed	1.00% to 6.00%
Deferred Income Annuity, Fixed	1.50% to 5.00%

Guaranteed Minimum Benefits:

The Company issues variable annuity contracts with guaranteed minimum death benefits (GMDB) that guarantee either:

a)	Return of deposits: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals).

b)

Ratchet including the optional Step-Up Death Benefit: the benefit is the greatest of the current account value, premiums paid (adjusted for withdrawals), or the highest account value on any contractually specified anniversary up to contractually specified ages (adjusted for withdrawals).

c)

Combination Rollup/Ratchet: the benefit is the greatest of the current account value, premiums paid increased with 3.00% simple interest each year (adjusted for withdrawals), or the highest account value on any contractually specified anniversary up to contractually specified ages (adjusted for withdrawals).

As of December 31, 2023, after reinsurance as discussed in Note 1, the Company retains the liability on $8.0 million of account value with $3.3 million of associated GMDB benefits.

The Company issued the following guaranteed living benefits until February 2017. As part of the same coinsurance/modified coinsurance agreement with Talcott, all guaranteed living benefits in force were 100% reinsured.

GMWB

The GMWB contracts guarantee an annual withdrawal benefit up to a Guaranteed Withdrawal Amount (“GWA”) until the Guaranteed Withdrawal Benefit (“GWB”) is depleted, even if the Accumulation Value is reduced to

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

zero through a combination of market declines and withdrawals. The GWB is either an account value based-ratchet (quarterly or annual) or a combination of an account value based-ratchet (quarterly or annual) and a roll-up at a specified interest rate.

Certain designs allow the withdrawals to continue for the lifetime of the policyholder even after the GWB is depleted.

GMIB

The Guaranteed Minimum Income Benefit (“GMIB”) contracts provide a guaranteed base that increases by the greater of an annual effective growth rate of 5.00% or the contract anniversary account value. The 5.00% growth rate has a cap of 2.5 times the net premium payments received less adjusted partial withdrawals. This base can only be accessed in duration ten or later in the form of a payout annuity.

Valuation Manual, Section 21 (VM-21) of the NAIC Valuation Manual specifies the requirements for principle-based reserves (PBR) for variable annuity contracts. Effective January 1, 2020, VM-21 contains revisions to the previous framework, Actuarial Guideline XLIII. VM-21 provides guidance on how to calculate reserves for Variable Annuities with both Living and Death Benefit Guarantees. The minimum reserves for all contracts is equal to the Stochastic Reserve plus an Additional Standard Projection Amount. The Stochastic Reserve is calculated using a principle based approach and company prudent estimate assumptions (except for prescribed asset defaults and spreads). It is calculated as the average of the greatest present value of accumulated deficiencies in the worst 30% of scenarios. The interest and equity scenarios are based on an NAIC prescribed scenario generator. The Stochastic Reserve is determined in aggregate for all contracts. The Additional Standard Projection Amount is meant as a guardrail to capture outliers via prescribed assumptions. This method re-estimates reserves in the stochastic framework using prescribed assumptions.

Key assumptions used in valuing the liability include full withdrawals, partial withdrawals, mortality, investment management fees and revenue sharing, expenses, fund allocations, and other policyholder behavior. Key assumptions needed in valuing the assets include reinvestment asset mix, reinvestment credit spreads, default rates, interest rates. At December 31, 2023, the Stochastic Reserve of $44.8 million was the final reserve which was ceded to third party reinsurers and there was no Additional Standard Projection Amount required. At December 31, 2022, the Stochastic Reserve of $64 million was the final reserve which was ceded to third party reinsurers and there was no Additional Standard Projection Amount required.

The Company elected the 36-month phase in period for the change in reserves that occurred on January 1, 2020, from adoption of VM-21. In 2022 and 2021, the Company recognized a decrease in reserve of $14 million which was included in “Change in reserve valuation basis” in the Statutory Basis Statements of Changes in Capital and Surplus.

Reserves for Life Contracts and Deposit-Type Contracts:

The Company waives deductions for deferred fractional premiums upon death of insured and returns a portion of the final premium beyond the date of death. Surrender values are not promised in excess of the legally computed reserves.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company currently issues variable life policies on lives classified as substandard. For scheduled policies issued with a flat extra premium, one half of such extra premium is held in addition to the standard mean reserve for the plan. Scheduled policies and riders issued on a substandard basis in percentage mortality classes are valued with factors based on the appropriate corresponding percentage mortality tables and stipulated interest rates and method.

As of December 31, 2023 and 2022, the Company had $342 million and $362 million, respectively, of insurance in force for which the gross premiums are less than the net premiums, according to the standard valuation set by the State of Delaware. The reserves to cover the above insurance equal $20 million and $22 million as of December 31, 2023 and 2022, respectively, which are included in “Reserves for policy benefits, deposit-type contracts and other contract liabilities,” in the Statutory Basis Balance Sheets. The Company does not utilize anticipated investment income as a factor in the calculation of these reserves. Instead, it utilizes a statutory premium deficiency reserve formula and interest rate assumption prescribed by Delaware insurance regulations.

The Tabular Interest, Tabular less Actual Reserve Released and Tabular Cost have been determined from the basic data for the calculation of policy reserves.

For the determination of Tabular Interest on funds not involving life for each valuation rate of interest, the Tabular Interest is calculated as one hundredth of the product of such valuation rate of interest times the mean of the amount of funds subject to such valuation rate of interest held at the beginning and end of the year of valuation.

Both the annual premium variable life product and the variable whole life with modified scheduled premiums product were available in substandard classes. These products are not currently available for sale.

For both products, the Company charges an additional gross premium that is payable for the later of 20 years or to age 65. These additional premiums do not affect policy values.

For the annual premium variable life product, the Company holds two additional reserves:

1.	A reserve for the basic coverage. This reserve considers the extra mortality and the premium payment period of the additional premium.

2.	A reserve for the variable insurance account, which is essentially a paid-up life reserve.

For the variable whole life with modified scheduled premium product, the Company holds the reserve for the basic coverage. Actuarial Guideline XXXVII provides guidance on how to determine statutory reserve liabilities for GMDBs offered with variable life insurance products. This guideline codifies the basic interpretation of reserve liabilities for variable life GMDBs by clarifying the projection assumptions and methodologies that comply with the Standard Valuation Law. The guideline requires the reserve to be calculated using two approaches -a One-Year Term reserve recognizing a one third drop in separate account assets and the Attained Age Level Reserve (AALR). In calculating the reserves, the projection of policy values use valuation mortality for cost of insurance and the account values (general and separate) are projected at the valuation interest rate. The AALR method develops funding for the excess benefits (GMDB over benefits where there is no guarantee) by accumulating “payments” made each year that would fund the future shortfalls. Calculations for the “payments”

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

are done on an attained age basis each year and take into account changes to the future requirements at the time of valuation and the accumulated balance (net of interest credited and mortality charges).

For the universal life with secondary guarantee products, the Company holds a UL CRVM reserve for the basic coverage and a liability for the secondary guarantees in accordance with Actuarial Guideline XXXVIII. The valuation mortality used is the Company experience as allowed in the Model and the interest is the maximum valuation interest rate.

For the Term life and Variable Universal Life (“VUL”) with secondary guarantees policies issued from January 1, 2020, the Company holds a reserve for the basic coverage in accordance with VM-20 of the NAIC valuation manual. VM-20 requires the reserve to be the greater of Net Premium Reserve (NPR), Deterministic Reserve (DR) and the Stochastic Reserve (SR). NPR is a formulaic reserve based on assumptions set by NAIC. The DR is calculated using a principle based approach and company prudent estimate assumptions. Since the Company passes the Stochastic Exclusion Test (SET), the SR is not computed. As of December 31, 2023 and 2022, the VM-20 reserves are $60 million and $15 million respectively.

Deposit-type contracts also include payout annuity without life contingencies with reserves gross of reinsurance of $167 million and $159 million as of December 31, 2023 and 2022, respectively. These payout annuities include term certain annuitizations of deferred annuities, stand-alone single premium immediate and deferred income annuities with no life contingent payments.

Investment Reserves:

In compliance with statutory requirements, the Company maintains the AVR and the IMR. The AVR is intended to stabilize policyholders’ surplus against market fluctuations in the value of equities and credit-related declines in the value of bonds and mortgage loans. Changes in the AVR are recorded directly to surplus. The IMR defers net after-tax realized capital gains (losses) which result from changes in the overall level of interest rates for fixed income investments and amortizes these net capital gains (losses) into income over the remaining stated life of the investments sold. The Company uses the group method of calculating the IMR. Any negative IMR amounts are treated as a non-admitted asset.

Other Liabilities:

Other liabilities consist primarily of remittances, contingent tax liabilities, reinsurance payables, commissions payable, deferred and uncollected premiums ceded and accrued expenses.

Transfers from separate account due or accrued:

Transfers from separate account due or accrued are primarily separate account expense allowances (“VACARVM”- Variable Annuity Commissioners’ Annuity Reserve Method) of $10 million ($2 million net after reinsurance) and $22 million ($2 million net after reinsurance) as of December 31, 2023 and 2022, respectively. Fees receivables of $46 million ($6 million net after reinsurance) and $53 million ($9 million net after reinsurance) as of December 31, 2023 and 2022, respectively.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Premiums and Other Revenues:

Premiums and annuity considerations are recognized for funds received primarily on variable deferred annuity contracts, fixed deferred and immediate annuity contracts, and variable life insurance products. Corresponding transfers to or from separate accounts are a component of “Net transfers from separate accounts” in the Statutory Basis Statements of Operations.

Revenues also include service fees that are comprised of annual contract fees, charges for mortality and expenses based on separate account assets under management and administrative service fees received from the mutual funds that are investment options in the product separate accounts.

Federal Income Taxes:

The provision for federal income taxes is based on income from operations currently taxable. Realized gains and losses are reported net of the applicable federal income taxes. Deferred federal income tax assets are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with increases or decreases reflected as adjustments to surplus (See Note 6).

The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.

Reinsurance:

The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business it has assumed. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies (See Note 7).

Net Investment Income and Capital Losses:

Net investment income includes interest and dividends received or accrued on investments. It also includes amortization of any purchase premium or accretion of any discount using the interest method, adjusted retrospectively or prospectively for any change in estimated yield to maturity. Investment income due and accrued that is deemed uncollectible is charged against net investment income in the period such determination is made. Net investment income is reduced by investment management expenses.

Realized investment gains and losses are reported in income based upon specific identification of securities sold. Realized losses include valuation adjustments for other-than-temporary declines in investments. Unrealized investment gains and losses on financial instruments carried at fair value represent changes in the reported fair value and are recorded directly to surplus.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 3—INVESTMENTS

Bonds:

Investments are valued in accordance with methods prescribed by the Securities Valuation Office of the NAIC (“SVO”). The Company obtains the fair value of financial instruments held in its portfolio that are either carried at fair value on the face of the financial statements or disclosed in the notes to the financial statements at fair value, from a number of sources. These sources include published market quotes for active market exchange traded instruments, third party pricing vendors, investment banks that are lead market makers in certain markets, broker quotes and the use of internal valuation models that use market observable inputs when available and Company-derived inputs when external inputs are not available or deemed to be inaccurate. Unrealized gains and losses on investments carried at fair value are recorded directly in unassigned surplus. The investment portfolio is reviewed for investments that may have experienced a decline in value considered to be other-than-temporary. The Company considers several factors in determining if an other-than-temporary decline exists: duration and extent to which the fair value of the security has been less than cost; financial condition of the issuer; the near-term prospects for recovery of the fair value of a security; discounted estimated future cash flows; and the intent and ability of the Company to hold the security to allow for an anticipated recovery in value. Impairments that are considered other-than-temporary are included in net realized capital gains (losses).

There were no securities with a 5GI NAIC designation as of December 31, 2023 and 2022.

Valuation methods for the various types of investments held are as follows:

Bonds are stated principally at amortized cost with bond premiums and discounts amortized using the scientific interest method. Those bonds that are rated 6 by the NAIC are reported at the lower of amortized cost or fair value. Mortgage-backed bonds are carried at amortized cost using the interest method considering anticipated prepayments at the date of purchase. Significant changes in future anticipated cash flows from the original purchase assumptions are accounted for using the retrospective and prospective adjustment method utilizing the Public Securities Association standard prepayment rates. There were six securities that were sold, redeemed or disposed as a result of a call or tender offer with an aggregate amount of $0 million in investment income from prepayment penalties and acceleration fees as of December 31, 2023. There were ten securities that were sold, redeemed or disposed as a result of a call or tender offer with an aggregate amount of $1 million in investment income from prepayment penalties and acceleration fees as of December 31, 2022.

Prepayment assumptions for single class and multi-class mortgage-backed/asset-backed securities were obtained from issuers or broker-dealers through information services or internal estimates and are consistent with current interest rates and the economic environment. There were six securities that were sold, redeemed or disposed as a result of a call or tender offer with investment income of $0 million from prepayment penalties and acceleration fees as of December 31, 2023. There were eighteen securities that were sold, redeemed or disposed as a result of a call or tender offer with investment income of $2 million from prepayment penalties and acceleration fees as of December 31, 2022.

The Company changes from the retrospective method to the prospective method when an other than temporary impairment has been recorded on a structured loan-backed security.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 3—INVESTMENTS (CONTINUED)

The amortized cost basis and estimated fair value of bonds at December 31, 2023 and 2022 were as follows:

	Amortized Cost /Cost	Gross Unrealized		Estimated Fair Value
December 31, 2023		Gains	(Losses)
		(In millions)
U.S. Government	$131	$—	$(5)	$126
States, Territories and Possessions	1	—	—	1
U.S. Special Revenue	4	—	—	4
Industrial and Miscellaneous	3,359	35	(277)	3,117
Hybrid	7	—	—	7

Total Bonds	$3,502	$35	$(282)	$3,255

*	NAIC 6 bonds are carried at lower of cost or fair value which is $1M below amortized cost at December 31, 2023.

	Amortized Cost /Cost	Gross Unrealized		Estimated Fair Value
December 31, 2022		Gains	(Losses)
		(In millions)
U.S. Government	$131	$—	$(7)	$124
States, Territories and Possessions	1	—	—	1
U.S. Special Revenue	4	—	—	4
Industrial and Miscellaneous	2,813	5	(366)	2,452
Hybrid	2	—	—	2

Total Bonds	$2,951	$5	$(373)	$2,583

The Company invests in high quality securities that are diversified by asset class, issuer and industry. At December 31, 2023, approximately 3.76% of the portfolio was invested in securities issued or backed by the United States Government or its agencies. No other single issuer accounts for more than 1% of the portfolio at December 31, 2023.

The amortized cost and estimated fair value of bonds at December 31, by contractual maturity is shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	2023
	Amortized Cost	Fair Value
	(In millions)
Due in one year or less	$93	$92
Due after one year through five years	684	668
Due after five years through ten years	466	443
Due after ten years	2,002	1,812
Sinking fund bonds, mortgage-backed securities and asset-backed securities	257	240

Total	$3,502	$3,255

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 3—INVESTMENTS (CONTINUED)

The net change in unrealized capital gains (losses) included in surplus for the years ended December 31, 2023, 2022, and 2021 are summarized as follows:

	2023	2022	2021
	(In millions)
Changes in net unrealized capital gains attributable to:
Bonds (NAIC 6 rated)	$(1)	$—	$—
Derivatives	—	15	30
Private equity	(7)	(2)	54
Tax effect on unrealized capital losses gains	2	(3)	(18)

Total change in net unrealized capital gains, net of tax	$(6)	$10	$66

Proceeds from sales of bonds amounted to $4 million, $428 million, and $283 million for the years ended December 31, 2023, 2022, and 2021, respectively. Gross gains of $0 million, $0 million, and $6 million were realized on sales of bonds for the years ended December 31, 2023, 2022, and 2021, respectively. Gross losses of $0 million, $30 million, and $1 million were realized on sales of bonds for the years ended December 31, 2023, 2022, and 2021, respectively. These amounts are pre-tax and pre-IMR. Bond maturities and all other cash dispositions including sales amounted to $143 million, $649 million and $505 million for the years ended December 31, 2023, 2022, and 2021, respectively.

There were no bond modifications treated as troubled debt restructuring during 2023, 2022 and 2021.

Unrealized losses:

The Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, were as follows:

December 31, 2023	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In millions)
U.S. Government	$2	$—	$124	$(5)	$126	$(5)
U.S. Special Revenue	—	—	—	—	—	—
Industrial and Miscellaneous	208	(6)	2,084	(271)	2,292	(277)
Hybrid	—	—	—	—	—	—

Total Bonds	210	(6)	2,208	(276)	2,418	(282)

Total Temporarily Impaired Securities	$210	$(6)	$2,208	$(276)	$2,418	$(282)

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 3—INVESTMENTS (CONTINUED)

December 31, 2022	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In millions)
U.S. Government	$28	$—	$96	$(7)	$124	$(7)
U.S. Special Revenue	3	—	—	—	3	—
Industrial and Miscellaneous	2,231	(338)	88	(28)	2,319	(366)
Hybrids	2	—	—	—	2	—

Total Bonds	2,264	(338)	184	(35)	2,448	(373)

Total Temporarily Impaired Securities	$2,264	$(338)	$184	$(35)	$2,448	$(373)

The Company’s investment portfolio includes individual securities that are in an unrealized loss position and have not been recognized as other-than-temporary impairments. There were one thousand six hundred and eighty-two securities in an unrealized loss position for greater than 12 months with a book value of $2.5 billion and a fair value of $2.2 billion as of December 31, 2023. There were eighty-two securities in an unrealized loss position for greater than 12 months with a book value of $219 million and a fair value of $184 million as of December 31, 2022.

In reaching the conclusion that these impairments are not other-than-temporary, management considered many factors including duration and severity of impairment, discounted cash flows, investment sector stability, and credit-worthiness, financial condition of issuer and intent and ability to hold to allow for recovery in value.

Mortgage Loans

Mortgage loans are valued at amortized cost. Valuation reserves are established for potential declines in the value of mortgage loans. As of December 31, 2023 and December 31, 2022, there were no valuation reserves established for any of the Company’s mortgage loans. There were no other-than-temporary impairments on mortgage loans at December 31, 2023 or 2022.

The Company’s $587 million and $590 million investments in mortgage loans on real estate on December 31, 2023 and December 31, 2022, respectively, consists of loans collateralized by commercial real estate properties. Of these amounts, $587 million and $590 million were mortgage loans in which the Company was a participant at December 31, 2023 and December 31, 2022, respectively. The Company was not a co-lender in any mortgage loans at December 31, 2023 or December 31, 2022.

The largest concentrations of commercial real estate mortgage loans were for properties located in California and Florida ($130 million or 22.1% and $97 million or 16.5%) at December 31, 2023. The largest concentrations of commercial real estate mortgage loans were for properties located in California and Florida ($129 million or 21.9% and $91 million or 15.4%) at December 31, 2022. The Company estimated the fair value of mortgage loans on real estate to be $549 million and $543 million at December 31, 2023 and December 31, 2022, respectively and are classified as Level 3 as discussed in Note 4. Fair value was determined based upon the present value of the scheduled future cash flows of each loan based on the average term to maturity discounted at the appropriate U.S. Treasury rate, adjusted for the current market spread for a similar quality mortgage. Mortgage quality is determined by the loan’s loan to value ratio, debt service coverage ratio, location, and

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 3—INVESTMENTS (CONTINUED)

property type. The minimum and maximum ranges of lending rates on new mortgage loans were between 5.72% and 6.65% during 2023. The maximum percentage of any single mortgage loan to the value of the security originated in 2023 was 69.85%.

Management monitors its mortgage loan portfolio on an ongoing basis for events or circumstances that could indicate that it will not receive all of its contractually due principal and interest payments in accordance with the loan agreements. In May and November of each year, the entire portfolio is screened based on debt service coverage, loan to value ratio, delinquency over 90 days and if there are indications that balloon payments due at maturity will not be made to determine if any other than temporary impairments might need to be recorded.

Interest received on impaired loans that were previously modified in a troubled debt restructuring is either applied against the principal or reported as revenue according to management’s judgment as to the collectability of principal. There were no mortgage loans with principal or interest payments that were past due for more than 30 days past on December 31, 2023 and 2022, respectively.

There were no restructured mortgage loans as of December 31, 2023 or December 31, 2022.

There were no taxes, assessments, or any amounts advanced not included in the mortgage loan total as of both December 31, 2023 and 2022.

The following table sets forth the credit quality indicators as of December 31, 2023 and December 31, 2022, based upon the recorded investment gross of allowance for credit losses.

Mortgage Loans: (In millions)	Debt Service Coverage Ratio—December 31, 2023
	Greater than 2.0X	1.8X to 2.0X	1.5X to <1.8X	1.2X to <1.5X	1.0X to <1.2X	Less than 1.0X	Grand Total
Loan-to-Value Ratio
0% - 49.99%	$125	$3	$29	$1	$—	$—	$158
50% - 59.99%	119	14	35	4	—	—	172
60% - 69.99%	78	28	31	61	4	—	202
70% - 79.99%	22	10	6	17	—	—	55
80% - 89.99%	—	—	—	—	—	—	—
90% - 100%	—	—	—	—	—	—	—
Greater than 100%	—	—	—	—	—	—	—

Total	$344	$55	$101	$83	$4	$—	$587

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 3—INVESTMENTS (CONTINUED)

Mortgage Loans: (In millions)	Debt Service Coverage Ratio—December 31, 2022
	Greater than 2.0X	1.8X to 2.0X	1.5X to <1.8X	1.2X to <1.5X	1.0X to <1.2X	Less than 1.0X	Grand Total
Loan-to-Value Ratio
0% - 49.99%	$130	$22	$10	$—	$3	$—	$165
50% - 59.99%	141	3	59	15	—	—	218
60% - 69.99%	88	25	18	56	10	—	197
70% - 79.99%	—	5	5	—	—	—	10
80% - 89.99%	—	—	—	—	—	—	—
90% - 100%	—	—	—	—	—	—	—
Greater than 100%	—	—	—	—	—	—	—

Total	$359	$55	$92	$71	$13	$—	$590

Net Investment Income:

Net investment income, including accrual of discount and amortization of premiums, arose from the following sources for the years ended December 31:

	2023	2022	2021
	(In millions)
Bonds	$131	$125	$129
Mortgage loans	23	24	26
Policy loans	5	5	5
Other (mainly private equities)	22	17	22

Total gross investment income	181	171	182
Less: investment expenses	(17)	(9)	(8)

Net investment income	$164	$162	$174

Net Realized Capital Losses from Investments:

Net realized losses from investments were derived from the following sources for the years ended December 31:

	2023	2022	2021
	(In millions)
Bonds	$—	$(32)	$3
Derivatives and other	(1)	(214)	(322)

Total net realized capital losses	(1)	(246)	(319)
Transfer from (to) IMR	—	25	(4)
Capital gain federal income tax expense	(2)	3	(2)

Net realized capital losses, net of tax and transfers to IMR	$(3)	$(218)	$(325)

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 3—INVESTMENTS (CONTINUED)

The net realized capital loss amount above includes other-than-temporary impairment loss of $0.4 million, $1 million, and $2 million for the years ended December 31, 2023, December 31, 2022, and December 31, 2021, respectively. The impairment for 2023, 2022 and 2021 relates to one private placement security in the bond portfolio.

Derivative Financial Instruments:

The Company enters into derivative transactions in order to mitigate (“hedge”) certain risks pertaining to its assets, liabilities and surplus from fluctuations in interest rates, foreign currency exchange rates and market volatility. Derivatives are either exchange traded or contracted over-the-counter. The majority of the Company’s over-the-counter derivatives are bilateral contracts between the Company and a single counterparty. The Company’s remaining over-the-counter derivatives are cleared and settled through central clearing counterparties.

Derivatives that are designated as hedges for accounting purposes and meet the qualifications for hedge accounting are reported on a basis consistent with the asset or liability being hedged (i.e. at amortized cost). Derivatives that are used to mitigate risk but are not designated as hedges for accounting purposes or do not meet the qualifications for hedge accounting treatment are reported at fair value.

To qualify for hedge accounting the hedge relationship must be designated and formally documented at inception. This documentation details the risk management objective and strategy for the hedge, the derivative used in the hedge, the asset or liability being hedged, and the methodology for assessing hedge effectiveness. The hedge must also be “highly effective” with an assessment of its effectiveness performed both at inception and on an ongoing basis over the life of the hedge.

Derivative transactions expose the Company to the risk that the counterparty may not be able to fulfill its obligations under the terms set forth in the contract. The Company manages this counterparty risk by entering into transactions with counterparties that maintain a minimum credit rating, by performing ongoing review of a counterparties’ credit standing, by adhering to established limits for credit exposure to any single counterparty and is requiring collateral posting subject to thresholds and minimum transfer amounts in accordance with counterparty agreements to support credit risk associated with counterparty exposures which further reduces the Company’s exposure to default by the counterparty. The Company’s off-balance sheet risk for the derivative instruments as of December 31, 2023 were $0 million and none as of December 31, 2022. The Company is required to establish a margin account for all of its futures contracts. Any contract gains or losses due to the change in the value of futures are settled in cash on a daily basis. The Company does not offset the statement values for derivatives executed with the same counterparty, even if a master netting arrangement is in place. The Company also does not offset the right to claim collateral against the obligation to return such collateral.

The Company has no embedded credit derivatives that expose it to the possibility of being required to make future payments. The Company also does not have any derivatives contracts with financing premiums.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 3—INVESTMENTS (CONTINUED)

Hedging – Not Designated As Hedging Instruments:

The Company enters into other derivative transactions that mitigate economic risks but are not designated as a hedge for accounting purposes or do not qualify for hedge accounting treatment. These derivative instruments are reported at fair value in the balance sheet as either other invested assets or other liabilities. Changes in the fair value of these instruments are reported as a change in unrealized capital gains or losses until the maturity or termination of the contract, at which time a realized capital gain or loss is recorded.

Treasury futures are used to mitigate interest rate risk pertaining to guaranteed minimum benefit liabilities. Treasury futures obligate the Company to take or receive delivery of certain Treasury Bonds at a specified price at a future date.

Equity index futures are used to minimize the volatility associated with guaranteed minimum benefit liabilities. Equity index futures obligate the Company to pay or receive from a counterparty a cash amount based on a specified equity market index at a predefined price as of a future date applied to the notional amount of the contracts.

All of the futures contracts that the Company has entered into are exchange traded. Margin payments are required for futures contract and contract gains or losses are settled daily in cash, therefore the futures contracts are carried at zero value on the Company’s balance sheets. The contract amount of futures contracts represents the extent of the Company’s involvement, but not future cash requirements, as open positions are typically closed out prior to the delivery date of the contract.

Equity index options are used as a risk management strategy to minimize the volatility associated with the benefit liabilities of the Fixed Index Annuity (“FIA”) product. Equity index options give the Company the right but not the obligation to pay or receive from a counterparty a cash amount based on a specified equity market index at a predefined price as of a future date related to the notional amount of the contracts. Current indices include the S&P 500, Nasdaq-100, MSCI EAFE, and two volatility-controlled indices maintained by PIMCO and AB (Alliance Bernstein).

Interest rate swaptions are used to mitigate interest rate risk. Interest rate swaptions give the Company the right but not the obligation to enter into an interest rate swap on a specified date in the future with terms provided in the swaption agreement.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 3—INVESTMENTS (CONTINUED)

The effects of the Company’s use of derivative instruments on the Balance Sheets and Statements of Operations:

December 31, 2023
	Notional Amount	Statement Value Assets	Liabilities	Change in Unrealized Capital Gains (Losses)	Net Realized Capital Gains (Losses)	Net Investment Income
	(in millions)
Derivatives not designated as hedging instruments:
Treasury futures	—	—	—	—	—	—
Equity index futures	—	—	—	—	—	—
Equity index options	24	1	—	—	—	—
Interest rate swaptions	—	—	—	—	—	—

Total Derivatives	$24	$1	$—	$—	$—	$—

December 31, 2022
	Notional Amount	Statement Value Assets	Liabilities	Change in Unrealized Capital Gains (Losses)	Net Realized Capital Gains (Losses)	Net Investment Income
	(in millions)
Derivatives not designated as hedging instruments:
Treasury futures	—	—	—	(11)	(263)	—
Equity index futures	—	—	—	26	74	—
Equity index options	6	—	—	—	—	—
Interest rate swaptions	—	—	—	—	(25)	—

Total Derivatives	$6	$—	$—	$15	$(214)	$—

Restricted Assets and Special Deposits:

The Company had admitted restricted assets of $4.1 million and $4.0 million at December 31, 2023 and 2022, respectively. These amounts were deposits with states as required by certain insurance laws and are included in “Bonds” in the Statutory Basis Balance Sheets. Total admitted restricted assets were 0.03% and 0.04% of the Company’s total admitted assets at December 31, 2023 and 2022, respectively. There were no non-admitted restricted assets in 2023 and 2022.

Repurchase Agreements:

The Company enters into repurchase agreements whereby securities will be resold at a specified date and price. There were no repurchase agreements outstanding as of December 31, 2023 and 2022.

NOTE 4—FAIR VALUE OF FINANCIAL INSTRUMENTS

The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 4—FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s view of market assumptions based on internally developed data in the absence of observable market information. The guidance requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when determining the fair value of an asset or liability. The statement classifies all assets and liabilities carried or disclosed at fair value in one of the following three categories:

Level 1—inputs are quoted market prices available in active markets for identical assets or liabilities on the reporting date.

Level 2—inputs are quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3—inputs are unobservable where there is little or no market activity for the asset or liability and the Company makes estimates and assumptions based on internally derived information.

The estimated fair values presented below have been determined using available information and valuation methodologies. The estimated fair value for financial instruments held by the Company was determined by management after considering the following sources of information: published market quotes for active exchange traded instruments, third party pricing vendors, quotes from investment banks that are lead market makers in certain markets, independent broker quotations, or the use of internal valuation models that use market observable inputs when available and Company derived inputs when external inputs are not available or deemed to be inaccurate. Considerable judgment is applied in interpreting data to develop the estimates of fair value. Accordingly, such amounts are management’s estimate of the value that would be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies from period to period based on available information and market conditions could have a material effect on the estimated fair values.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 4—FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following tables summarize the Company’s financial instruments carrying amount and estimated fair value/NAV hierarchy levels for the period ending December 31, 2023 and December 31, 2022:

	December 31, 2023
	Level 1	Level 2	Level 3	Total Fair Value	NAV	Carrying Amount
	(In millions)
Assets
Bonds	$127	$3,019	$109	$3,255	$—	$3,501
Mortgage Loans	—	—	549	549	—	587
Policy Loans	—	—	79	79	—	79
Surplus Notes investments	—	38	—	38	—	46
Cash, cash equivalents and short-term investments	(11)	220	—	209	—	209
Due and accrued investment income	—	42	—	42	—	42
Receivables for securities	—	—	1	1	—	1
Separate Account Assets	7,040	—	—	7,040	—	7,040

Total Assets	$7,156	$3,319	$738	$11,213	$—	$11,505

Liabilities
Deposit type contracts	$—	$—	$169	$169	$—	$103

Total Liabilities	$—	$—	$169	$169	$—	$103

	December 31, 2022
	Level 1	Level 2	Level 3	Total Fair Value	NAV	Carrying Amount
	(In millions)
Assets
Bonds	$124	$2,340	$119	$2,583	$—	$2,951
Mortgage Loans	—	—	543	543	—	590
Policy Loans	—	—	76	76	—	76
Surplus Notes investments	—	36	—	36	—	46
Cash, cash equivalents and short-term investments	(3)	87	—	84	—	84
Due and accrued investment income	—	33	—	33	—	33
Receivables for securities	—	1	—	1	—	1
Separate Account Assets	7,215		—	7,215	—	7,215

Total Assets	$7,336	$2,497	$738	$10,571	$—	$10,996

Liabilities
Deposit type contracts	$—	$—	$157	$157	$—	$115

Total Liabilities	$—	$—	$157	$157	$—	$115

Bonds:

Estimated fair values for bonds, other than private placement securities are valued based on quoted prices from active markets when available (Level 1).

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 4—FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

When the Company cannot obtain a quoted market price directly it relies on values provided by a third-party pricing vendor. This is the pricing source for the majority of the Company’s marketable securities. Prices received from a third-party vendor are generally considered to be Level 2.

Pricing vendors utilize pricing models developed for individual asset classes which incorporate available market data. These market inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data which include market research publications. The pricing vendor may obtain broker quotes for securities when sufficient information is not available to fully evaluate a security. For broker-quoted only securities, quotes from market makers or broker-dealers are obtained from sources recognized to be market participants.

Portfolio managers review the values assigned by the pricing vendor for reasonableness. In doing so, they compare the prices received from the pricing vendor to prices of similar securities, price ranges in that asset class or industry or prices from internally generated position reports. If there is a discrepancy with the price received from the vendor, the portfolio manager may communicate this difference to the pricing vendor and present the vendor with additional market data regarding that security in order to ensure the pricing vendor has sufficient information needed to accurately price the security. The pricing vendor will then independently validate and evaluate that data and determine if a price change is warranted.

In the rare instance when a portfolio manager finds a difference in his or her assessment of fair value and the vendor price, after performing the preceding procedures, the portfolio manager may request replacement of the vendor price by a supportable value that is believed to be more representative of the security price. Any replacement of the vendor price is subject to an internal approval process.

The fair values of private placement bonds are determined by using an internal pricing model or for a small amount of securities, assigned individual broker prices. There were five private placement bonds that were individually priced. These assigned individual prices are usually obtained from an external broker (“hand priced”) and are considered to be Level 3.

The significant inputs used for the internal pricing model consist of (i) a broker supplied price matrix, (ii) treasury rates and (iii) credit ratings from certain nationally recognized securities rating organizations (“NRSRO”) (“external ratings”) or a credit rating assigned internally by the Company’s Private Placement Investment Management Group (“internal ratings”).

Private placement bonds with an applicable external credit rating of BB or above, for which the corresponding matrix price is used, are classified as Level 2. A private placement bond with an applicable external credit rating of below BB is classified as Level 3 due to the limited amount of market data available for these securities.

Bonds are carried at amortized cost unless they are rated 6 by the NAIC SVO in which case they are reported at the lower of amortized cost or fair value. There were two bonds rated 6 by the NAIC SVO and carried at fair value on December 31, 2023. There were no bonds rated 6 by the NAIC SVO and carried at fair value as of December 31, 2022.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 4—FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Mortgage Loans:

The estimated fair value of the mortgage loan portfolio is derived primarily using a loan value matrix using significant unobservable inputs. The inputs used in the matrix include (1) the weighted average cash flow and average term to maturity for each individual loan; (2) a base spread over the U.S. Treasury rate and (3) an internally computed credit rating that is used to derive the appropriate credit spread. Mortgage loans were carried at amortized cost on December 31, 2023 and December 31, 2022 and are classified as Level 3.

Policy Loans:

See Note 2 for information regarding policy loans, for which the Company considers the unpaid principal balance to approximate fair value and are classified as Level 3.

Surplus Note Investments:

The Company invests in surplus note issuances of other mutual insurance companies. These bond-like instruments are classified as Level 2 financial instruments and are valued based on prices obtained from independent pricing services or internally developed pricing models using observable inputs. Typical market-observable inputs include benchmark yields, reported trades, issuer spreads, bids, offers, benchmark securities, estimated cash flows and prepayment speeds.

Cash, cash equivalents and short-term investments:

See Note 2 for information regarding cash, cash equivalents and short-term investments include cash deposit balances, short-term commercial paper, and other highly liquid debt instruments. Cash amounts are classified as Level 1. All remaining cash equivalents and short-term investments are classified as Level 2.

Due and accrued investment income:

Due and accrued investment income is either investment income earned and legally due to be paid to the Company as of the reporting date or investment income earned as of the reporting date but not legally due to be paid to the Company until after the reporting date. The Company expects to receive these amounts shortly after they become due and is required to non-admit any balance that is over 90 days past due or charge it against income in the period that it is deemed uncollectible. Therefore, the Company considers these amounts short-term in nature and that the carrying value approximates fair value. This amount is classified as Level 2.

Receivables for securities

These receivables are amounts due from financial institutions for securities that were sold by the Company but the proceeds from the sale have not yet been received by the Company. Due to the short-term of the period in which the Company expects to receive these amounts it considers the carrying value of these balances to approximate fair value and are classified as Level 2.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 4—FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Separate Accounts Assets:

The Company sponsors separate accounts that support certain products that it sells. The separate accounts invest in various registered mutual funds and non-registered collective investment funds managed by Park Avenue Institutional Advisers LLC (“PAIA”), an affiliated company, as well as unaffiliated third parties. The fair value of these investments is based upon the reported net asset values (“NAVs”) as provided by the fund manager.

The Company’s management reviews each mutual fund’s liquidity in order to determine the level those investments should be reported. Generally, actively traded registered mutual fund investments are considered a Level 1. Non-registered collective fund investments that have no redemption restrictions or fees associated with it and are open to new investors are considered a Level 2, and all other fund investments that do not meet the criteria of Level 1 or 2 are reported as Level 3. As of December 31, 2023 and 2022, none of the Separate Account investments are considered to be Level 3.

The following tables summarize the Company’s assets carried at fair value by their fair value hierarchy levels at December 31, 2023 and 2022:

December 31, 2023	Level 1	Level 2	Level 3	Total Fair Value	NAV	Carrying Amount
	(In millions)
Assets at Fair Value
Bonds	$—	$2	$—	$2	$—	$2
Derivatives	—	—	1	1	—	1
Separate accounts assets	7,040	—	—	7,040	—	7,040

Total Assets at Fair Value	$7,040	$2	$1	$7,043	$—	$7,043

December 31, 2022	Level 1	Level 2	Level 3	Total Fair Value	NAV	Carrying Amount
	(In millions)
Assets at Fair Value
Separate accounts assets	$7,215	$—	$—	$7,215	$—	$7,215

Total Assets at Fair Value	$7,215	$—	$—	$7,215	$—	$7,215

Deposit Type Contracts

For annuities certain liabilities, fair values are estimated using discounted cash flow calculations based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued and are classified as Level 3.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 5—PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Gross deferred and uncollected insurance premiums represent premiums due to be received from policyowners through the next policy anniversary date. These premiums and annuity considerations are reinsured to The Guardian and outside parties (See Note 7). Net deferred and uncollected premiums ceded represent only the portion of gross premiums related to mortality charges and interest. Deferred and uncollected premiums ceded at December 31, 2023 and 2022 were as follows:

	2023
Type	Gross	Net of Loading
	(In millions)
Ordinary new business	$12	$(3)
Ordinary renewal	26	(6)
Group life renewal	—	—

	2022
Type	Gross	Net of Loading
	(In millions)
Ordinary new business	$11	$10
Ordinary renewal	17	(17)
Group life renewal	—	—

NOTE 6—INCOME TAXES

Consolidated Federal Income Tax Return:

The Company’s federal income tax return is consolidated with the following entities:

•	The Guardian Life Insurance Company of America,

•	Park Avenue Life Insurance Company,

•	Sentinel American Life Insurance Company,

•	Family Service Life Insurance Company,

•	Managed Dental Care of California,

•	Managed DentalGuard of Texas,

•	Managed DentalGuard of New Jersey,

•	Innovative Underwriters Inc.,

•	Berkshire Life Insurance Company of America,

•	First Commonwealth, Inc., and its subsidiaries,

•	GIS Canada Holdings Corp, and

•	Guardian Abbey LLC.

The Company files a consolidated federal income tax return with its parent company, The Guardian. The Company has a written agreement, approved by the Company’s Board of Directors, which sets forth the manner

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 6—INCOME TAXES (CONTINUED)

in which the total combined federal income tax is allocated to each entity which is a party to the consolidation. Pursuant to this agreement, the Company has the enforceable right to recoup federal income taxes paid in prior years in the event of future net capital losses, which it may incur, or to recoup its net operating or capital losses carried forward as an offset to future net income or capital gains subject to federal income taxes.

The Internal Revenue Code limits the amount of non-life insurance losses that may offset life insurance company taxable income. The consolidated income tax liability is allocated among the members of the group pursuant to a tax allocation agreement. In accordance with the tax allocation agreement, each qualifying member of the group computes its tax provision and liability on a separate return basis, but may, where applicable, recognize benefits of net operating losses and capital losses utilized in the consolidated group. Subsidiary tax liabilities/benefits are settled subsequent to the filing of the federal income tax return.

The Inflation Reduction Act was enacted into law on August 16, 2022. This provision imposes a 15% Corporate Alternative Minimum Tax (“CAMT”) on adjusted financial statement income (“AFSI”) for applicable corporation with average annual AFSI over a three-year period in excess of $1 billion effective for taxable years beginning after December 31, 2022. As of December 31, 2023 management has determined that Guardian Life Insurance Company and Subsidiaries is not subject for CAMT in 2023.

Deferred income taxes are generally recognized, based on enacted tax rates, when assets and liabilities have different values for financial statement and tax purposes.

The Components of the Net Deferred Tax Assets (DTAs) recognized in the Company’s Assets, Liabilities, Surplus and Other Funds are as follows:

Description	December 31, 2023
(In millions)	Ordinary	Capital	Total
Gross Deferred Tax Assets	$86	$2	$88
Statutory valuation allowance adjustments	—	—	—

Adjusted Gross Deferred Tax Assets	86	2	88
Deferred Tax Assets Nonadmitted	24	—	24

Subtotal Net Admitted Deferred Tax Asset	62	2	64
Deferred Tax Liabilities (DTLs)	13	18	31

Net Admitted Deferred Tax Asset/(Net Deferred Tax Liability)	$49	$(16)	$33

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 6—INCOME TAXES (CONTINUED)

Description	December 31, 2022
(In millions)	Ordinary	Capital	Total
Gross Deferred Tax Assets	$106	$2	$108
Statutory valuation allowance adjustments	—	—	—

Adjusted Gross Deferred Tax Assets	106	2	108
Deferred Tax Assets Nonadmitted	7	—	7

Subtotal Net Admitted Deferred Tax Asset	99	2	101
Deferred Tax Liabilities	18	19	37

Net Admitted Deferred Tax Asset/(Net Deferred Tax Liability)	$81	$(17)	$64

	Change
	Ordinary	Capital	Total
Gross Deferred Tax Assets	$(20)	$—	$(20)
Statutory valuation allowance adjustments	—	—	—

Adjusted Gross Deferred Tax Assets	(20)	—	(20)
Deferred Tax Assets Nonadmitted	17	—	17

Subtotal Net Admitted Deferred Tax Asset	(37)	—	(37)
Deferred Tax Liabilities	(5)	(1)	(6)

Net Admitted Deferred Tax Asset/(Net Deferred Tax Liability)	$(32)	$1	$(31)

A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company’s management has concluded that the deferred income tax assets are more likely than not to be realized. Therefore, no valuation allowance has been provided.

Admission calculation components SSAP No. 101 (Paragraph 11)

The Company follows the guidance in Statement of Statutory Accounting Principles No. 101 - Income Taxes, a replacement of SSAP No. 10R and SSAP No. 10 (“SSAP 101”). SSAP 101 include a similar calculation for limitation of gross deferred tax assets as SSAP 10R for insurers that maintain a minimum of 300% of their authorized control level RBC computed without net deferred tax assets. The Company exceeded the 300% minimum RBC requirement at December 31, 2023 and 2022.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 6—INCOME TAXES (CONTINUED)

Description	December 31, 2023
(In millions), except percentages	Ordinary	Capital	Total
a. Federal Income Taxes Paid In Prior Years Recoverable Through Loss Carrybacks.	$—	$—	$—
b. Adjusted Gross Deferred Tax Assets Expected To Be Realized (Excluding The Amount Of Deferred Tax Assets From a, above) After Application of the Threshold Limitation. (The Lesser of b.i. and b.ii. Below)	32	1	33
The lesser of:
i. Adjusted Gross Deferred Tax Assets Expected To Be Realized Following The Balance Sheet Date	32	1	33
ii. Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold.	n/a	n/a	68

c. Adjusted Gross Deferred Tax Assets (Excluding The Amount Of Deferred Tax Assets From a. and b. above) Offset by Gross Deferred Tax Liabilities.	30	1	31

Deferred Tax Assets Admitted as the result of application of SSAP No. 101.Total (a. + b. + c.)	$62	$2	$64

	December 31, 2022
	Ordinary	Capital	Total
a. Federal Income Taxes Paid In Prior Years Recoverable Through Loss Carrybacks.	$—	$—	$—
b. Adjusted Gross Deferred Tax Assets Expected To Be Realized (Excluding The Amount Of Deferred Tax Assets From a, above) After Application of the Threshold Limitation. (The Lesser of b.i. and b.ii. Below)	63	1	64
The lesser of:
i. Adjusted Gross Deferred Tax Assets Expected To Be Realized Following The Balance Sheet Date	63	1	64
ii. Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold.	n/a	n/a	74

c. Adjusted Gross Deferred Tax Assets (Excluding The Amount Of Deferred Tax Assets From a. and b. above) Offset by Gross Deferred Tax Liabilities.	36	1	37

Deferred Tax Assets Admitted as the result of application of SSAP No. 101.Total (a. + b. + c.)	$99	$2	$101

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 6—INCOME TAXES (CONTINUED)

Description	Change
(In millions), except percentages	Ordinary	Capital	Total
a. Federal Income Taxes Paid In Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—
b. Adjusted Gross Deferred Tax Assets Expected To Be Realized (Excluding The Amount Of Deferred Tax Assets From a, above) After Application of the Threshold Limitation. (The Lesser of b.i. and b.ii. Below)	(31)	—	(31)
The lesser of:
i. Adjusted Gross Deferred Tax Assets Expected To Be Realized Following The Balance Sheet Date	(31)	—	(31)
ii. Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold.	n/a	n/a	(6)
c. Adjusted Gross Deferred Tax Assets (Excluding The Amount Of Deferred Tax Assets From a. and b. above) Offset by Gross Deferred Tax Liabilities .	(6)	—	(6)

Deferred Tax Assets Admitted as the result of application of SSAP No. 101.Total (a. + b. + c.)	$(37)	$—	$(37)

	2023	2022
Ratio Percentage Used To Determine Recovery Period And Threshold Limitation Amount	1073%	1017%
Amount Of Adjusted Capital And Surplus Used To Determine Recovery Period And Threshold Limitation	$595	$564

Impact of Tax Planning Strategies

	December 31, 2023
	Ordinary	Capital
(a) Determination of adjusted gross deferred assets and net admitted deferred tax assets, by tax character as a percentage of total.
(1) Adjusted Gross DTAs	$86	$2
(2) Percentage of adjusted gross DTA’s by tax character attributable to the impact of tax planning strategies	0%	0%
(3) Net Admitted Adjusted Gross DTAs	62	2
(4) Percentage of net admitted adjusted Gross DTAs by tax character admitted because of the impact of tax planning strategies	14%	0%

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 6—INCOME TAXES (CONTINUED)

Description	December 31, 2022
(In millions), except percentages	Ordinary	Capital
(1) Adjusted Gross DTAs	$106	$2
(2) Percentage of adjusted gross DTA’s by tax character attributable to the impact of tax planning strategies	0%	0%
(3) Net Admitted Adjusted Gross DTAs	99	2
(4) Percentage of net admitted adjusted Gross DTAs by tax character admitted because of the impact of tax planning strategies	51%	0%

	Change
	Ordinary	Capital
(1) Adjusted Gross DTAs	$(20)	$—
(2) Percentage of adjusted gross DTA’s by tax character attributable to the impact of tax planning strategies	0%	0%
(3) Net Admitted Adjusted Gross DTAs	(37)	—
(4) Percentage of net admitted adjusted Gross DTAs by tax character admitted because of the impact of tax planning strategies	-37%	0%
Does the Company’s tax-planning strategies include the use of reinsurance?	Yes	No X

All DTL were recognized as of December 31, 2023 and 2022.

Current Tax and Change in Deferred Tax:

Current income taxes incurred consist of the following major components December 31, 2023, 2022, and 2021:

Description	2023	2022	2021
	(In millions)
Federal income tax expense (benefit) on operations	$(36)	$(60)	$—
Prior year overaccrual	—	(3)	(1)
Foreign tax	(2)	(2)	(1)

Current federal operations income tax expense (benefit)	(38)	(65)	(2)
Federal income tax expense (benefit) on capital gains (losses)	—	(5)	2
Prior year underaccrual	2	2	1

Current federal capital gain income tax expense (benefit)	2	(3)	3

Total current federal income tax expense (benefit)	$(36)	$(68)	$1

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 6—INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2023 and 2022 were as follows:

	2023	2022	Change
	(In millions)
DTAs Resulting from Book/Tax Differences in:
Ordinary:
Reserves	$64	$54	$10
GMWB Hedge	14	48	(34)
Policy acquisition costs	7	4	3
Other, (including items <5% of total ordinary tax assets)	1	—	1

Gross ordinary DTAs—(admitted and nonadmitted)	$86	$106	$(20)

Statutory valuation allowance adjustment—ordinary	—	—	—
Total ordinary DTAs—(nonadmitted)	24	7	17

Admitted ordinary DTAs	$62	$99	$(37)
Capital:
Investments	$2	$2	$—

Gross capital DTAs—(admitted and nonadmitted)	$2	$2	$—

Statutory valuation allowance adjustment—capital	—	—	—
Total capital DTAs—(nonadmitted)	—	—	—

Admitted capital DTAs	2	2	—

Total admitted DTAs	$64	$101	$(37)

DTLs Resulting from Book/Tax Differences in:
Ordinary:
Market discount	$1	$1	$—
Reserves Transition Adjustment (8 Year)	8	11	(3)
Section 481(a) adjustment	—	3	(3)
Other, (including items <5% of total ordinary tax assets)	4	3	1

Total Ordinary DTLs	$13	$18	$(5)

Capital:
Unrealized capital gains	13	15	(2)
Other	5	4	1

Capital DTL	18	19	(1)

Total DTL	$31	$37	$(6)

Net admitted DTAs	$33	$64	$(31)

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 6—INCOME TAXES (CONTINUED)

The change in net deferred Federal income taxes is comprised of the following:

	2023	2022	Change
	(In millions)
Adjusted gross deferred tax assets	$88	$108	$(20)
Total deferred tax liabilities	31	37	(6)

Net deferred tax assets	$57	$71	$(14)

Tax effect of unrealized capital gains			(2)

Change in net deferred federal income tax			$(16)

Contingent Tax Liabilities:

The Company files U.S. federal income tax returns along with various state and local income tax returns. The Company’s federal income tax returns are routinely examined by the Internal Revenue Service (“IRS”) and provisions are made in the financial statements in anticipation of the results of these audits. The IRS has completed its examinations for tax year 2012 and 2014 in 2022, and tax year 2013 in 2021. There were no material effects on the Company’s consolidated financial position and results of operations as a result of these examinations. Tax years 2015 through 2022 are subject to examination by the IRS. The Company believes that it has established adequate tax liabilities for uncertain tax positions for all open years.

The Company does not anticipate any significant changes to its tax contingencies within the next 12 months.

The Guardian files U.S. federal income tax returns along with various state and local income tax returns. The Company’s federal income tax returns are routinely examined by the Internal Revenue Service (“IRS”) and provisions are made in the financial statements in anticipation of the results of these audits. The IRS has completed its examinations for tax year 2012 and 2014 in 2021. There were no material effects on the Company’s consolidated financial position and results of operations as a result of these examinations. Tax years 2015 through 2022 are subject to examination by the IRS. The Company believes that it has established adequate tax liabilities for uncertain tax positions for all open years.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 6—INCOME TAXES (CONTINUED)

Reconciliation of Federal Income Tax Rate to Actual Effective Rate:

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant book to tax adjustments causing this difference is the following:

	2023	Effective Tax Rate	2022	Effective Tax Rate	2021	Effective Tax Rate
	(In millions)		(In millions)		(In millions)
Net gain from operations after dividends to policyholders and before Federal income tax @ 21%	$(14)		$17		$51
Net realized capital losses @ 21%	—		(47)		(68)

Provision calculated at statutory rate	$(14)	21%	$(30)	21%	$(17)	21%
Dividends received deduction	(5)	7%	(6)	4%	(6)	7%
Interest Maintenance Reserve	—	0%	(6)	4%	—	0%
Reserve Surplus Adjustment	—	0%	4	-3%	3	-4%
Other	(1)	2%	(2)	2%	(1)	2%

Total	$(20)	30%	$(40)	28%	$(21)	26%

Total current federal income tax benefit	$(36)	54%	$(68)	48%	$1	-1%
Change in net deferred federal income taxes expense	16	-24%	28	-20%	(22)	27%

Total statutory income tax benefit	$(20)	30%	$(40)	28%	$(21)	26%

Operating Loss and Tax Credit Carryforwards:

As of December 31, 2023, the Company does not have any net ordinary loss carryforwards, capital loss carryforwards or tax credit carryforwards.

The following are income taxes incurred in prior years that are available for recoupment in the event of future net losses:

Year	Ordinary	Capital	Total
		(In millions)
2023	$—	$—	$—
2022	—	—	—
2021	—	4	4

Total	$—	$4	$4

As of December 31, 2023, the Company does not have any deposits admitted pursuant to the Internal Revenue Code Section 6603.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 7—REINSURANCE CEDED

The Company entered into coinsurance, modified coinsurance and yearly renewable term agreements with The Guardian and outside parties to provide for reinsurance of selected variable and fixed annuity contracts, group life and individual life policies. Under the terms of the modified coinsurance agreements, reserves ceded and corresponding assets held by the Company amounted to $6,929 million and $7,117 million at December 31, 2023 and 2022, respectively. The reinsurance contracts do not relieve the Company of its primary obligation for policyowner benefits. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, the Company evaluates the financial condition of its reinsurers in order to minimize its exposure to losses from reinsurer insolvencies.

The Company has an Individual Life Yearly Renewable Term reinsurance agreement with The Guardian. Under the terms of the agreement, GIAC cedes The Guardian a 90.00% quota share of the mortality risk on its secondary guarantee flexible premium universal life insurance business.

On November 1, 2022, the Company entered a reinsurance transaction with Talcott whereby the Company ceded a 100% quota share of virtually all liabilities related to the variable annuity business, including fixed payout options elected by this block, after the transaction closing date. General account liabilities of $564 million were reinsured using coinsurance and $6.7 billion of separate account liabilities were transferred using modified coinsurance. The Company also transferred invested assets with a fair market value of $408 million and cash of $121.5 million to Talcott to fund the coinsurance premium. The reinsurance transaction does not extinguish the Company’s primary contractual liability. Upon closing, the Company recognized a loss of $65 million, which was included in “Cash flows from operating activities” in the Statutory Basis Statements of Cash Flows and “Income before operations before federal income taxes and realized capital losses from investments” which included transferred IMR of $24.5 million.

The following are the effect of the Talcott initial settlement upon closing, on the components of the Company’s gains (losses) from operations in the accompanying Statutory Basis Statements of Operations:

2022
(In millions)
Premium ceded	$(529)
Initial Modco Premium	(6,722)

Premiums and annuity considerations	(7,251)
Reserve adjustments on reinsurance ceded	6,655

Total Revenues	$(596)

Policyholder and contract benefits	(564)
Commissions and other expenses	33

Total benefits and expenses	$(531)

Net loss on operations from reinsurance ceded	$(65)

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 7—REINSURANCE CEDED (CONTINUED)

The effect of these reinsurance cession agreements, on the components of the Company’s gains (losses) from operations in the accompanying Statutory Basis Statements of Operations were as follows:

	2023			2022			2021
	The Guardian	Outside Parties	Total	The Guardian	Outside Parties	Total	The Guardian	Outside Parties	Total
	(In millions)
Premiums and annuity considerations	$(22)	$(2,392)	$(2,414)	$(23)	$(7,921)	$(7,944)	$(26)	$(282)	$(308)
Reserve adjustments on reinsurance ceded	(18)	(1,242)	(1,260)	(22)	6,501	6,479	47	—	47
Commissions and expense allowances on reinsurance ceded and other income	3	112	115	4	29	33	(63)	12	(51)

Total Revenues	(37)	(3,522)	(3,559)	(41)	(1,391)	(1,432)	(42)	(270)	(312)

Policyholder and contract benefits	(34)	(1,249)	(1,283)	(47)	(185)	(232)	(36)	(11)	(47)
Increase in aggregate reserves	(10)	(2,319)	(2,329)	(9)	(1,192)	(1,201)	(5)	(284)	(289)
General insurance expenses	—	4	4	—	35	35	—	2	2

Total expenses	(44)	(3,564)	(3,608)	(56)	(1,342)	(1,398)	(41)	(293)	(334)

Net gain (loss) on operations from reinsurance ceded	$7	$42	$49	$15	$(49)	$(34)	$(1)	$23	$22

NOTE 8—RELATED PARTY TRANSACTIONS

General Operating Expense Agreement:

The Company is billed by The Guardian for all compensation and related employee benefits for those employees of The Guardian who are engaged in the Company’s business and for the Company’s use of The Guardian’s centralized services and agency force. The amounts charged for these services amounted to $82 million, $92 million, and $42 million in 2023, 2022, and 2021, respectively, which are in “General insurance expenses” and “Commissions and other expenses” in the Statutory Basis Statements of Operations, of which $17 million is included in “Due to parent and affiliates” in the Statutory Basis Balance Sheets at December 31, 2023 and $7 million is included in “Due to parent and affiliates in the Statutory Basis Balance Sheets at December 31, 2022.

Assets Under Management:

PAIA, a wholly-owned subsidiary of Guardian Investor Services (“GIS”), serves as the investment adviser to the Guardian VIP Trust funds. The funds within the VIP Trust are offered through variable insurance products issued by the Company. At December 31, 2023, and 2022, approximately $5,171 million and $5,382 million or 73.45% or 74.59%, respectively, of the Company’s separate account assets under management were invested in affiliated mutual funds that are advised by PAIA.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 8—RELATED PARTY TRANSACTIONS (CONTINUED)

Capital:

For the years ended December 31, 2023, 2022, and 2021, the Company received a total of $0 million, $60 million and $20 million, respectively, from the Guardian as an additional paid-in and contributed surplus, which is reflected under “Cash flows from financing and miscellaneous activities” in the Statutory Basis Statements of Cash Flows.

Revenue Sharing Agreement:

The Company has a revenue sharing agreement with PAIA whereby PAIA allocates revenue to GIAC for the Guardian Variable Products Trust Funds that are offered through GIAC’s variable insurance products separate accounts. For the years ended December 31, 2023, 2022 and 2021, such revenue amounted to $13.3 million, $11.6 million, and $12.4 million, respectively, which is reflected in “Service fees” in the Statutory Basis Statements of Operations.

Investment Management Services Agreement

Effective October 1, 2022, the Company entered into an agreement with PAIA, whereby PAIA provides investment management services for the Company’s general account assets. The amount charged for these services amounted to $10 million and $3 million in 2023 and 2022, respectively, which are in “Net investment income” in the Statutory Basis Statements of Operations of which $0 million and $0 million is included in “Due to parent and affiliates” in the Statutory Basis Balance Sheets at December 31, 2023 and 2022, respectively.

Line of Credit:

The Company (Borrower) has a revolving line of credit agreement with The Guardian (Lender) for $750 million. On January 3, 2022, there was an amended and restated note to the terms of the credit agreement which state that future drawing, if any, (not at the time overdue) shall bear interest at a rate per annum equal to (a) the Prime Rate plus 1.00% if a Prime Rate Loan; (b) the Term SOFR Rate plus 1.11448% if a Term SOFR Rate Loan with an interest period of one month; (c) the Term SOFR Rate plus 1.26161% if a Term SOFR Rate Loan with an interest period of three months; or (d) the Term SOFR Rate plus 1.42826% if a Term SOFR Rate Loan with an interest period of six months. In the event any drawing on the line of credit becomes due, whether by acceleration or otherwise, it shall bear interest at a rate per annum equal to the Prime Rate plus 2.00%. Additionally, a commitment fee equal to 0.125% per annum of the amount of this line of credit shall be paid by Borrower to Lender, such amount to be paid in monthly installments on the last day of each month or on the termination of this line of credit. The line of credit agreement shall have an initial term of 364 days beginning with the date first stated above, and shall automatically renew for successive periods of 364 days, unless the Lender notifies the Borrower of its intention not to renew the line of credit agreement not less than sixty (60) days prior to the expiration of the then existing term. As of December 31, 2023, 2022, and 2021, the amount of drawings on the line of credit amounted to $158 million, $74 million, and $0 million, respectively, are included in “Intercompany borrowed funds” in the Statutory Basis Balance Sheets. Interest expense and commitment fees of $6 million, $1.6 million, and $0.5 million in 2023, 2022 and 2021, respectively, are included in “Net investment income” in the Statutory Basis Statements of Operations.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 8—RELATED PARTY TRANSACTIONS (CONTINUED)

Commission:

The Company has a selling agreement with PAS. The Company authorizes PAS’ registered representatives who are also insurance agents, to solicit and sell certain insurance and annuity contracts on behalf of the Company (See Note 1). For the years ended December 31, 2023, 2022, and 2021, the Company paid commissions to PAS which amounted to $14 million, $14 million, and $17 million respectively, which is included in “Commissions and other expenses” in the Statutory Basis Statements of Operations.

Settlement of Intercompany Transactions:

In accordance with NAIC SAP, all transactions between related parties are required to have a written agreement that provides for a timely settlement of amounts owed, including a specific due date. Amounts over 90 days due are to be non-admitted along with any uncollected receivable from a related party that is not part of a written agreement. The Company has determined that written agreements are in place for all intercompany transactions and that these written agreements contain specific due dates. As of December 31, 2023, no intercompany receivable due to the Company is over 90 days past due.

NOTE 9—SEPARATE ACCOUNTS

General Nature and Characteristics of Separate Account Business:

Separate and variable accounts held by the Company represent primarily funds for which there are no guarantees. The assets of the Company’s separate accounts are carried at book value, which approximates fair value.

In accordance with the products/transactions recorded within the separate accounts, all assets are considered legally insulated from the general account. The legal insulation of the separate accounts assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2023 and 2022, the Company’s separate accounts statement included legally insulated assets of $7,040 million and $7,215 million, respectively, of which $6 million and $3 million, respectively, were the additional amounts being transferred into the Company’s separate accounts from the general account of the Company. These amounts represent mortality risk fully borne by the Company’s general account and may result in additional amounts being transferred into the Company’s separate accounts to cover greater longevity of annuitants than expected. Conversely, if the amounts allocated exceed the amounts required, transfers may be made to the Company’s general account. There was no seed money due to the general account of the Company from the Company’s separate accounts in 2023 and 2022. Fees and expenses due or accrued to the Company’s general account were $56 million and $75 million as of December 31, 2023 and 2022, respectively.

In accordance with the products/transaction recorded within the separate accounts, some separate accounts liabilities are guaranteed by the general account. To compensate the general account for the risk taken, the separate accounts have paid risk charges of $194 million, $211 million, and $250 million for the years ended December 31, 2023, 2022, and 2021, respectively.

The general account of the Company paid $0 million, $0 million, and $1 million towards separate accounts guarantees for the years ended December 31, 2023, 2022, and 2021, respectively.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 9—SEPARATE ACCOUNTS (CONTINUED)

The Company does not engage in securities lending transactions within the separate accounts.

Information regarding the separate accounts of the Company for the years ended December 31, 2023 and 2022 were as follows:

December 31, 2023	Non-indexed Guarantee Less Than/Equal to 4%	Non- Guaranteed Separate Accounts	Total
		(In millions)
Premium, considerations and deposits for the year ended:	$—	$26	$26

Reserves by valuation basis and withdrawal characteristics:
Market value	$—	$6,917	$6,917
Market value/not subject to discretionary withdrawals	—	61	61

Total reserves for separate accounts	$—	$6,978	$6,978

Charges for investment management administration and contract guarantees	—	46	46
Accrued expense allowances	—	10	10

Separate accounts liabilities	$—	$7,034	$7,034

December 31, 2022	Non-Indexed Guarantee Less Than/Equal to 4%	Non- Guaranteed Separate Accounts	Total
		(In millions)
Premium, considerations and deposits for the year ended:	$—	$39	$39

Reserves by valuation basis and withdrawal characteristics:
Market value	—	7,081	7,081
Market value/not subject to discretionary withdrawals	—	56	56

Total reserves for separate accounts	$—	$7,137	$7,137

Charges for investment management administration and contract guarantees	—	53	53
Accrued expense allowances	—	22	22

Separate accounts liabilities	$—	$7,212	$7,212

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 9—SEPARATE ACCOUNTS (CONTINUED)

The following represents a reconciliation of net transfers from the Company to the separate accounts. Transfers are reported in the Summary of Operations of the Separate Account Annual Statement:

	2023	2022	2021
	(In millions)
Transfers to separate accounts:
Non-indexed guarantee less than/equal to 4%	$—	$—	$—
Non-guaranteed separate accounts	26	39	51
Transfers from separate accounts:
Non-indexed guarantee less than/equal to 4%	—	—	—
Non-guaranteed separate accounts	(1,287)	(1,025)	(1,448)

Net transfers from separate accounts	$(1,261)	$(986)	$(1,397)

Reconciling Adjustments:
Mortality and expense guarantees—variable	95	103	133
Administrative fees—variable annuity	86	95	103
Cost of insurance	13	13	13

Total adjustments	$194	$211	$249

Net transfers from separate accounts as reported in the Statutory Basis Statements of Operations of the Company	$(1,067)	$(775)	$(1,148)

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 10—ANALYSIS OF ACTUARIAL RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS

Withdrawal characteristics of annuity actuarial reserves and deposit type contract funds and other liabilities without life or disability contingencies as of December 31, 2023 and 2022 were as follows:

	As of December 31, 2023
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percentage of Total
		(In millions)
A. Individual Annuities:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$1,476	$—	$—	$1,476	11%
b. At book value less current surrender charge of 5% or more	1,365	—	—	1,365	10%
c. At fair value	—	6,341	—	6,341	46%

d. Total with market value adjustment or at fair value (Total of a through c)	2,841	6,341	—	9,182	67%
e. At book value without adjustment (with minimal or no charge or adjustment)	556	—	—	556	4%
(2) Not subject to discretionary withdrawal	3,880	61	—	3,941	29%

(3) Total (gross: direct + assumed)	7,277	6,402	—	13,679	100%
(4) Reinsurance ceded	3,807	—	—	3,807

(5) Total (net) (3)- (4)	$3,470	$6,402	$—	$9,872	100%
(6) Amount included in A(1)b above that will be move to A(1)e in the year after the statement date	$1	$—	$—	$1
B. Group Annuities:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0%
c. At fair value	—	9	—	9	30%

d. Total with market value adjustment or at fair value (Total of a through c)	—	9	—	9	30%
e. At book value without adjustment (with minimal or no charge or adjustment)	21	—	—	21	70%
(2) Not subject to discretionary withdrawal	—	—	—	—	0%

(3) Total (gross: direct + assumed)	21	9	—	30	100%
(4) Reinsurance ceded	—	—	—	—	0%

(5) Total (net) (3)- (4)	$21	$9	$—	$30	100%

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 10—ANALYSIS OF ACTUARIAL RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS (CONTINUED)

	As of December 31, 2023
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percentage of Total
		(In millions)
C. Deposit-Type Contracts (no life contingencies):
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0%
c. At fair value	—	—	—	—	0%

d. Total with market value adjustment or at fair value (Total of a through c)	—	—	—	—	0%
e. At book value without adjustment (with minimal or no charge or adjustment)	51	—	—	51	31%
(2) Not subject to discretionary withdrawal	116	—	—	116	69%

(3) Total (gross: direct + assumed)	167	—	—	167	100%
(4) Reinsurance ceded	65	—	—	65

(5) Total (net) (3)- (4)	$102	$—	$—	$102	100%
Total annuity actuarial reserves and deposit liabilities:	$3,593	$6,411	$—	$10,004

Reconciliation of total annuity actuarial reserves and deposit liabilities:
Life and Accident & Heath Annual Statement	$3,593	$—	$—	$3,593
Separate Accounts Annual Statement	—	6,411	—	6,411

Total annuity actuarial reserves and deposit liabilities:	$3,593	$6,411	$—	$10,004

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 10—ANALYSIS OF ACTUARIAL RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS (CONTINUED)

	As of December 31, 2022
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percentage of Total
		(In millions)
A. Individual Annuities:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$736	$—	$—	$736	7%
b. At book value less current surrender charge of 5% or more	4	—	—	4	0%
c. At fair value	—	6,561	—	6,561	59%

d. Total with market value adjustment or at fair value (Total of a through c)	740	6,561	—	7,301	66%
e. At book value without adjustment (with minimal or no charge or adjustment)	578	—	—	578	5%
(2) Not subject to discretionary withdrawal	3,158	56	—	3,214	29%

(3) Total (gross: direct + assumed)	4,476	6,617	—	11,093	100%
(4) Reinsurance ceded	1,475	—	—	1,475

(5) Total (net) (3)- (4)	$3,001	$6,617	$—	$9,618	100%
(6) Amount included in A(1)b above that will be move to A(1)e in the year after the statement date	$—	$—	$—	$—
B. Group Annuities:
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0%
c. At fair value	—	9	—	9	25%

d. Total with market value adjustment or at fair value (Total of a through c)	—	9	—	9	25%
e. At book value without adjustment (with minimal or no charge or adjustment)	27	—	—	27	75%
(2) Not subject to discretionary withdrawal	—	—	—	—	0%

(3) Total (gross: direct + assumed)	27	9	—	36	100%
(4) Reinsurance ceded	—	—	—	—

(5) Total (net) (3)- (4)	$27	$9	$—	$36	100%

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 10—ANALYSIS OF ACTUARIAL RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS (CONTINUED)

	As of December 31, 2022
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percentage of Total
		(In millions)
C. Deposit-Type Contracts (no life contingencies):
(1) Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0%
c. At fair value	—	—	—	—	0%

d. Total with market value adjustment or at fair value (Total of a through c)	—	—	—	—	0%
e. At book value without adjustment (with minimal or no charge or adjustment)	58	—	—	58	36%
(2) Not subject to discretionary withdrawal	101	—	—	101	64%

(3) Total (gross: direct + assumed)	159	—	—	159	100%
(4) Reinsurance ceded	44	—	—	44

(5) Total (net) (3)- (4)	$115	$—	$—	$115	100%
Total annuity actuarial reserves and deposit liabilities:	$3,143	$6,626	$—	$9,769

Reconciliation of total annuity actuarial reserves and deposit liabilities:
Life and Accident & Heath Annual Statement	$3,143	$—	$—	$3,143
Separate Accounts Annual Statement	—	6,626	—	6,626

Total annuity actuarial reserves and deposit liabilities:	$3,143	$6,626	$—	$9,769

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 10—ANALYSIS OF ACTUARIAL RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS (CONTINUED)

Withdrawal characteristics of life actuarial reserves as of December 31, 2023 and 2022 were as follows:

	As of December 31, 2023			As of December 31, 2022
	General Account			General Account
	Account Value	Cash Value	Reserve	Account Value		Cash Value	Reserve
	(In millions)			(In millions)
A. Subject to discretionary withdrawal, surrender values, or policy loans:
(1) Term Policies with Cash Value	$—	$—	$—	$—		$—	$—
(2) Universal Life	12	12	12		12	12	12
(3) Universal Life with Secondary Guarantees	32	28	311		35	29	298
(4) Indexed Universal Life	—	—	—		—	—	—
(5) Indexed Universal Life with Secondary Guarantees	—	—	—		—	—	—
(6) Indexed Life	—	—	—		—	—	—
(7) Other Permanent Cash Value Life Insurance	—	—	—		—	—	—
(8) Variable Life	10	10	10		12	12	12
(9) Variable Universal Life	82	81	88		79	78	86
(10) Miscellaneous Reserves	—	—	—		—	—	—
B. Not subject to discretionary withdrawal or no cash values:
(1) Term Policies with Cash Value	—	—	56		—	—	13
(2) Accidental Death Benefits	—	—	—		—	—	—
(3) Disability—Active Lives	—	—	3		—	—	2
(4) Disability—Disabled Lives	—	—	1		—	—	1
(5) Miscellaneous Reserves	—	—	125		—	—	128

C. Total (gross: direct + assumed)	136	131	606		138	131	552
D. Reinsurance ceded	—	—	306		—	—	311

E. Total (net) (C)—(D)	$136	$131	$300		$138	$131	$241

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 10—ANALYSIS OF ACTUARIAL RESERVES AND DEPOSIT LIABILITIES BY WITHDRAWAL CHARACTERISTICS (CONTINUED)

	As of December 31, 2023			As of December 31, 2022
	Separate Account— Nonguaranteed			Separate Account— Nonguaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
(In millions)
A. Subject to discretionary withdrawal, surrender values, or policy loans:
(1) Term Policies with Cash Value	$—	$—	$—	$—	$—	$—
(2) Universal Life	—	—	—	—	—	—
(3) Universal Life with Secondary Guarantees	—	—	—	—	—	—
(4) Indexed Universal Life	—	—	—	—	—	—
(5) Indexed Universal Life with Secondary Guarantees	—	—	—	—	—	—
(6) Indexed Life	—	—	—	—	—	—
(7) Other Permanent Cash Value Life Insurance	—	—	—	—	—	—
(8) Variable Life	151	151	151	142	142	142
(9) Variable Universal Life	418	416	416	371	369	369
(10) Miscellaneous Reserves	—	—	—	—	—	—
B. Not subject to discretionary withdrawal or no cash values:
(1) Term Policies with Cash Value	—	—	—	—	—	—
(2) Accidental Death Benefits	—	—	—	—	—	—
(3) Disability—Active Lives	—	—	—	—	—	—
(4) Disability—Disabled Lives	—	—	—	—	—	—
(5) Miscellaneous Reserves	—	—	—	—	—	—

C. Total (gross: direct + assumed)	569	567	567	513	511	511
D. Reinsurance ceded	—	—	—	—	—	—

E. Total (net) (C)—(D)	$569	$567	$567	$513	$511	$511

There were no Separate Account guaranteed for life actuarial reserves as of December 31, 2023 and 2022.

NOTE 11—COMMITMENTS

The Company had commitments to fund mortgage loans or other investments in the normal course of business, which totaled $73 million and $97 million in 2023 and 2022, respectively.

NOTE 12—LITIGATION

The Company is engaged in various disputes, litigations, inquiries from governmental authorities and other proceedings arising out of the Company’s business. These matters could result in losses, monetary damages, fines, penalties or changes in the business operations of the Company. Due to the uncertainties inherent in these

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Notes to Statutory Basis Financial Statements

December 31, 2023, 2022 and 2021

NOTE 12—LITIGATION (CONTINUED)

disputes, it is difficult to determine the ultimate loss the Company will experience. The Company evaluates each matter and establishes an accrual where a loss is probable and the amount can be reasonably estimated. In the opinion of Management, based on current information at December 31, 2023, any losses resulting from such disputes would not have a material adverse effect on the financial position of the Company.

The Company also evaluates these matters for a reasonably possible range of loss. Due to the uncertainties inherent in these matters, such as timing of discovery and court decisions, the Company is not able to ascertain a reasonably possible range of loss for each matter. In the opinion of Management, as of December 31, 2023, the aggregate range of reasonably possible loss for those matters it is able to provide an estimate for is not material to the Company’s financial position.

NOTE 13—FINANCIAL INFORMATION

Applicable insurance department regulations require that the Company prepare statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the Delaware Department of Insurance.

Under the Delaware Insurance Law, the maximum amounts of distributions that can be made to the Company’s parent in any given year, without prior approval by the Delaware Commissioner of Insurance, is equal to the greater of (i) 10.00% of the Company’s surplus as of December 31 of the preceding calendar year, or (ii) the net gain from operations for the preceding calendar year (excluding realized investment losses). Any dividends paid, whether or not in excess of the aforementioned threshold, from a source other than statutory earned surplus also requires the prior approval of the Delaware Commissioner of Insurance. At December 31, 2023, the maximum amount of dividends the Company could pay The Guardian in 2024 without prior approval from the state insurance regulatory authorities was $48 million.

NOTE 14—SUBSEQUENT EVENTS

The Company considers events occurring after the balance sheet date but prior to February 20, 2024, the issuance of the financial statements to be subsequent events requiring disclosure. There were no subsequent events for the year ended December 31, 2023.

The Guardian Insurance & Annuity Company, Inc.

(A Wholly-Owned Subsidiary of The Guardian Life Insurance Company of America)

Report of Independent Auditors

To the Board of Directors of

The Guardian Insurance & Annuity Company, Inc.

Opinions

We have audited the accompanying statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc. (the “Company”), which comprise the statutory basis balance sheets as of December 31, 2023 and 2022, and the related statutory basis statements of operations, of changes in capital and surplus, and of cash flows for each of the three years ended December 31, 2023, including the related notes (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the balance sheets of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years ended December 31, 2023, in accordance with the accounting practices prescribed or permitted by the Delaware Department of Insurance described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the three years ended December 31, 2023.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Delaware Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017

T: (646) 471 3000, www.pwc.com/us

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Delaware Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Supplemental Information

Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule 1—selected financial data, investment risk interrogatories, and summary investment schedule (collectively referred to as the “supplemental schedules”) of the Company as of December 31, 2023 and for the year then ended are presented to comply with the National Association of Insurance Commissioners’ Annual Statement Instructions and Accounting Practices and Procedures Manual and for purposes of additional analysis and are not a required part of the financial statements. The supplemental schedules are the responsibility of management and were derived from and relate directly to the underlying accounting and other records used to prepare the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves and other additional procedures, in accordance with auditing standards generally accepted in the United States of America. In our opinion, the supplemental schedules are fairly stated, in all material respects, in relation to the financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

February 20, 2024

APPENDIX A

STATE VARIATIONS

The prospectus provides a general description of the Contract, but your state may provide different features from, and impose difference costs than, those described in the body of the prospectus. This appendix identifies material state-specific variations.

State	Contract Variation
AZ	Free Look	Upon written request, we will provide reasonable factual information regarding the benefits and provisions of this contract. You may return this Contract for any reason within ten (10) days (thirty (30) days if the Owner is age 65 or older or if this Contract is identified as a replacement at the time of the application) of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value.

CA	Waiver of Surrender Charge	The Nursing Home and Terminal Illness rider is not available.

FL	Free Look	You may return this Contract for any reason within twenty one (21) days of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value.

	Terminal Illness	An illness or condition certified by a Physician as a condition that can reasonably expect to result in death within 24 months. The diagnosis of Terminal Illness must occur after the Contract Date.

ID	Free Look	You may return this Contract for any reason within twenty (20) days of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value.

MA	Data Page

Actuarial Basis of Computation

The actuarial basis for Payment Option annuity rates is the 2012 Individual Annuity Mortality (IAM) Period Table (50/50 blend of male and female mortality) using the Age Nearest Birthday. The applicable annuity rates for income payment options are determined based on a one-year age setback plus an additional year setback for every three (3) full years after 2012, and 0.50%.

Waiver of Surrender Charge

Terminal Illness

An illness or condition certified by a Physician as a condition that can reasonably expect to result in death within 6 24 months. The diagnosis of Terminal Illness must occur after the Contract Date.

Benefit Eligibility

Any Surrender Charge under the Contract will be waived if an Owner satisfies any of the following qualifying events:

•  an Owner has been diagnosed by a Physician after the Contract Date with a Terminal Illness as defined in this endorsement.

State	Contract Variation

MN	Free Look	You may return this Contract for any reason within ten (10) days (thirty (30) days if this Contract is identified as a replacement at the time of the application) of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be void from the beginning and the amount refunded will be the greater of the premium paid and the Contract Value. Such amount will be refunded within ten (10) days of the date we receive notice of cancellation and the returned Contract.

ND	Free Look	You may return this Contract for any reason within twenty (20) days of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value.

NJ	Free Look	You may return this Contract for any reason within ten (10) days (thirty (30) days if this Contract is identified as a replacement at the time of the application) of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value (including any contract fees and charges).

Premium

Minimum premium is $10,000

Max without prior approval.

•  Ages 0 to 75 on the application signed date: only consider accommodation requests above the $1.5 million max from multiple contracts with the same owner

•  Ages 76+ on application signed date: $1,000,000

OK	Free Look	You may return this Contract for any reason within ten (10) days (thirty (30) days if this Contract is identified as a replacement at the time of the application) of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value. If such a refund is not made within 30 days from the date of cancellation, then we will pay interest at the rate required under Oklahoma law.

PA	Free Look	You may return this Contract for any reason within ten (10) days (twenty (20) days if this Contract is identified as a replacement at the time of the application) of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value.

Waiver of Surrender Charge

Recurrent Periods of Confinement to a Skilled Nursing Facility

We will consider recurrent periods of confinement to a Skilled Nursing Facility from the same cause or causes to be one continuous period of confinement and will not apply a new waiting period unless each period is separated by a recovery of six months or more.

State	Contract Variation

RI	Free Look	You may return this Contract for any reason within twenty (20) days (thirty (30) days if this Contract is identified as a replacement at the time of the application) of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value.

TX	Free Look,	You may return this Contract for any reason within twenty (20) days (thirty (30) days if this Contract is identified as a replacement at the time of the application) of receiving it. This is called the Free Look Period. You may return it to the Company or the agent or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value plus any contract fees and charges that were deducted.

WA	Free Look	You may return this Contract for any reason within ten (10) days (thirty (30) days if this Contract is identified as a replacement at the time of the application) of receiving it. This is called the Free Look Period. You may return it to the Company or the insurance producer or agency through whom it was purchased prior to the end of the Free Look Period. If returned, this Contract will be treated as if it had never been issued. The amount refunded will be the greater of the premium paid and the Contract Value. An additional 10% shall be added to any refund due which is not paid within thirty (30) days of return of the Contract to the Company or insurance producer or agency through whom it was purchased.

Waiver of Surrender Charge

Terminal Illness

An illness or condition certified by a Physician as a condition that can reasonably expect to result in death within 24 months. The diagnosis of Terminal Illness must occur after the Contract Date.

APPENDIX B

INDEX DISCLOSURES

S&P 500®

The S&P 500 is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by The Guardian Insurance & Annuity Company, Inc., a wholly owned subsidiary of The Guardian Life Insurance Company of America (“Licensee”). S&P®, S&P 500®, US 500, The 500 are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by The Guardian Life Insurance Company of America. It is not possible to invest directly in an index. Guardian Registered Index Linked Annuity are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones does not make any representation or warranty, express or implied, to the owners of the Guardian Registered Index Linked Annuity or any member of the public regarding the advisability of investing in securities generally or in the Guardian Registered Index Linked Annuity particularly or the ability of the S&P 500 to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to The Guardian Life Insurance Company of America with respect to the S&P 500 is the licensing of the S&P 500 and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to The Guardian Life Insurance Company of America or the Guardian Registered Index Linked Annuity. S&P Dow Jones Indices has no obligation to take the needs of The Guardian Life Insurance Company of America or the owners of the Guardian Registered Index Linked Annuity into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the The Guardian Life Insurance Company of America’s Products. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, OWNERS OF THE GUARDIAN REGISTERED INDEX LINKED ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY

BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Nasdaq-100®

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100® Index to track general stock market performance. The Corporations’ only relationship to The Guardian Insurance & Annuity Company, Inc. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, Nasdaq-100®, NDX®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/ OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI EAFE

The registered index-linked annuity product (“Product”) referred to herein is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such Product or any index on which such Product is based. The Product Contract contains a more detailed description of the limited relationship MSCI has with The Guardian Insurance & Annuity Company, Inc. and the related Product.

SG SMART CLIMATE

The SG Smart Climate Index is the exclusive property of SG Americas Securities, LLC (together with its affiliates, “SG”). SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P”) to maintain and calculate the SG Smart Climate Index. “SG Americas Securities, LLC”, “SGAS”, “Société Générale”, “SG”, “Société Générale Indices”, “SGI”, “SG Smart Climate Index”, and “SG Climate Transition Risk Index” (collectively, the “SG Marks”) are trademarks or service marks of SG or have been licensed for use by SG from Entelligent, Inc. (“Entelligent”). SG has licensed use of the SG Marks to The Guardian Insurance & Annuity Company, Inc. (“GIAC”) and sub-licensed the use of certain Entelligent marks (the “Entelligent Marks”) for use in a registered indexed annuity offered by GIAC (the “Product”). SG’s sole contractual relationship with GIAC is to license the SG Smart Climate Index and the SG Marks and sub-license the Entelligent Marks to GIAC. None of SG, S&P, Entelligent or other third party licensor to SG (each individually, an “Index Party” and collectively, the “Index Parties”) is acting, or has been authorized to act, as an agent of GIAC or has in any way sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced any Product or provided investment advice to GIAC.

The Index Parties have no obligation to make payments under the Product. The Index Parties make no representation or warranty, express or implied, to investors in the Product and hereby disclaim all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use): (a) regarding the advisability of investing in any products linked to the SG Smart Climate Index or (b) the suitability or appropriateness of an exposure to the SG Smart Climate Index in seeking to achieve any particular objective, including meeting its stated target volatility. No Index Party shall have any responsibility or liability for any losses in connection with the Product, including with respect to design, issuance, administration, actions of GIAC, marketing, trading or performance of the Product. The Index Parties have not prepared any part of this document and no statements made herein can be attributed to the Index Parties. SG does not act as an investment adviser or provide investment advice in respect of the Index or the Product and does not accept any fiduciary or other duties in relation to the SG Smart Climate Index, the Licensee, the Product or any investors in the Product. The Index Parties shall have no liability for any act or failure to act in connection with the determination, adjustment or maintenance of the SG Smart Climate Index. Without limiting the foregoing, the Index Parties shall have no liability for any damages or lost profits, even if notified of the possibility of such damages. In calculating the daily performance of the SG Smart Climate Index, SG deducts 1.5% of the performance of the SG Smart Climate Index, which corresponds to the synthetic dividend yearly yield embedded in the SG Smart Climate Index. In addition, in calculating the daily performance of the sub-index comprising the SG Smart Climate Index, SG deducts fixed replication costs that cover, among other things, replicating the SG Smart Climate Index. The embedded costs will reduce the performance of the SG Smart Climate Index.

Additional Information Regarding the SG Smart Climate Provided by the Company

Underlying SGI Index

The SG Smart Climate is composed of a single underlying index, the SG Climate Transition Risk Index (the “Underlying SG Index”). The Underlying SG Index is a weighted index comprised of 150 to 250 stocks selected from the S&P 500® Index. The Underlying SG Index return reflects the total return on an investment in the component stocks (including reinvestment of all dividends, interest, and other income) less the fixed replication costs (described below).

Stocks are selected and weighted for the Underlying SG Index on a quarterly basis using the following fully systematic and rules-based process:

•

Step One — ESG Exclusion Filters: Starting with all the companies included in the S&P 500® Index, proprietary filters are applied to exclude companies that fail to pass certain ESG criteria. Based on these filters, the following companies may be excluded from the Underlying SG Index:

•	Companies involved in major controversies (i.e., operations incidents, employee incidents, governance incidents) that have an impact on the environment and society, and associated business risks;

•	Companies involved in a range of products, services, or business activities that are generally viewed as being controversial (e.g., weapons, tobacco, gambling, thermal coal); and

•	Companies breaching any U.N. Global Compact Principles, which set forth principles related to human rights, labor, environment, and anti-corruption.

•

Companies involved in a major controversy or controversial business activity may not always be excluded. The ESG exclusion filters take into account the degree of involvement. For example, oil companies with substantive investments in a clean energy future may not be excluded. However, companies involved in certain business activities beyond specific thresholds (e.g., 0% of revenues from sale of assault weapons, 5% revenues from extraction of thermal coal, 10% of revenues from sale of tobacco products), and any company in breach of a U.N Global Compact Principle, will be excluded.

•

Step Two — Climate Risk Scoring: Each company remaining after step one is assigned a climate risk score. Climate risk scores are calculated using proprietary models that predict company share price performance under different climate scenarios in the future. Within each Global Industry Sector Classification, the companies are ranked by their respective climate risk scores, with the best scoring companies on the top and the worst scoring companies on the bottom. Companies ranked in the top half for each Global Industry Sector Classification are selected for inclusion in the Underlying SG Index.

•

Step Three — Weighting: Component stocks of companies with better climate risk scores receive higher weightings than those of companies with worse climate risk scores, subject to minimum and maximum weighting restrictions designed to limit sector bias and provide diversification.

Performance Drags

The performance of the Index reflects certain deductions, all of which reduce Index Values:

1.

The Index’s return reflects a negative performance adjustment equal to 1.50%, as an annualized percentage of Index Value, in the form of a “synthetic dividend.” It is applied daily and is intended to replicate the impact that an annual dividend of 1.50% would have on the Index Value. This “synthetic dividend” is not a dividend paid by the underlying component stocks and is not an amount payable to you. It only reduces the performance of the Index.

2.

Assumed fixed replication costs are deducted from the performance of the Underlying SG Index. These costs equal 0.50%, as an annualized percentage of the Index Value, and are deducted on a daily basis. These assumed costs are intended to represent the costs that would be incurred in connection with replicating the performance of the Underlying SG Index.

3.

The performance of the Index reflects the return on an investment in the underlying component stocks through the use of borrowed funds. The assumed costs of borrowing are deducted from the Index Value. The assumed costs of borrowing are deducted on a daily basis and equal the current U.S. Federal Funds Rate as reported on Bloomberg. The U.S. Federal Funds Rate is the rate of interest that banks charge each other for short-term loans.

New Index

This Index and the Underlying SG Index have limited performance histories, dating back to September 7, 2022 and April 2, 2022, respectively. There is less publicly available information about the Index and the Underlying SG Index compared to more established market indexes. Inquiries regarding the Index or the Underlying SG Index should be directed to our Customer Service Office or your financial professional.

APPENDIX C

INTERIM VALUE FORMULAS

The Interim Value is calculated daily based on the value of a hypothetical portfolio composed of:

•

The Derivative Asset Proxy, which is a package of hypothetical derivative assets established on the Term Start Date that is designed to replicate the return produced by the IPCS Credit Rate on the Term End Date. It is measured at market value; and

•	The Fixed Income Asset Proxy, which is a hypothetical fixed income asset that is designed to be equal to the Strategy Value Base on the Term End Date. It is measured at book value; less

•	The Trading Cost Provision, which is the reasonably expected or actual trading costs at the time the Interim Value is calculated.

Derivative Asset Proxy

The “Derivative Asset Proxy” replicates the return produced by the IPCS Credit Rate on the Term End Date. To achieve this replication, it consists of index options.

If a notional amount is invested in an index for the duration of a Strategy Term (1, 3 or 6 years), the investment will incur gains or losses. Index options are derivative assets that will pay only the index gain or only the index loss relative to a threshold index level on the same notional amount. This threshold is called the strike price. The current index level on a given day is called the spot price. A “call” option pays the index gain above the strike price. A “put” option pays an amount that covers an index loss below the strike price. A “buyer” and a “seller” agree on the option type and the threshold in advance, and the “buyer” pays an option premium to the “seller.” In return, the “buyer” will receive the index gain above the threshold in the case of a call option or the amount that covers the index loss below the threshold in the case of a put option from the “seller.” Note that it is possible the “buyer” will receive nothing.

Index options are the building blocks used to replicate the return produced by the IPCS Credit Rate on the Term End Date. The Strategy Value Base is the notional amount.

This replication requires up to three index options:

1.

An option to provide upside participation in the index: Buy a call option with the strike price set at the current index level. If the Participation Rate for the Strategy Term is higher than 100%, we need to multiply the notional amount by the boosted Participation Rate.

2.

An option to cap the upside participation: Sell a call option with the strike price set at the cap level. If there is no Cap Rate for the Strategy Term, there is no need for this option. Note that if the index return exceeds the Cap Rate, this option will have to pay back any index gains above the Cap Rate.

3.

An option to provide downside participation in the index below the buffer: Sell a put option with the strike price set at the current index level reduced by the Buffer Rate. Note that this option will only have to pay losses beyond the Buffer Rate.

The Black Scholes formula is the standard way to value the index options described above. The formula requires the following input parameters:

•	Option Type (i.e., put or call)

•	Time to Maturity (i.e., how long until the Term End Date)

•	Strike Price

•	Interest Rate

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•	Dividend Yield

•	Implied Volatility

•	Spot Price

Fixed Income Asset Proxy

The “Fixed Income Asset Proxy” replicates the Strategy Value Base on the Term End Date.

On the Term Start Date the “Fixed Income Asset Proxy” is equal to the Strategy Value Base minus the Initial Option Cost.

The Initial Option Cost is equal to the (Derivative Asset Proxy + trading cost).

Between the Term Start Date and Term End Date, the Fixed Income Asset Proxy receives simple daily interest. The simple “daily interest” rate is “Initial Option Cost”/(1-“Initial Option Cost”)/”calendar days in Term”. Note that the notional is the Fixed Income Asset Proxy on the Term Start Date, as stated above. The aggregate interest amount is “days since start of term” * “daily interest” = “days since start of term” *“Initial Option Cost” / “calendar days in Term”.

On the Term End Date the Fixed Income Asset Proxy is equal to the Strategy Value Base.

Trading Cost Provision

Banks are willing to either buy or sell option packages at certain prices. However, the price for buying and selling an option package is not the same. The “Trading Cost Provision” accounts for this additional cost when the Derivative Asset Proxy is sold.

The value of the Derivative Asset Proxy is an estimate of the fair value when a purchased option package is held to maturity (i.e., until the Term End Date). The Interim Value is meant to reflect the fair value when the option package is sold right away (i.e., before the Term End Date). The Trading Cost Provision is the value difference between the two.

Put differently, the value of the Derivative Asset Proxy plus the Trading Cost Provision on a given day is an estimate of the price a bank would offer to buy the option package back. The buy/sell price difference quoted by banks, and hence the Trading Cost Provision, tends to be higher in volatile markets and especially during a financial crisis.

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[BACK COVER PAGE]

Dealer Prospectus Delivery Obligations:

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Registration Fees	$73,910.20
Estimated Printing Fees	$40,000
Estimated Legal Fees	$280,000
Estimated Accounting Fees	$90,000

Item 14. Indemnification of Directors and Officers

The By-Laws of The Guardian Insurance & Annuity Company, Inc. provide that the Company shall, to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, indemnify and hold harmless officers and directors of the Corporation for certain liabilities reasonably incurred in connection with such person’s capacity as an officer or director.

The Certificate of Incorporation of The Guardian Insurance & Annuity Company, Inc. includes the following provision:

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 164 of the Delaware General Corporation Law, or (iv) for any transaction for which the director derived an improper personal benefit.

Item 15. Recent Sales of Unregistered Securities

Not Applicable.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

(1)	Underwriting Agreement, incorporated herein by reference to Post-Effective Amendment No. 20 to the Registration Statement on Form N-4 (Reg. No. 333-153840), filed on April 27, 2015.

(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession—Not Applicable

(3)(i)

Certificate of Incorporation of The Guardian Insurance & Annuity Company, Inc., incorporated herein by reference to the Registration Statement on Form N-4, Reg. No. 333-187762, Accession Number: 0001193125-13-143901, filed on April 4, 2013.

(3)(ii)

By-Laws of The Guardian Insurance & Annuity Company, Inc., incorporated herein by reference to the Registration Statement on Form N-4 (Reg. No. 333-187762), Accession Number: 0001193125-13-143901, filed on April 4, 2013.

(4)(i)

Form of Single Premium Deferred Registered Index-Linked Annuity Contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-272291), filed on February 2, 2024.

(4)(ii)

Form of Application for Single Premium Deferred Registered Index-Linked Annuity Contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-272291), filed on February 2, 2024.

(4)(iii)

Form of Point-to-Point with Buffer Protection Index Strategy Rider, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-272291), filed on February 2, 2024.

(4)(iv)

Form of Point-to-Point with Floor Protection Index Strategy Rider, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-272291), filed on February 2, 2024.

(4)(v)	Form of Fixed Rate Strategy Rider, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-272291), filed on February 2, 2024.

(4)(vi)

Form of Return of Premium Death Benefit Rider, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-272291), filed on February 2, 2024.

(4)(vii)

Form of Waiver of Surrender Charge for Terminal Illness and Nursing Care Rider, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-272291), filed on February 2, 2024.

(5)	Opinion re Legality, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-272291), filed on February 2, 2024.

(6)	Reserved—Not applicable

(7)	Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review—Not applicable

(8)	Opinion re Tax Matters—Not applicable

(9)	Voting Trust Agreement—Not applicable

(10)	Material Contract(s),—Not applicable

(11)	through (12) Reserved—Not applicable

(13)	Annual report to security holders, Form 10-Q or quarterly report to security holders—Not applicable

(14)	Code of Ethics—Not applicable

(15)	Letter re Unaudited Interim Financial Information—Not applicable

(16)	Letter re Change in Certifying Accountant—Not applicable

(17)	Correspondence on departure of director—Not applicable

(18)	Letter re change in accounting principles—Not applicable

(19)	Insider trading policies and procedures—Not applicable

(20)	Other documents or statements to security holders—Not applicable

(21)	Subsidiaries of the Registrant—Not applicable

(22)	Subsidiary Guarantors and Issuers of Guaranteed Securities and Affiliates whose Securities Collateralize Securities of the Registrant—Not applicable

(23)	Consent of Independent Registered Public Accounting Firm, filed herein.

(24)	Powers of Attorney, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-272291), filed on February 2, 2024.

(25)	Statement of Eligibility of Trustee—Not applicable

(26)	Purchases of equity securities by the issuer and affiliated purchasers—Not applicable.

(27)	through (30) Reserved—Not applicable

(31)(i)	Rule 13a-14(a)/15d-14(a) Certifications—Not applicable

(31)(ii)	Rule 13a-14/15d-14 Certifications—Not applicable

(32)	Section 1350 Certifications—Not applicable

(33)	Report on assessment of compliance with servicing criteria for asset-backed issuers—Not applicable

(34)	Attestation report on assessment of compliance with servicing criteria for asset-backed securities—Not applicable

(35)	Servicer compliance statement—Not applicable

(36)	Depositor Certification for shelf offerings of asset-backed securities—Not applicable

(37)	through (94) Reserved—Not applicable

(95)	Mine Safety Disclosure Exhibit—Not applicable

(96)	Technical Report Summary—Not applicable

(97)	Policy Relating to Recovery of Erroneously Awarded Compensation—Not applicable

(98)	Reserved—Not applicable

(99)	Additional Exhibits—Not applicable

(100)	Reserved—Not applicable

(101)	Interactive Data File—Not applicable

(102)	Asset Data File—Not applicable

(103)	Asset Related Documents—Not applicable

(104)	Cover Page Interactive Data File—Not applicable

(105)	Reserved—Not applicable

(106)	Static Pool PDF—Not applicable

(107)	Filing Fee Table, filed herein.

(b) All required financial statement schedules of The Guardian Insurance & Annuity Company, Inc. are included in Part I.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, The Guardian Insurance & Annuity Company, Inc., has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in New York, New York on this 15th day of April, 2024.

By: THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. (REGISTRANT)

By:	/s/ *
Dominique Baede
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title

/s/ * Dominique Baede	President and Director (Principal Executive Officer)

/s/ * Carl Desrochers	Vice President & Chief Financial Officer (Principal Financial & Accounting Officer)

/S/ * Michael N. Ferik	Director

/s/ * Kevin Molloy	Director

/S/ * Michael Slipowitz	Senior Vice President, Corporate Chief Actuary & Director

*By: /s/ Patrick D. Ivkovich	Date: April 15, 2024
Patrick D. Ivkovich
Attorney-In-Fact
Pursuant to Power of Attorney.

EXHIBIT INDEX

Item	Exhibit

(23)	Consent of Independent Registered Public Accounting Firm

(107)	Filing Fee Table